Exhibit 10.1

Execution Version

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 3, 2026, relating to the Credit Agreement referred to below, is made by and among PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), PROFRAC HOLDINGS, LLC, a Texas limited liability company, (“Holdings”), the other Guarantors party hereto, each of the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as the Agent and the Collateral Agent for the Lenders.

RECITALS

WHEREAS, the Borrower, Holdings, the other Obligors from time to time party thereto, the Lenders from time to time party thereto, the Letter of Credit Issuers from time to time party thereto, the Swingline Lender, the Agent and the Collateral Agent are parties to that certain Credit Agreement dated as of March 4, 2022 (as amended by that certain First Amendment to Credit Agreement dated as of July 25, 2022, that certain Second Amendment to Credit Agreement dated as of November 1, 2022, that certain Third Amendment to Credit Agreement dated as of December 30, 2022, that certain Fourth Amendment to Credit Agreement dated as of February 23, 2023, that certain Fifth Amendment to Credit Agreement dated as of April 14, 2023, that certain Sixth Amendment to Credit Agreement dated as of September 29, 2023, that certain Seventh Amendment to Credit Agreement dated as of December 27, 2023, and that certain Eighth Amendment to Credit Agreement dated as of June 10, 2024, and as further amended, supplemented, waived or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, Holdings, Borrower, the Guarantors party thereto, the Agent and the Lenders party thereto entered into that certain Letter Agreement regarding “Specified Defaults” (as defined therein), dated as of May 30, 2024 (the “Spring 2024 Letter Agreement”); and

WHEREAS, the Borrower and the other Obligors have requested that the Lenders party hereto and the Agent hereby agree to, among other things, (a) extend the Stated Termination Date, (b) ratably decrease the Maximum Revolving Amount to $275,000,000 and (c) the other amendments to the Existing Credit Agreement as further provided for herein, in each case, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

Section 1.         Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to the Credit Agreement.

Section 2.         Amendments to the Existing Credit Agreement.

(a)          The Existing Credit Agreement (including Exhibit D attached thereto, but excluding the signature pages, Annexes, other Exhibits and the Schedules thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the marked pages of the Credit Agreement attached as Exhibit A hereto.

(b)          Replacement of Schedule 1.1 to the Existing Credit Agreement. Schedule 1.1 of the Existing Credit Agreement is hereby replaced in its entirety with Schedule 1.1 attached hereto, and Schedule 1.1 attached hereto shall be deemed to be attached as Schedule 1.1 to the Credit Agreement as of the Ninth Amendment Effective Date.

Section 3.         Conditions to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the conditions set forth below shall have been satisfied or waived in accordance with the terms herein (such date, the “Ninth Amendment Effective Date”):

(a)          the Agent shall have received duly executed counterparts of this Amendment by the Borrower, Holdings, the Guarantors and each of the Lenders;

(b)          the Agent shall have received all fees and amounts due and payable on or prior to the Ninth Amendment Effective Date to the extent invoiced at least two (2) Business Days prior to the Ninth Amendment Effective Date, including reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses associated with this Amendment, with such costs and expenses to be limited to the Attorney Costs;

(c)          the Agent shall have received, for its own account or for the account of each Lender, as applicable, all fees as set forth in that certain letter agreement dated as of February 13, 2026, between Agent and the Borrower;

(d)          the Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of December 31, 2025 and reflecting the reduced Maximum Revolving Amount after giving effect to this Amendment, along with customary supporting documentation requested by the Agent consistent with the documentation required pursuant to Section 6.4 of the Credit Agreement;

(e)          the Agent shall have received searches for UCC filings and other similar searches in any relevant jurisdiction reasonably requested by the Agent, as applicable, of each Obligor and evidence that no Liens exist other than Permitted Liens;

(f)           the Agent shall have received a certificate of a Responsible Officer of each of the Obligors, dated as of the Ninth Amendment Effective Date, in form and substance reasonably satisfactory to the Agent, certifying: (i) that attached to such certificate are a true and complete copy of the certificate of incorporation or formation and the limited liability company agreement or other organizational document of each Obligor, as in full force and effect on the Ninth Amendment Effective Date; (ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the members or managers (or equivalent governing body) of each Obligor authorizing the transactions contemplated by this Amendment and the execution, delivery and performance of each Loan Document to be executed on the Ninth Amendment Effective Date (including this Amendment) to which such Obligor is a party; and (iii) as to the incumbency and specimen signature of each officer and/or authorized signatory of the Obligors executing any Loan Document on the Ninth Amendment Effective Date;

(g)          the Agent shall have received certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Obligor from its state of formation, each dated as of a recent date prior to the Ninth Amendment Effective Date;

(h)          the Agent shall have received an opinion from Gibson, Dunn & Crutcher LLP and an opinion from Perkins Coie LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Agent, addressed to the Agent and the Lenders as of the Ninth Amendment Effective Date;

(i)           the Agent shall have received duly executed Notes (or any amendment or restatement thereof, as the case may be) payable to each Lender requesting a Note (or any amendment or restatement thereof, as the case may be), to the extent requested by any applicable Lender at least three (3) Business Days prior to the Ninth Amendment Effective Date in a principal amount equal to its Revolving Credit Commitment (as amended hereby) dated as of the Ninth Amendment Effective Date;

(j)           the Agent shall have received a certificate of the chief financial officer of Holdings, in form and substance reasonably satisfactory to the Agent, certifying that, after giving effect to this Amendment, Holdings and its Subsidiaries are, on a consolidated basis, Solvent;

(k)          the Agent shall have received a certificate, signed by a Responsible Officer of Holdings, dated as of the Ninth Amendment Effective Date (i) stating that no Default or Event of Default has occurred and is continuing or shall result immediately after giving effect to this Amendment and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects);

(l)           no Default or Event of Default shall have occurred and be continuing or shall result, in each case, immediately after giving effect to this Amendment;

(m)         the Agent shall have received a capitalization chart in form and substance satisfactory to Agent reflecting a complete and accurate description of the ownership of each Obligor as of the Ninth Amendment Effective Date; and

(n)          the Agent shall have received such other documents as the Agent or counsel to the Agent has reasonably requested at least three (3) Business Days prior to the Ninth Amendment Effective Date.

By executing and delivering its signature page to this Amendment, each Lender acknowledges and agrees that the conditions precedent set forth in this Section 3 have been satisfied.

Section 4.         Spring 2024 Letter Agreement. The parties hereto hereby agree that, effective as of the Ninth Amendment Effective Date, (i) the second parenthetical in clause (b) of Section 3 of the Spring 2024 Letter Agreement and (ii) the parenthetical in clause (c) of Section 3 of the Spring 2024 Letter Agreement, in each case, are of no further force and effect. For the avoidance of doubt, the parties hereto further agree that Section 6.2(a) and Section 6.2(b) of the Credit Agreement (as amended hereby) shall govern the delivery of (x) consolidated audited balance sheets, income statements and cash flow statements of Holdings and its Restricted Subsidiaries for each Fiscal Year and (y) consolidated unaudited balance sheets, income statements and cash flow statements of Holdings and its Restricted Subsidiaries for each Fiscal Quarter of each Fiscal Year, in each case, as applicable.

Section 5.         Representations and Warranties of the Obligors. To induce the Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower, Holdings and the other Obligors hereby represents and warrants to the Agent and each Lender that as of the Ninth Amendment Effective Date:

(a)          (1) Holdings and each other Obligor party to this Amendment has the power and authority to execute, deliver and perform this Amendment, (2) Holdings and each other Obligor party to this Amendment have taken all necessary limited liability company action to authorize the execution and delivery of this Amendment and performance of the Existing Credit Agreement, as amended by this Amendment, (3) this Amendment has been duly executed and delivered by Holdings and each other Obligor party hereto and constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and (4) Holdings’ and each other Obligor’s execution and delivery of this Amendment, and performance of the Existing Credit Agreement, as amended by this Amendment, do not, after giving effect to this Amendment, (i) conflict with, or constitute a violation or breach of, the terms of (A) any contract, mortgage, lease, agreement, indenture, or instrument to which such Person is a party or which is binding upon it, (B) any Requirement of Law applicable to such Person or (C) any Charter Documents of such Person, in each case under clauses (A), (B) and (C), in any respect that would reasonably be expected to have a Material Adverse Effect with respect to such Person or (ii) result in the imposition of any Lien (other than the Liens created by the Security Documents or other Permitted Liens) upon the property of Holdings, any other Obligor or any of Holdings’ Restricted Subsidiaries by reason of any of the foregoing;

(b)          no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Amendment;

(c)          no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Amendment other than where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

(d)          after giving effect to this Amendment, the representations and warranties of Holdings and each of its Restricted Subsidiaries contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Ninth Amendment Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date.

Section 6.         Expenses. The Borrower hereby confirms its obligation to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Agent in connection with this Amendment, in each case, pursuant to Section 14.7 of the Credit Agreement.

Section 7.         No Other Amendments or Waivers; Reaffirmation of the Obligors.

(a)          Except as expressly provided herein, (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)          Each of the Borrower, Holdings and the other Obligors hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement (as amended by this Amendment) or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and the other Obligors hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

Section 8.         No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, JPMorgan, in its capacity as Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

Section 9.         Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

Section 10.       Integration; Effect of Modifications. This Amendment represents the entire agreement of Holdings, the Borrower, the other Obligors, the Agent, the Collateral Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein or in any other Loan Document. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Amendment is a Loan Document.

Section 11.       GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 12.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT.

Section 13.       Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement, or any instrument or agreement required hereunder.

Section 14.       Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar format by electronic mail) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

PROFRAC HOLDINGS, LLC,
as Holdings

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PROFRAC HOLDINGS II, LLC,
as the Borrower

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

PF MANUFACTURING HOLDING, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

BEST PUMP AND FLOW, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

BEST PFP, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PROFRAC MANUFACTURING, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

AG PSC FUNDING LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

F3 FUEL, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PF SERVICES HOLDING, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PROFRAC SERVICES, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PRODUCERS SERVICE I, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

PRODUCERS SERVICE COMPANY LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

REV ENERGY HOLDINGS, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

REV ENERGY SERVICES, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

USWS HOLDINGS LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

U.S. WELL SERVICES, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

USWS FLEET 10, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

USWS FLEET 11, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

PF TECH HOLDING, LLC,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

ADVANCED STIMULATION TECHNOLOGIES, INC.,
as a Guarantor

By:	/s/ Austin Harbour
Name:	Austin Harbour
Title:	Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

jpmorgan chase bank, n.a.,
as the Agent, Collateral Agent and a Lender

By:	/s/ Dalton Harris
Name:	Dalton Harris
Title:	Authorized Officer

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Griffin Bayoud
Name:	Griffin Bayoud
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James G. Zamborsky
Name:	James G. Zamborsky
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

WEBSTER BUSINESS CREDIT A DIVISION OF WEBSTER BANK, N.A.,
as a Lender

By:	/s/ Bryan Glass
Name:	Bryan Glass
Title:	Director

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

BOKF, N.A., DBA BOK FINANCIAL,
as a Lender

By:	/s/ Terrance O. McKinney
Name:	Terrance O. McKinney
Title:	Senior Vice President

[Signature Page to Ninth Amendment to Credit Agreement – ProFrac Holdings II, LLC]

~~CONFORMED~~

~~Conformed through Executed Eighth~~Exhibit A to Ninth Amendment to Credit Agreement

~~Dated as of June 10, 2024~~

~~Disclaimer: This Conformed Copy was prepared only for the convenience of the parties and is not itself a legally binding agreement. In the event of any inconsistencies between (a) the executed Credit Agreement and the subsequently executed amendments thereto, and (b) this Conformed Copy, the executed Credit Agreement and amendments shall control.~~

CREDIT AGREEMENT

Dated as of March 4, 2022

among

PROFRAC HOLDINGS, LLC,
as Holdings,

PROFRAC HOLDINGS II, LLC,
as the Borrower,

THE OTHER GUARANTORS

FROM TIME TO TIME PARTY HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as the Agent, the Collateral Agent, a Letter of Credit Issuer and the Swingline Lender,

and

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.
and
FIFTH THIRD BANK, NATIONAL ASSOCIATION
as the Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1.1	Defined Terms	~~9~~9
1.2	Accounting Terms	114
1.3	Interpretive Provisions	115
1.4	Classification of Loans and Borrowings	116
1.5	Divisions	117
1.6	Rounding	~~114~~117
1.7	Times of Day	117
1.8	Timing of Payment or Performance	117
1.9	Currency Equivalents Generally	117
1.10	Interest Rates; Benchmark Notifications	118
1.11	Letters of Credit	118

Article II LOANS AND LETTERS OF CREDIT

2.1	Credit Facilities	119
2.2	Revolving Loans	119
2.3	Letters of Credit	119
2.4	Loan Administration	125
2.5	Reserves	128
2.6	Incremental Credit Extension	129
2.7	Extensions of Revolving Loans and Revolving Credit Commitments	132
2.8	Defaulting Lenders	135

Article III INTEREST AND FEES

3.1	Interest	137
3.2	Continuation and Conversion Elections	139
3.3	Maximum Interest Rate	~~137~~140
3.4	Closing Fees and Other Fees	140
3.5	Unused Line Fee	140
3.6	Letter of Credit Fees	141

i

Article IV PAYMENTS AND PREPAYMENTS

4.1	Payments and Prepayments	141
4.2	Out-of-Formula Condition	142
4.3	Mandatory Prepayments	142
4.4	Termination or Reductions of Facilities	142
4.5	Term Benchmark Loan Prepayments	~~140~~143
4.6	Payments by the Borrower	~~140~~143
4.7	Apportionment, Application and Reversal of Payments	143
4.8	Indemnity for Returned Payments	~~141~~144
4.9	Agent’s and Lenders’ Books and Records	144

Article V TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	~~142~~145
5.2	Illegality	148
5.3	Increased Costs and Reduction of Return	~~146~~149
5.4	Funding Losses	~~147~~150
5.5	Inability to Determine Rates	150
5.6	Certificates of Agent	153
5.7	Survival	~~151~~154
5.8	Assignment of Commitments Under Certain Circumstances	~~151~~154

Article VI BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1	Books and Records	155
6.2	Financial Information	~~152~~155
6.3	Notices to the Agent	159
6.4	Collateral Reporting	161

Article VII GENERAL WARRANTIES AND REPRESENTATIONS

7.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	162
7.2	Validity and Priority of Security Interest	162
7.3	Organization and Qualification	162
7.4	Subsidiaries; Stock	163
7.5	Financial Statements and Borrowing Base	163

7.6	Solvency	164
7.7	Property	164
7.8	Intellectual Property	164
7.9	Litigation	164
7.10	Labor Disputes	164
7.11	Environmental Laws	164
7.12	No Violation of Law	165
7.13	No Default	165
7.14	ERISA Compliance	165
7.15	Taxes	166
7.16	Investment Company Act	166
7.17	Use of Proceeds	166
7.18	Margin Regulations	166
7.19	No Material Adverse Change	166
7.20	Full Disclosure	167
7.21	Government Authorization	167
7.22	Anti-Terrorism Laws	167
7.23	FCPA	167
7.24	Sanctioned Persons	168
7.25	Designation of Senior Debt	168
7.26	Insurance	168

Article VIII AFFIRMATIVE AND NEGATIVE COVENANTS

8.1	Taxes	168
8.2	Legal Existence and Good Standing	169
8.3	Compliance with Law; Maintenance of Licenses	169
8.4	Maintenance of Property, Inspection; Field Examinations	169
8.5	Insurance	171
8.6	Environmental Laws	172
8.7	Compliance with ERISA	172
8.8	Dispositions	172
8.9	Mergers, Consolidations, etc	172
8.10	Distributions	174
8.11	Investments	178
8.12	Debt	178
8.13	Prepayments of Debt	~~180~~183
8.14	Transactions with Affiliates	~~181~~185
8.15	Business Conducted	~~185~~188
8.16	Liens	~~185~~188
8.17	Restrictive Agreements	~~185~~188
8.18	Sale Leaseback Transactions	~~187~~191
8.19	Fiscal Year Accounting	191

8.20	~~Fixed Charge Coverage Ratio~~	~~188~~[Reserved]191
8.21	Minimum ~~Liquidity~~	~~188~~Availability..191
8.22	Additional Obligors; Covenant to Give Security	~~188~~191
8.23	Cash Management; Cash Dominion	~~190~~193
8.24	Use of Proceeds	~~192~~196
8.25	Further Assurances	~~192~~196
8.26	Designation of Subsidiaries	196
8.27	Passive Holding Company; Etc	~~194~~197
8.28	Amendments to Certain Documents	~~196~~199
~~8.29~~	~~Alpine Restructuring~~	~~198~~

Article IX CONDITIONS OF LENDING

9.1	Conditions Precedent to Effectiveness of Agreement and Making of Loans on the Closing Date	201
9.2	Conditions Precedent to Each Loan	~~202~~205

Article X DEFAULT; REMEDIES

10.1	Events of Default	~~203~~206
10.2	Remedies	~~205~~208
10.3	Application of Funds	~~207~~210
~~10.4~~	~~Permitted Holders’ Right to Cure~~	~~209~~

Article XI TERM AND TERMINATION

11.1	Term and Termination	~~210~~213

Article XII AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1	Amendments and Waivers	~~210~~213
12.2	Assignments; Participations	~~213~~216
12.3	Amendments and Waivers (Parent Guarantee)	~~216~~219

Article XIII THE APPOINTED AGENTS

13.1	Appointment and Authorization	~~217~~220
13.2	Delegation of Duties	~~217~~221
13.3	Liability of Appointed Agents	~~218~~221
13.4	Reliance by Appointed Agent	~~218~~221
13.5	Notice of Default	~~218~~222
13.6	Credit Decision	~~219~~222
13.7	Indemnification	~~219~~222
13.8	Appointed Agents in Individual Capacity	~~220~~223
13.9	Successor Agents	~~220~~223
13.10	Collateral Matters	~~220~~224
13.11	Restrictions on Actions by Lenders; Sharing of Payments	~~223~~226
13.12	Agency for Perfection	~~224~~227
13.13	Payments by Agent to Lenders	~~224~~227
13.14	Settlement	~~224~~228
13.15	Letters of Credit; Intra-Lender Issues	~~227~~230
13.16	Concerning the Collateral and the Related Loan Documents	~~229~~232
13.17	Field Examination; Disclaimer by Lenders	~~230~~233
13.18	Relation Among Lenders	~~230~~233
13.19	Arrangers	~~230~~233
13.20	The Register	~~231~~234
13.21	Secured Cash Management Agreements and Secured Hedge Agreements	~~232~~235
13.22	Withholding Taxes	~~232~~235
13.23	Certain ERISA Matters	~~233~~236
13.24	Erroneous Payments	~~235~~238
13.25	Intercreditor Agreements	~~236~~239
13.26	Posting of Communications	~~236~~239

Article XIV MISCELLANEOUS

14.1	No Waivers; Cumulative Remedies	~~238~~241
14.2	Severability	~~238~~241
14.3	Governing Law; Choice of Forum; Service of Process	~~238~~241
14.4	WAIVER OF JURY TRIAL	~~239~~242
14.5	Survival of Representations and Warranties	~~239~~242
14.6	Other Security and Guarantees	~~240~~243
14.7	Fees and Expenses	~~240~~243
14.8	Notices	~~240~~243
14.9	Binding Effect	~~241~~245
14.10	Indemnity of the Agent, the Collateral Agent and the Lenders	~~242~~245
14.11	Limitation of Liability	~~243~~246
14.12	Final Agreement	~~243~~246

v

14.13	Counterparts; Electronic Signatures	~~243~~246
14.14	Captions	~~244~~247
14.15	Right of Setoff	~~244~~247
14.16	Confidentiality	~~244~~248
14.17	Conflicts with Other Loan Documents	~~246~~249
14.18	No Fiduciary Relationship	~~246~~249
14.19	Judgment Currency	~~246~~249
14.20	USA PATRIOT Act	~~247~~250
14.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~247~~250
14.22	Acknowledgement Regarding Any Supported QFCs	~~247~~251

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B	FORM OF NOTICE OF BORROWING
EXHIBIT C	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT D	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT F	PERFECTION CERTIFICATES
EXHIBIT G	FORM OF SOLVENCY CERTIFICATE
EXHIBIT H	FORM OF CLOSING CERTIFICATE
EXHIBIT I	[Reserved]
EXHIBIT J-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT K	FORM OF REVOLVING NOTE
EXHIBIT L	[RESERVED]
EXHIBIT M	FORM OF SHARED SERVICES AGREEMENT
EXHIBIT N	FORM OF HOLDINGS LLC AGREEMENT
SCHEDULE 1.1	COMMITMENTS
SCHEDULE 1.1(a)	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(b)	PERMITTED INVENTORY LOCATIONS
SCHEDULE 1.1(c)	SPECIFIED EXCLUDED ASSETS
SCHEDULE 1.1(d)	SPECIFIED EXCLUDED ASSETS (THIRD AMENDMENT)
SCHEDULE 1.2	SUBSIDIARY GUARANTORS
SCHEDULE 1.3	IMMATERIAL SUBSIDIARIES
SCHEDULE 1.4	UNRESTRICTED SUBSIDIARIES
SCHEDULE 1.5	CLOSING DATE SECURITY DOCUMENTS
SCHEDULE 1.6	EXCLUDED SUBSIDIARIES (SEVENTH AMENDMENT)
SCHEDULE 6.4	COLLATERAL REPORTING
SCHEDULE 7.4	SUBSIDIARIES; STOCK
SCHEDULE 8.11	PERMITTED INVESTMENTS
SCHEDULE 8.12	DEBT
SCHEDULE 8.14	AFFILIATE TRANSACTIONS
SCHEDULE 8.15	BUSINESSES CONDUCTED
SCHEDULE 8.16	LIENS
SCHEDULE ~~8.16~~8.l6(a)	SPECIFIED AST LIENS
SCHEDULE 8.17	RESTRICTIVE AGREEMENTS
SCHEDULE 8.23	DEPOSIT ACCOUNTS
SCHEDULE 8.27	HOLDINGS’ OPERATIONS
~~SCHEDULE 8.29~~	~~CERTAIN POST-CLOSING OBLIGATIONS~~
SCHEDULE 9.1	EXISTING DEBT

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of March 4, 2022, among PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings,” as hereinafter further defined), PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), the other Guarantors (as hereinafter defined) party hereto, the Lenders (as hereinafter defined) and Letter of Credit Issuers (as hereinafter defined) from time to time party hereto and JPMORGAN CHASE BANK, N.A., as the Agent, the Collateral Agent and the Swingline Lender (in each case, as hereinafter defined).

RECITALS:

WHEREAS, the Borrower has requested that the Lenders and Letter of Credit Issuers (each, as hereinafter defined) extend credit to the Borrower in the form of an asset-based revolving credit facility pursuant to the terms of this Agreement (the “Revolving Credit Facility”);

WHEREAS, the Lenders have indicated their willingness to extend such credit and the Letter of Credit Issuers have indicated their willingness to issue Letters of Credit (as hereinafter defined), in each case on the terms and subject to the conditions set forth below;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations (as hereinafter defined) by granting to the Collateral Agent, for the benefit of the Secured Parties (as hereinafter defined), a first priority lien (such priority subject to certain Liens (as hereinafter defined) permitted hereunder and the Intercreditor Agreement (as hereinafter defined)) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents (as hereinafter defined); and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, each Guarantor has agreed to guarantee all of its Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the Intercreditor Agreement) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

1.1           Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means, with respect to each Obligor, all of such Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment of a monetary obligation for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or any Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or any Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.6(d).

“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” means the first day of each April, July, October and January, as applicable.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Insurance Entity” means an Affiliate of the Borrower that (a) is domiciled in the State of Texas, (b) is a captive insurance company, (c) is registered and licensed by all applicable federal, state and local insurance agencies or regulators, including the Texas Department of Insurance and (d) provides insurance policies to Holdings, the Borrower and its Restricted Subsidiaries at or below market rates.

“Agent” means JPMorgan, in its capacity as the administrative agent for the Lenders under this Agreement, or any successor agent appointed in accordance with this Agreement, the other Loan Documents and the Parent Guarantee.

“Agent Advances” has the meaning specified in Section 2.4(g).

“Agent-Related Persons” means the Agent and the Collateral Agent, together with their respective Affiliates, and the respective officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the Agent and the Collateral Agent and their respective Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination and without duplication, the sum of (a) the unpaid principal balance of Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and (c) the aggregate amount of any Unpaid Drawings in respect of Letters of Credit.

“Agreement” means this Credit Agreement.

“Agreement Date” means the date of this Agreement.

“Alpine” means Alpine Silica, LLC, a Texas limited liability company.

“Alpine Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Alpine.

“Alpine Credit Agreement” means that certain Term Loan Credit Agreement, dated as of the Seventh Amendment Effective Date among Alpine Holdings II, PF Proppant Holding, LLC, a Texas limited liability company, the lenders from time to time party thereto, CLMG Corp., as the agent and collateral agent for the lenders and the other parties thereto.

“Alpine Holdings” means Alpine Holding, LLC, a Delaware limited liability company.

“Alpine Holdings II” means Alpine Holding II, LLC, a Delaware limited liability company.

“Alpine Parent” has the meaning specified in Section 8.29.

“Alpine Pledged Stock Subsidiary” means (a) at any time prior to the consummation of the Alpine Restructuring pursuant to the terms of this Agreement, only Alpine Holdings and (b) immediately upon giving effect to the Alpine Restructuring and at any time thereafter, only the Alpine Parent, in each case, to the extent such Person continues to constitute an Unrestricted Subsidiary.

“Alpine Restructuring” has the meaning specified in Section 8.29.

“Anti-Terrorism Laws” means the USA PATRIOT Act and any Executive Order administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), and other laws and regulations relating to anti-money laundering, anti-corruption or economic sanctions, including without limitation all published economic sanctions imposed, administered or enforced from time to time by the U.S. Department of State and OFAC.

“Applicable Entities” has the meaning specified in Section 14.18.

“Applicable Margin” means a percentage per annum equal to the ~~following~~ percentages per annum set forth in the tables below for any date of determination during such applicable period, based upon Average Historical Availability as of the most recent Adjustment Date:

Ninth Amendment Effective Date through (but not including) June 4, 2026

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans
˃ 66.66%	1.75%	0.75%

≤ 66.66% but > 33.33%	2.00%	1.00%

< 33.33%	2.25%	1.25%

June 4, 2026 through (but not including) September 5, 2026

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans

˃ 66.66%	2.00%	1.00%

≤ 66.66% but > 33.33%	2.25%	1.25%

~~˃ 66.66~~< 33.33%	~~1.50~~2.50%	~~0.50~~1.50%

September 5, 2026 through (but not including) December 6, 2026

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans
˃ 66.66%	2.25%	1.25%

≤ 66.66% but > 33.33%	~~1.75~~2.50%	~~0.75~~1.50%

< 33.33%	2.75%	1.75%

December 6, 2026 through (but not including) March 7, 2027

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans

˃ 66.66%	2.50%	1.50%

≤ 66.66% but > 33.33%	2.75%	1.75%

< 33.33%	~~2.00~~3.00%	~~1.00~~2.00%

March 7, 2027 and thereafter

Average Historical Availability	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans

˃ 66.66%	3.00%	2.00%

≤ 66.66% but > 33.33%	3.25%	2.25%

< 33.33%	3.50%	2.50%

The Applicable Margin shall be adjusted quarterly in accordance with the applicable table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Historical Availability as the Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date (with any such change, for the avoidance of doubt, being given retroactive effect to the Adjustment Date) and the Agent shall notify the Borrower promptly after such determination. Any increase or decrease in the Applicable Margin resulting from a change in the Average Historical Availability shall become effective on the Adjustment Date.

“Applicable Unused Line Fee Margin” means, for any day, ~~a percentage equal to the following percentages~~0.375% per annum~~, based upon Average Revolving Loan Utilization as of the most recent Adjustment Date:~~.

~~Average Revolving Loan Utilization~~	~~Applicable Unused Line Fee Margin~~

~~≤ 50%~~	~~0.375%~~

~~˃ 50%~~	~~0.250%~~

“Application Event” has the meaning specified in Section 10.3.

“Appointed Agents” has the meaning specified in Section 13.1.

“Appraisal” has the meaning specified in Section 8.4.

“Approved Account Bank” means a financial institution at which any Obligor maintains an Approved Deposit Account.

“Approved Deposit Account” means each Deposit Account (other than any Designated Account) in respect of which an Obligor shall have entered into a Control Agreement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Arrangers” means (a) JPMorgan, Bank of America, N.A. and Fifth Third Bank National Association, each in their capacity as a joint lead arranger of the Revolving Credit Facility and (b) JPMorgan, Bank of America, N.A. and Fifth Third Bank, National Association, each in their capacity as a joint bookrunner of the Revolving Credit Facility.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“AST” means Advanced Stimulation Technologies, Inc., a Texas corporation.

“AST Acquisition” has the meaning given to such term in the Eighth Amendment.

“AST Acquisition Agreement” has the meaning given to such term in the Eighth Amendment.

“AST Acquisition Closing Date” means the date on which the AST Acquisition is consummated.

“AST Acquisition Documents” means the AST Acquisition Agreement and any other agreements, instruments and other documents related thereto or executed in connection therewith, together with (a) any amendment or other modification thereto in effect as of the Eighth Amendment Effective Date and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder after the Eighth Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c)(iv).

“AST Real Property” means the Real Estate acquired in connection with the AST Acquisition and located at 6100 I-20 E, Midland, Texas 79706.

“AST Sale Leaseback Transaction” means ~~[~~any Sale Leaseback Transaction with respect to the AST Real Property; provided that ~~(a)~~(a) the lease with respect to such AST Sale Leaseback Transaction shall be on terms substantially as favorable to the Borrower or its Restricted Subsidiary, as applicable, as would be obtained by the Borrower or its Restricted Subsidiary, as applicable, at the time in a comparable arms’ length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith), ~~(b)~~(b) the lease with respect to such AST Sale Leaseback Transaction shall not have a capitalization rate in excess of ~~[10.00]~~12.00% per annum, and ~~(c)~~ (c) Holdings, Borrower or any of their Restricted Subsidiaries consummating such AST Sale Leaseback Transaction shall receive in connection with the sale or transfer of the property subject thereto, cash consideration in an amount that does not in the aggregate exceed $~~[~~30,000,000~~]~~  (not including any reasonable and documented out-of-pocket fees, costs and expenses incurred and/or assessed in connection with such AST Sale Leaseback Transaction)~~]~~.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and other charges of (a) ~~Vinson & Elkins L.L.P.~~Paul Hastings LLP, as counsel to the Agent, (b) after the Closing Date, one additional counsel selected by, and as counsel for, the Required Lenders and their Affiliates, taken as a whole, and (c) if necessary, a single firm of local counsel in each relevant jurisdiction, or any other counsel selected by the Agent (in addition to ~~Vinson & Elkins L.L.P.~~Paul Hastings LLP as counsel for the Agent and any additional counsel for the Required Lenders and their Affiliates, taken as a whole) otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

“Attributable Indebtedness” when used with respect to any Sale Leaseback Transaction, as at the date of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at such date of determination, compounded on a semi-annual basis) of the total obligations of Holdings and each of its Restricted Subsidiaries that is the lessee under the applicable lease for payments of base or fixed rent under such lease for the then remaining term thereof (excluding any renewal terms, except to the extent Holdings and each of its Restricted Subsidiaries has exercised its right to renew such lease term for any such renewal term).

“Availability” means, at any time, an amount equal to (a) the ~~lesser of (i) the~~ Maximum ~~Revolver Amount and (ii) the Borrowing Base,~~Credit minus (b) the sum of the Aggregate Revolver Outstandings.

~~“Available Equity Amount” means, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, the sum of the following (but only to the extent Not Otherwise Applied) (a) the amount of any capital contributions or proceeds from equity issuances received as cash equity by the Borrower (from issuance of Stock of Holdings or Parent Entity) after the Seventh Amendment Effective Date and applied for usage as Available Equity Amount no later than 270 days after receipt of such amounts in cash, but excluding all proceeds from the issuance of Disqualified Stock and Cure Amounts, plus (b) the aggregate amount of all dividends, returns, interests, profits, distributions, income and similar amounts (in each case, to the extent paid in cash or Cash Equivalents) received by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount during the period from and including the Business Day immediately following the Seventh Amendment Effective Date through and including the Available Equity Amount Reference Time and applied for usage as Available Equity Amount no later than 270 days after receipt of such amounts in cash, minus (c) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:~~

~~(i)            the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the Available Equity Amount after the Seventh Amendment Effective Date and prior to the Available Equity Amount Reference Time;~~

~~(ii)           the aggregate amount of any Distributions made by the Borrower using the Available Equity Amount after the Seventh Amendment Effective Date and prior to the Available Equity Amount Reference Time; and~~

~~(iii)          the aggregate amount expended on prepayments, purchases, redemptions, defeasements and satisfaction in respect of Junior Debt made by the Borrower or any Restricted Subsidiary using the Available Equity Amount after the Seventh Amendment Effective Date and prior to the Available Equity Amount Reference Time;~~

~~provided that during a Cash Dominion Period (or if a Cash Dominion Period would result after giving effect such usage of the Available Equity Amount) (A)  the Available Equity Amount shall not be available to be used and (B) the period of time for use set forth in clause (a) above shall be tolled until after such Cash Dominion Period (or, in the event that the Available Equity Amount is not available for usage because it would cause a Cash Dominion Period to occur, until after such Available Equity Amount is available for such usage without causing the occurrence of a Cash Dominion Period).~~

~~“Available Equity Amount Reference Time” has the meaning specified in the definition of “Available Equity Amount.”~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 5.5(c)(iv).

“Average Historical Availability” means, at any Adjustment Date, the average daily Availability for the three-month period immediately preceding such Adjustment Date, divided by the Maximum Credit at such time.

“Average Revolving Loan Utilization” means, at any Adjustment Date, the average daily Aggregate Revolver Outstandings (excluding any Aggregate Revolver Outstandings resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the Maximum Revolver Amount at such time.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Reserve” means a reserve equal to the aggregate amount of Obligations in respect of any Noticed Hedge, up to the Swap Termination Value thereunder, as specified by the applicable Hedge Bank in writing to the Agent (with a copy to the Borrower), which amount may be increased with respect to any existing Secured Hedge Agreement at any time by further written notice from such Hedge Bank to the Agent (with a copy to the Borrower) (which shall at all times include a reserve for the aggregate Swap Termination Values for all Noticed Hedges outstanding at that time).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2% of 1% and (c) the Adjusted Term SOFR for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.0%; provided that, for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 6:00 a.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.5 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 5.5(c)), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means any Loan during any period for which it bears interest based on the Base Rate, and all Agent Advances and Swingline Loans.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Basin Purchase and Sale Agreement” mean a Purchase and Sale Agreement dated as of February 9, 2022 by and among CSP IV Connect Acquisition, LLC, a Delaware limited liability company, Basin Special Situations LLC, a Delaware limited liability company, Basin Holdings LLC, a Delaware limited liability company, Basin Production and Completion LLC, a Delaware limited liability company, and Holdings, as amended, restated, supplemented and/or modified from time to time.

“Basin Units Acquisition” means the acquisition by Holdings of the Purchased BPC Units pursuant to the Basin Purchase and Sale Agreement.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.5(c)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)            the Adjusted Daily Simple SOFR; or

(b)            the sum of (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement, the other Loan Documents and the Parent Guarantee.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the appliable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement, the other Loan Documents and the Parent Guarantee).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder, under any Loan Document and under the Parent Guarantee in accordance with Section 5.5(c) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder, under any Loan Document and under the Parent Guarantee in accordance with Section 5.5(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Best Pump” means Best Pump & Flow, LLC, a Texas limited liability company.

“Best Pump Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Best Pump.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (c) in the case of any partnership, the board of directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Book Value” means book value as determined in accordance with GAAP.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Borrowing” means a borrowing hereunder consisting of Loans of one Type and Class made on the same day by Lenders to the Borrower (or by the Swingline Lender, in the case of a Borrowing consisting of Swingline Loans, or by the Agent, in the case of a Borrowing consisting of an Agent Advance, by a Letter of Credit Issuer, in the case of the issuance of a Letter of Credit hereunder).

“Borrowing Base” means, at any time, an amount in Dollars equal to:

(a)            85% of the Book Value of all Eligible Accounts (other than Eligible Unbilled Accounts) of the Obligors; plus

(b)            the lesser of (i) 80% of the Book Value of all Eligible Unbilled Accounts of the Obligors and (ii) 20% of the Maximum Credit; plus

(c)            the least of (iii) 70% of Eligible Inventory of the Obligors, valued at the lower of cost or market value, determined on a “first-in, first-out” basis, (iv) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Obligors and (v) 17.5% of the Maximum Credit; provided, that Inventory will not be included in the Borrowing Base unless an Appraisal of Inventory satisfactory to Agent in its reasonable discretion has been completed in the prior twelve months, except (A) as otherwise provided in clause (q) of the definition of Eligible Inventory set forth herein and (B) that, in the case of all other Inventory not included in the immediately preceding clause (i), Agent may, acting in its reasonable discretion, elect to include Inventory in the Borrowing Base prior to completion of such an Appraisal up to the lesser of (x) 50% of Eligible Inventory of the Obligors, valued at the lower of cost or market value, determined on a “first-in, first-out” basis and (y~~20~~) 17.5% of the Maximum Credit; minus

(d)            the amount of all Reserves from time to time established by the Agent in accordance with Section 2.5 or as otherwise permitted under this Agreement (without duplication of the Reserves subtracted from the Maximum Revolver Amount in connection with the calculation of the Maximum Credit).

Subject to the last paragraph in this definition, the initial Borrowing Base shall be as set forth in the Borrowing Base Certificate delivered on the Closing Date. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 6.4, as adjusted to give effect to Reserves following such delivery established pursuant to Section 2.5.

Notwithstanding anything to the contrary herein, no Accounts (subject to clause (r) of the definition of Eligible Accounts) or Inventory (other than any Eligible Inventory to extent set forth in the proviso in clause (c) above and clause (q) of the definition of Eligible Inventory) acquired in connection with a Permitted Acquisition will be included in the determination of the Borrowing Base until the Agent shall have conducted an Appraisal and/or Field Examination of such Accounts or Inventory, as the case may be, the results of which shall be satisfactory to the Agent in its Reasonable Credit Judgment.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form reasonably acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent, as adjusted pursuant to Section 2.5. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its Reasonable Credit Judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement and to adjust for Reserves in accordance with Section 2.5; provided, further, that the Agent shall provide the Borrower prior written notice of any such adjustment.

“BPC” means Basin Production and Completion LLC, a Delaware limited liability company.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate of all expenditures incurred by Holdings and its Restricted Subsidiaries during such period for purchases of property, plant and equipment or similar items which, in accordance with GAAP (other than repairs in the ordinary course), are or should be included in the statement of cash flows of Holdings and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:

(i)            expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or awards of compensation arising from the taking by eminent domain or condemnation of the assets paid on account of a Casualty Event;

(ii)            the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time;

(iii)            the purchase of property, plant or equipment to the extent financed with the proceeds of Disposition of assets outside the ordinary course of business;

(iv)            expenditures that constitute any part of consolidated lease expense to the extent relating to operating leases;

(v)            any expenditures made as payments of the consideration for a Permitted Acquisition (or other acquisitions constituting Permitted Investments) and expenditures made in connection with the Transactions;

(vi)            expenditures to the extent Holdings or any of its Restricted Subsidiaries has received reimbursement in cash from a Person that is not an Affiliate of any of the Obligors and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) to such Person or any other Person (whether before, during or after such period);

(vii)            the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired; and

(viii)            expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a Sale Leaseback Transaction permitted under this Agreement to the extent to the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such Sale Leaseback Transaction.

“Capital Lease” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Dominion Period” means (a) any period commencing upon the date that Availability shall have been less than the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000, for ~~five~~four (~~5~~4) consecutive Business Days and continuing until the date on which Availability shall have been at least the greater of (y) 12.5% of the Maximum Credit and (z) $30,000,000 for twenty (20) consecutive calendar days or (b) any period commencing upon the occurrence of a Specified Event of Default, and continuing during the period that such Specified Event of Default shall be continuing.

“Cash Equivalents” means:

(1)            United States dollars or Canadian dollars;

(2)            (a) euro, pounds sterling or any national currency of any participating member state of the EMU or (b) other currencies held by Holdings and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)            securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. federal government or any country that is a member state of the EMU or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)            certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5)            repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)            commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)            marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively and in each case maturing within 12 months after the date of creation thereof;

(8)            investment funds (including, without limitation, mutual funds) investing 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9)            securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition;

(10)          readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P with maturities of 12 months or less from the date of acquisition;

(11)          Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(12)          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means (x) any Person that is a Lender, the Agent, an Arranger or any Affiliate of the foregoing at the time it provided or incurred any Cash Management Obligations or (y) any Person that shall have become a Lender, the Agent, an Arranger or an Affiliate of the foregoing at any time after it has provided or incurred any Cash Management Obligations.

“Cash Management Document” means any certificate, agreement or other document executed by any Obligor or any of its Restricted Subsidiaries in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management or related services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the ACH processing of electronic funds transfers through the Federal Reserve Fedline system) and other cash management arrangements) provided by any Cash Management Bank (such cash management services, collectively, “Cash Management Services”), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Cash Management Services” has the meaning specified in the definition of Cash Management Obligations.

“Cash Management Services Reserves” means any reserves which the Agent from time to time establishes in its Reasonable Credit Judgment for Cash Management Services then provided or outstanding.

“Cash Receipts” has the meaning specified in Section 8.23(c).

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or any condemnation awards in respect of any Property (other than Stock).

“CAT Equipment Lease Agreement” means that certain Master Rental and Services Agreement for Well Services effective as of February 5, 2021, between REV Energy Services, LLC and Caterpillar Oil and Gas Services, LLC, as amended from time to time, together with that certain Schedule No. 1 Master Rental and Services Agreement, between REV Energy Services, LLC and Caterpillar Oil and Gas Services, LLC and effective on February 23, 2021.

“CAT Equipment Loan Documents” means, (a) collectively, that certain Second Amended and Restated Loan and Security Agreement dated as of March 8, 2022, between REV Energy Services, LLC, as borrower, and Caterpillar Financial Services Corporation, as lender, and all related promissory notes, instruments or similar documents entered into in connection therewith, in an aggregate original principal amount not to exceed $5,500,000, (b) the guaranty of the CAT Equipment Loan Documents by REV Energy Holdings, LLC, and (c) any Refinancing Debt incurred to Refinance such debt.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions) and (y) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions), shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means and will be deemed to have occurred if:

(a)            any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Stock representing 35% or more of the economic and/or voting interest in the Stock of the Parent;

(b)            Parent shall fail to directly or indirectly own beneficially and of record, all of the Stock of Holdings;

(c)            Holdings shall fail to directly own beneficially and of record, all of the Stock of the Borrower; and/or

(d)            the Borrower shall fail to directly or indirectly, through Wholly Owned Subsidiaries, own, beneficially and of record, all of the Stock of each other Obligor (other than in connection with any Disposition of all of the Stock thereof permitted under Section 8.8 or Section 8.9); and/or

(e)            Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; and/or

(f)            a “change of control” or any comparable term under any document governing any Material Indebtedness consisting of Debt for Borrowed Money shall have occurred.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of the Obligors’ now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans (of the same Extension Series and any related swing line loans thereunder) or Swingline Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series and any related swing line commitment thereunder) or a Swingline Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class. A FILO Tranche may be treated as a separate Class of Loans or Commitments under this Agreement.

“Closing Date” means the date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent and the Arrangers).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking Term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent under any of the Loan Documents; provided, however, that at no time shall the term “Collateral” include any Excluded Assets.

“Collateral Access Agreement” means a landlord waiver or other agreement, in a form as shall be reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” means JPMorgan, in its capacity as the collateral agent for the Secured Parties, or any successor collateral agent appointed in accordance with this Agreement, the other Loan Documents and the Parent Guarantee.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and securing the Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that (in each case, as applicable, subject to the Initial Intercreditor Agreement and any other Intercreditor Agreement):

(a)            the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 9.1(a)(ii) or, after the Closing Date, pursuant to Sections 8.22, 8.23 and the Seventh Amendment at such time required by such Security Documents or such section to be delivered in each case, duly executed by each Obligor thereto;

(b)            all Obligations shall have been unconditionally guaranteed by the Parent, Holdings and each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Seventh Amendment Effective Date those that are listed on Schedule 1.2;

(c)            the Obligations and the Guarantees thereof shall have been secured pursuant to the Security Agreement by a security interest in (i) all the Stock issued by the Borrower and (ii) all Stock (other than Excluded Stock) held directly by the Borrower or any Guarantor in any Subsidiary (and, in each case, the Indenture Agent or any applicable agent or trustee with respect to the Debt incurred pursuant to Section 8.12(r), shall have received all such certificates or other instruments representing all such Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable);

(d)            except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees thereof shall have been secured by a perfected security interest (to the extent such security interest may be perfected by (1) delivering certificated securities or instruments, (2) filing personal property financing statements (including without limitation, UCC financing statements), (3) making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office, and (4) “control” as defined under the applicable UCC (to the extent required by Section 8.23)), in (i) all Current Asset Collateral of the Borrower and each Guarantor and (ii) in addition, upon and after the incurrence of Debt pursuant to Section 8.12(r) (and solely to the extent that such Debt is still outstanding), substantially all other tangible and intangible personal property of the Borrower and each Guarantor not covered in clause (i) above (including, without limitation, accounts receivable, inventory, equipment, investment property, Intellectual Property, intercompany notes, contracts, instruments, chattel paper and documents, letter of credit rights, Commercial Tort Claims, cash, deposit accounts, securities and commodity accounts, other General Intangibles, books and records related to the foregoing and, in each case, proceeds of the foregoing), in each case with the priority, required by the Security Documents; provided that, (A) any such security interests in the Collateral shall be subject to the terms of the applicable Intercreditor Agreement, if any, (B) the Obligations and the Guarantees thereof shall be secured by second-priority liens on the Fixed Assets Collateral, junior to the liens securing such Debt under Section 8.12(r) (as set forth in more detail in the Intercreditor Agreement), (C) the Collateral Agent’s Liens shall only attach to the Fixed Assets Collateral (to the same extent (but not priority) and subject to the same exceptions) that is subject to the liens securing the Debt incurred under Section 8.12(r);

(e)            none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f)             [reserved];

(g)            (iii) with respect to intercompany Debt, if any, Debt for Borrowed Money that is owing to any Obligor and such Debt is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (iv) with respect to intercompany Debt, all Debt of Holdings, the Borrower and each of its Restricted Subsidiaries that is owing to any Obligor (or Person required to become an Obligor) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by Holdings, the Borrower, each such Restricted Subsidiary and each such other Obligor, together with undated instruments of transfer with respect thereto endorsed in blank, subject, in each of clauses (i) and (ii), to the terms of the Intercreditor Agreement;

(h)            subject to the applicable Intercreditor Agreement, the Borrower and each Guarantor shall also have (v) caused all Titled Goods with a Fair Market Value in excess of $120,000 individually to be properly titled in the name of such Person with the Collateral Agent’s Lien noted thereon and shall have delivered to the Collateral Agent (or its custodian) originals of all Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods with the Collateral Agent’s Lien noted thereon and (vi) upon the acquisition or manufacture by any such Person of any Titled Goods (other than Equipment that is subject to a purchase money security interest that constitutes a Permitted Lien) with a Fair Market Value in excess of $120,000 individually, promptly notified the Collateral Agent of such acquisition, setting forth a description of such Titled Goods acquired or manufactured and a good faith estimate of the current value of such Titled Goods and promptly delivered to the Collateral Agent (or its custodian) originals of the Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods, together with the manufacturer’s statement of origin, and an application duly executed by the appropriate Person to evidence the Collateral Agent’s Lien thereon. The Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Person title or ownership applications for filing with the appropriate Governmental Authority to enable Titled Goods now owned or hereafter acquired by such Person to be amended to reflect the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Person as the Collateral Agent may reasonably deem necessary to accomplish the purposes of this clause (h) (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Titled Goods and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Termination Date;

(i)            in the case of any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, (vii) the Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 9.1(a)(iii) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral and (viii) Lenders shall have received all information and documents requested by Lenders to complete KYC and background diligence on such proposed new Obligor and no such new Obligor shall join any Loan Document unless and until each all Lenders have confirmed to Agent that they have completed their diligence on such proposed Obligor satisfactorily;

(j)            in connection with any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, the Collateral Agent shall have been provided (ix) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and each jurisdiction where a filing (including a fixture filing) would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (x) tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (xi) to the extent required pursuant to any Indenture Documents, loan and/or bond documents and/or other Debt documents evidencing the Debt incurred under Section 8.12~~q), or (~~(r),~~as applicable hereof,~~  searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property;

(k)            the Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Security Documents; and

(l)             the Borrower and each Guarantor shall have, subject to Section 8.23, (xii) delivered to the Collateral Agent with respect to each deposit account, securities account, and commodity account (other than any Excluded Account), in each case, a Control Agreement with respect to such deposit account, securities account, and commodity account and (xiii) not maintained, and not permitted any of its Restricted Subsidiaries to have maintained, cash, Cash Equivalents or other amounts in any deposit account, securities account, and commodity account, unless the Collateral Agent shall have received a Control Agreement in respect of such deposit account, securities account, and commodity account (in each case, other than any Excluded Account).

The foregoing definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of opinions with respect to, particular assets if and for so long as the Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such guarantees, in respect of such assets (in each case, taking into account any material adverse tax consequences to Holdings and its Subsidiaries) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

The Agent may grant extensions of time for the provision or perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Obligors on such date) where it reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of Real Estate entered into by any Obligor, such Obligor shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases (including requirements to deliver landlord lien waivers, estoppel and collateral access letters), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets (and the following assets shall not constitute Collateral for any purpose hereunder and the other Loan Documents): (i) any fee-owned Real Estate and any leasehold interests in Real Estate; provided that no Equipment attached or affixed to or located on such Real Estate to the extent such Equipment constitutes a fixture shall be excluded from Collateral, unless such Equipment otherwise constitutes an Excluded Asset under any other subclause of this clause (c), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition, (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority), rule, regulation or contractual obligation with an unaffiliated third party (in each case, (y) only so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and (z) except to the extent such prohibition is unenforceable or ineffective after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable Law), (iv) Excluded Stock (other than Stock that is Excluded Stock solely as a result of having been issued by Immaterial Subsidiaries), (v) [reserved], (vi) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, it being agreed that for purposes of this Agreement and the Loan Documents, no Lien granted to Collateral Agent on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof, (vii) any lease, license, contract or other agreements or any property (including personal property) subject to a purchase money security interest, Capital Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition, (viii) any assets as to which the Agent and the Borrower reasonably agree in writing that the cost or other consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (ix) the assets of an Excluded Subsidiary, (x)(I) all of U.S. Well Services Holdings, LLC’s interests under the Enterprise Equipment Lease Agreement and all of the vehicles at any time leased thereunder and (II) to the extent the obligations of U.S. Well Services LLC under the Paccar Equipment Loan Documents remain outstanding, certain equipment identified on Schedule 1.1(c) hereto, and (xi)(I) to the extent the obligations of REV Energy and its Subsidiaries under the CAT Equipment Loan Documents remain outstanding, certain equipment identified under the heading “CAT Equipment” on Schedule 1.1(d) hereto, together with any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and accessions, (II) to the extent the obligations of REV Energy and its Subsidiaries under the Ritchie Bros Installment Agreement remain outstanding, certain equipment identified under the heading “Ritchie Bros Equipment” on Schedule 1.1(d), together with any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and accessions, and (III) all of REV Energy and its Subsidiaries’ interests under the CAT Equipment Lease Agreement and all of the equipment, together with any attachments, accessories, additions, replacements or substitutions, at any time leased thereunder (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets)), (d) share certificates of Excluded Stock of the type described in clause (e) of the definition thereof (other than share certificates of the Stock of Alpine Parent) shall not be required to be delivered, (e) no perfection actions shall be required (i) with respect to letter of credit rights, except to the extent perfection is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement) and (ii) in regards to any Commercial Tort Claim (in addition to filing the financing statements (which cover “commercial tort claims”) filed on the Closing Date and/or in connection with the joinder of Obligors after the Closing Date), unless (x) Debt is outstanding in regards to Debt permitted under Section 8.12(~~q), or (~~r), ~~as applicable,~~ and such Commercial Tort Claim has an individual value of at least $5,000,000 or (y) such Commercial Tort Claim expressly constitutes Current Asset Collateral and such Commercial Tort Claim has an individual value of at least $5,000,000, and (f) other than with respect to Stock, no actions in any jurisdiction other than the United States and Canada or required by the Laws of any jurisdiction other than the United States and Canada shall be required to be taken to create any security interests in assets located or titled outside of the United States and Canada or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any jurisdiction other than the United States and Canada); provided that no such actions under or in accordance with the Laws of Canada (and no Security Document (or other security agreements) shall be required to be governed by the laws of the Canada, other than pledge agreements in respect of Stock of any Restricted Subsidiary of Holdings organized under the laws of Canada (other than Excluded Stock)) shall be required to be taken, in each case, unless (i) the Fair Market Value of the property and assets of the Obligors located in Canada exceeds $50,000,000 at such time, (ii) the contribution to Consolidated EBITDA of Holdings and its Subsidiaries by such property and assets exceeds $17,500,000 for any Test Period (calculated on a Pro Forma Basis), or (iii) material books and records of the Obligors are exclusively located at such locations (for the avoidance of doubt, nothing herein, including this clause (g), shall obligate any Foreign Subsidiary to grant or perfect any Liens on its assets, wherever such assets may be located).

“Collateral Reporting Period” means (a) any period commencing from the date that Availability shall have been less than the greater of (i) 20.0% of the Maximum Credit and (ii) $~~65,000,000~~55,000,000, for ~~five~~three (~~5~~3) consecutive Business Days and ending on the date on which Availability shall have been equal to or greater than (y) 20.0% of the Maximum Credit and (z) $~~65,000,000~~55,000,000 for fifteen (15) consecutive calendar days or (b) upon the occurrence of a Specified Event of Default, the period that such Specified Event of Default shall be continuing.

“Commercial Tort Claims” has the meaning specified in the Security Agreement.

“Commitment” means, (a) with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment or a Revolving Credit Commitment Increase or any combination thereof (as the context requires), (b) with respect to the applicable Swingline Lender, or swingline lender under any Extended Revolving Credit Commitments, its Swingline Commitment or swingline commitment, as applicable and (c) with respect to each Letter of Credit Issuer, such Letter of Credit Issuer’s L/C Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or in such other form as may be reasonably satisfactory to the Agent and Borrower.

“Concentration Account” has the meaning specified in Section 8.23(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to Holdings and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, of Holdings and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Holdings and its Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period; plus

(a)            the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(10) and (a)(13) below), but without duplication:

(1)            Distributions made by Holdings and its Restricted Subsidiaries pursuant to Section 8.10(g)(i) during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes; plus

(2)            total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount); plus

(3)            Consolidated Depreciation and Amortization Expense of Holdings and its Restricted Subsidiaries for such period; plus

(4)            any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents or the Parent Guarantee including (i) such fees, expenses or charges related to the IPO Transactions and related to the other Transactions (other than the FTS Acquisition Transactions ) and (ii) any amendment, modification or waiver in connection with this Agreement or any instrument governing any other Debt; plus

(5)            any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Restricted Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted hereunder; plus

(6)           any fees and expenses incurred by Holdings and any of its Restricted Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in each case, whether or not consummated); plus

(7)            any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; plus

(8)            [reserved]; plus

(9)           any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); plus

(10)          (x) the amount of “run rate” cost savings, operating expense reductions and other synergies achieved in connection with a Permitted Acquisition or any other acquisition constituting a Permitted Investment projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any Pro Forma Adjustment made pursuant to clause (d) below, 20% of Consolidated EBITDA for such Test Period~~,~~ (calculated prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (a)(10), clause (a)(14) below or clause (d) below), and (C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause(a)(10) and clause (a)(14) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; or (y) ~~to the extent that~~so long as no Debt, or commitments with respect thereto, are outstanding under Section 8.12(~~q) or (~~r) hereof, adjustments and addbacks that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Security Act of 1933; plus

(11)         any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(12)         any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period; provided, that to the extent any non-cash item added back to Consolidated EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of Consolidated EBITDA in the period when such payment is made; plus

(13)         proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(14)         all Restructuring Costs and any other extraordinary, unusual or non-recurring expenses, losses or charges incurred; provided that such adjustments do not exceed 15% of Consolidated EBITDA for such Test Period calculated prior to giving effect to any increase to Consolidated EBITDA pursuant to this clause(a)(14) or clause (d) below; provided, further, that the adjustments pursuant to this clause (a)(14) above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(15)         any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP;

minus

(b)            the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication,

(1)            any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business;

(2)            any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivate instruments pursuant to GAAP;

(3)            any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); and

(4)            any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period;

provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;

plus or minus, as applicable, without duplication

(c)            any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be; and

plus

(d)            in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders) (provided that, solely with respect to the Specified Unrestricted Subsidiary Designation, any such Pro Forma Adjustment for any relevant period of determination shall be acceptable to the Agent in its reasonable discretion), in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP; provided that,

(i)            there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(ii)           there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis (provided that, solely with respect to the Specified Unrestricted Subsidiary Designation, any calculations thereof on a Pro Forma Basis for any relevant period of determination shall be acceptable to the Agent in its reasonable discretion).

Notwithstanding any other provisions set forth herein, (x) for purposes of the measurement of the Total ~~Net Leverage Ratio and the Senior Secured~~ Net Leverage Ratio, unrealized gains shall be excluded from Consolidated EBITDA and (y) for purposes of calculating Consolidated EBITDA, the Non-Wholly Owned Subs shall not be included in such calculation; provided that without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during a Test Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) during such Test Period for purposes of measuring Consolidated EBITDA.

“Consolidated Interest Expense” means cash interest expense (including that attributable to Capital Leases), net of cash interest income of Holdings and its Restricted Subsidiaries with respect to all outstanding Debt of Holdings and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Hedge Agreements, but excluding, for the avoidance of doubt:

(a)            capitalized interest whether paid or accrued and the amortization of original issue discount resulting from the issuance of Debt at less than par;

(b)            amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses;

(c)            any expenses resulting from discounting of Debt in connection with the application of recapitalization accounting or purchase accounting;

(d)            penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting;

(e)            the accretion or accrual of, or accrued interest on, discounted liabilities during such period;

(f)             non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedge Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging;

(g)            any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates;

(h)            all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations;

(i)             expensing of bridge, arrangement, structuring, commitment or other financing fees; and

(j)             any other non-cash interest expense,

all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of (a) the Net Income, attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP (adjusted to exclude the equity interests in any Unrestricted Subsidiary owned by such Person or any of its Restricted Subsidiaries); plus (b) the amount of distributions received in cash by such Person or any of its Restricted Subsidiaries from any Subsidiary (including any Unrestricted Subsidiary) for such period, to the extent not already included in clause (a) above; minus (c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (ii) the income (or loss) of any Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis), (iv) the income of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (v) any after-Tax gains or losses attributable to Dispositions of Property permitted under this Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or returned surplus assets of any Pension Plan, (vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (without duplication) (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Consolidated Restricted Parties” means Holdings and each of its Restricted Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP (but excluding the financial information and assets, liabilities, income, losses, cash flow and the elements thereof of all Unrestricted Subsidiaries and their subsidiaries, regardless of whether such Persons constitute Consolidated Parties).

“Consolidated Total Assets” means, as of any date of determination, the total book value of all assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or other acquisition constituting a Permitted Investment), consisting of Debt for Borrowed Money, Unpaid Drawings, Capital Lease Obligations and third party debt obligations evidenced by promissory notes or similar instruments, minus (b) the least of (i) the amount of Unrestricted Cash on the balance sheet of Holdings, the Borrower, and its Restricted Subsidiaries as of such date minus the amount of Revolving Loans then outstanding as of such date and (ii) $30,000,000. It is understood that to the extent Holdings or any Restricted Subsidiary incurs any Debt and receives the proceeds of such Debt, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a Pro Forma Basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.

“Contaminant” means any (i) chemical, material, compound, waste, pollutant, substance, toxic or hazardous substance, hazardous waste, special waste, or any other substance, waste or material regulated or subject to rules of liability under Environmental Law including any material, substance, compound, chemical or waste that is listed, classified, defined or regulated in relevant form, quantity or concentration as hazardous or toxic (or words of similar import) pursuant to any Environmental Law, and (ii) any petroleum or petroleum products or their refined or derived products, polychlorinated biphenyls, radioactive materials, per-and polyfluoroalkyl substances, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a Term Benchmark Loan.

“Continuing Director” means, at any date, (x) the individual directors of the Parent as of the Closing Date or (y) an individual (a) who is a member of the Board of Directors of Holdings (or any Parent Entity) on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (d) who has been nominated or designated to be, or designated as, a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” has the meaning specified in Section 8.23(a).

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Corrective Extension Agreement” has the meaning specified in Section 2.7(e).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

~~“Covenant Trigger Period” means any period (a) commencing on the date upon which Availability is less than the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000 and (b) ending on the date upon which Availability shall have been at least equal to the greater of (i) 12.5% of the Maximum Credit and (ii) $30,000,000 for a period of twenty (20) consecutive calendar days.~~

~~“Cure Amount” has the meaning specified in Section 10.4(a).~~

~~“Cure Deadline” has the meaning specified in Section 10.4(a).~~

~~“Cure Right” has the meaning specified in Section 10.4(a).~~

“Current Asset Collateral” means the “ABL Priority Collateral” (as defined in the Initial Intercreditor Agreement on the Seventh Amendment Effective Date).

“Daily Simple SOFR” means, for any day (a “SOFR Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (b) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” means, without duplication, all

(a)            indebtedness for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the deferred purchase price of property or services (other than trade accounts payable, liabilities or accrued expenses in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(c)            all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Restricted Subsidiaries’ property, even if such Obligor or Restricted Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(d)            all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by Holdings or any of its Restricted Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(e)            the present value (discounted at the Base Rate) of lease payments due under synthetic leases;

(f)             the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(g)            all net obligations of any Person in respect of Hedge Agreements;

(h)            all obligations of such Person in respect of Disqualified Stock; and

(i)             all obligations and liabilities under Guaranties in respect of obligations of the type described in any of clauses (a) through (h) above;

provided that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry, (ii) purchase price holdbacks in respect of Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) unless such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable and (iv) Guaranties incurred (other than with respect to Debt) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry.

For all purposes hereof, the Debt of any Person shall (A) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Restricted Subsidiaries, exclude all intercompany Debt having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt, Debt of BPC shall not constitute Debt of Holdings and/or its Subsidiaries hereunder unless and until (x)  BPC become a Restricted Subsidiary of Holdings (and are not otherwise designated as Unrestricted Subsidiaries in accordance with Section 8.26), in which case, the Debt of such Restricted Subsidiary shall be consolidated with Holdings and its Subsidiaries at such time or (y) such Debt for Borrowed Money is guaranteed by Holdings or any of its Restricted Subsidiaries or Holdings or any of its Subsidiaries otherwise have recourse to such Debt for Borrowed Money (including, without limitation, by means of pledging any collateral with respect thereof).

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of all debt for borrowed money of such Person at such time.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.” Failure of the Agent to conclude that a Lender is a Defaulting Lender shall not limit the rights and remedies of the Obligors in regards to any Lender that constitutes a Defaulting Lender.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of the Borrower or any Guarantor.

“Designated Account” has the meaning specified in Section 2.4(b).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or its Restricted Subsidiaries in connection with a Disposition pursuant to clause (t) of the definition of “Permitted Disposition” that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, lease, Sale Leaseback Transaction, assignment, transfer or other disposition (including any transaction contemplated by Section 8.18, Section 1.5, and any sale of Stock) of any property by any Person; provided that “Disposition” and “Dispose” shall not be deemed to include any Casualty Event or any issuance by Holdings or any of its respective Subsidiaries of any of its Stock to another Person.

“Disqualified Lenders” means, as of any date of determination, (a) such Persons that have been specified in writing to the Agent and the Arrangers after the Closing Date with the consent of the Agent as being “Disqualified Lenders” and in any event specified in writing by the Borrower from time to time to the Agent not less than 2 Business Days prior to any such date of determination, (b) those Persons who are competitors of Holdings, the Borrower and their respective Subsidiaries that are separately identified in writing by the Borrower from time to time to the Agent and in any event not less than 2 Business Days prior to any such date of determination and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (b) above to the extent that such fund is not controlled by any Person referenced in clause (b) above) that are either (i) identified in writing to the Agent by the Borrower from time to time and in any event not less than 2 Business Days prior to any such date of determination or (ii) readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, (x) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (y) the Borrower (on behalf of itself Holdings and each of the Restricted Subsidiaries of Holdings) and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a Disposition of assets or Casualty Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a Disposition of assets or Casualty Event) on or prior to the six-month anniversary of the Stated Termination Date; provided that, (a) if such Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (b) no Stock of Holdings shall constitute Disqualified Stock solely because of the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of Stock or other Stock (or any options or warrants for, or other rights with respect to, such stock or other Stock) of any Person, other than distributions in Stock or other Stock (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any Stock or other Stock (or any options or warrants for such stock or other Stock) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“Dollar” and “$” mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any State of the United States or the District of Columbia.

“DPW Real Property” means the real property described as the “Real Property” under and as defined in the Monarch Real Property Purchase Agreement (as defined in the Second Amendment).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement, dated as of the Eighth Amendment Effective Date, among Borrower, Holdings, the other Guarantors party thereto, each of the Lenders party thereto, the Collateral Agent and the Agent.

“Eighth Amendment Effective Date” means June 10, 2024.

“EKU Debt” means that certain Debt (i) owed by EKU Power Drives GmbH to Volksbank in der Ortenau eG, in an aggregate principal amount not to exceed $500,000, and (ii) owed by EKU Power Drives Inc. to Bank of America, N.A. in an aggregate principal amount not to exceed $50,000.

“Eligible Accounts” means, as of any date of determination, the aggregate amount of all Accounts created by the Obligors in the ordinary course of the Obligors’ business, and in any event including rights to payment, that arise out of each Obligor’s sale of goods or rendition of services or the lease or rental of goods by such Obligor, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, finance charges, and unapplied cash. Eligible Accounts shall not include the following:

(a)            Accounts that are past due for more than 60 days or that the Account Debtor has failed to pay within 90 days of original invoice date; provided, however, that up to $7,500,000 in the aggregate of Accounts that are not past due for more than 60 days but that the Account Debtor has failed to pay for greater than 90 days but less than 120 days since invoice date shall be permitted as Eligible Accounts notwithstanding the limitations otherwise set forth in this clause (a);

(b)            Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

(c)            Accounts with respect to which the Account Debtor is an Affiliate of an Obligor or an employee or agent of Borrower or any Affiliate of Borrower or any Obligor;

(d)            Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

(e)            Accounts that are not payable in Dollars;

(f)            Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state or territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Agent and is directly drawable by the Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Agent;

(g)            Accounts with respect to which the Account Debtor is (iv) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Obligors have complied, to the reasonable satisfaction of the Agent, with the Assignment of Claims Act, 31 USC §3727) or (v) any State (or political subdivision) of the United States;

(h)            Accounts with respect to which the Account Debtor is a creditor of any Obligor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute;

(i)             Accounts with respect to (x) an Account Debtor (other than an Investment Grade Account Debtor or a Specified Account Debtor) whose total outstanding Accounts owing to Obligors exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), (y) a Specified Account Debtor whose total outstanding Accounts owing to Obligors exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), or (z) an Investment Grade Account Debtor whose total outstanding Accounts owing to Obligors exceed 35% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent in its Reasonable Credit Judgment if the creditworthiness of such Account Debtor deteriorates), in each case, of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor in excess of such percentage;

(j)             Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor; provided that the Agent may (but shall not be obligated to), in its sole discretion, include Accounts from Account Debtors subject to such proceedings (including under circumstances where such Accounts are determined by the Agent in its sole discretion not to pose a risk of non-collectability);

(k)            Accounts, the collection of which, the Agent, in its Reasonable Credit Judgment, believes to be doubtful by reason of the Account Debtor’s financial condition;

(l)             Accounts that are not subject to a first priority perfected Collateral Agent’s Lien;

(m)            Accounts that are subject to a Lien other than the Lien of the Collateral Agent (except for Permitted Liens that do not have priority over the Lien in favor of the Collateral Agent);

(n)            Accounts with respect to which (vi) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (vii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

(o)            Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;

(p)            Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Obligor of the subject contract for goods or services;

(q)            Accounts with respect to which the Account Debtor’s obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; or

(r)             Accounts owned or generated by any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), until such time as either (viii) the Agent and the Required Lenders have completed a customary due diligence investigation as to such Accounts and such Person, which investigation may, at the discretion of the Agent (or at direction of the Required Lenders), include a Field Examination (and Agent hereby agrees to use commercially reasonable efforts to commence such Field Examination no later than 15 days after a request by the Borrower is made to so undertake such investigation to the Agent and to use commercially reasonable efforts to complete such Field Examination within 30 days after such commencement), and the Agent and the Required Lenders are reasonably satisfied with the results thereof or (ix) the Agent and the Required Lenders determine that such a due diligence investigation is not necessary; provided, however, that for a period not to exceed 90 days following the date that any Permitted Acquisition (or such Permitted Investment) is consummated, Accounts that would otherwise be excluded pursuant to this clause (r) that are otherwise Eligible Accounts may be considered Eligible Accounts if the total amount included in the Borrowing Base in respect of such Accounts, together with the total amount included in the Borrowing Base in respect of Inventory considered to be Eligible Inventory in reliance on the proviso to clause (q) of the definition of “Eligible Inventory”, does not exceed 20.0% of the Borrowing Base (calculat~~after~~ed prior to giving effect to the inclusion ther ~~(up to such aggregate 20% cap)~~eof), it being understood that after the expiration of such 90 day period any Accounts included in any Borrowing Base calculation pursuant to this proviso shall thereafter be excluded from such Borrowing Base calculation to the extent such Accounts fail to otherwise comply with the requirements of this clause (r).

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $2,000,000,000 and that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender; (c) any Affiliate of any Lender and (d) any Approved Fund; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) any Permitted Holder, Holdings, any Guarantor, or the Borrower or any Affiliate of any of the foregoing, or (iii) so long as the list of Disqualified Lenders (including any updates thereto) has been made available by the Borrower to all Lenders, any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent).

“Eligible Inventory” means, as of any date of determination, the aggregate amount of Inventory owned by an Obligor valued at cost or market (whichever is lower), as determined in accordance with GAAP on a basis consistent with the Obligors’ historical accounting practices (and shall exclude any intercompany markup or profit reflected when Inventory is transferred from one Obligor to another Obligor); provided, that no Inventory shall be Eligible Inventory if:

(a)            (i) it is not subject to a valid and perfected first priority Collateral Agent’s Lien or (ii) it is subject to a Lien other than (x) the Collateral Agent’s Lien, or (y) a Lien permitted under Section 8.16 so long as such Lien is junior in priority to the Lien in favor of the Collateral Agent;

(b)            it is slow moving, obsolete, unmerchantable, defective, used or unfit for sale;

(c)            it is held on consignment, subject to any deposit, down payment, guaranteed sale, sale-or-return, sale-on-approval, bill and hold, or repurchase arrangement;

(d)            it does not meet all legal requirements imposed by any Governmental Authority which has regulatory authority over such goods or the use or sale thereof;

(e)             it does not conform in all material respects to the representations and warranties contained in this Agreement or the Security Agreement which are applicable to such Inventory;

(f)             an Obligor does not have good, valid, and marketable title thereto;

(g)            it is work-in-process, packaging and shipping material, samples, prototypes, displays or display items, goods that are returned or marked for return (but not held for resale) or repossessed, or goods which are not of a type held for sale or use by an Obligor in the ordinary course of business;

(h)            it is not situated at a location owned by an Obligor unless:

 (i)             it is situated at a location leased by an Obligor and the landlord of such location has executed in favor of the Collateral Agent a Collateral Access Agreement;

 (ii)            such location (other than a customer location) is subject to a Reserve with respect to rent, charges, and other amounts due or to become due for such location (it being understood that in no event shall such Reserve for leased locations exceed (i) the equivalent of two (2) months’ of future rent plus the amount of all other fixed, overdue, and/or non-contingent charges for the applicable location or (ii) the value of the Inventory located at such location);

 (iii)           it is situated in any third-party warehouse or is in the possession of a bailee (other than a third-party processor) and is not evidenced by a Document (as defined in Article 9 of the UCC), unless (x) the ware-houseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement as to such location or (y) an appropriate Reserve (including for rent, charges and other amounts due or to become due with respect to such location) has been established by the Agent in its Reasonable Credit Judgment;

(i)             it is not located at a Permitted Inventory Location;

(j)             it is being processed or repaired offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)            it is the subject of a consignment by any Obligor as consignor;

(l)             it contains or bears any intellectual property rights licensed to any Obligor by any Person other than a Obligor unless the Collateral Agent is reasonably satisfied that while an Event of Default is continuing it may sell or otherwise dispose of such Inventory without (b) infringing the rights of such licensor, (c) violating any contract with such licensor, or (d) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto;

(m)           it is perishable;

(n)            it is not reflected in a current perpetual inventory report of an Obligor;

(o)            it is stored at locations holding less than $100,000 of the aggregate value of the Obligors’ Inventory;

(p)            it is the subject of a bill of lading or other document of title;

(q)            it is Inventory owned or generated by any Person or business which is acquired by an Obligor in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment), until such time as either (iii) the Agent and the Required Lenders have completed a customary due diligence investigation as to such Inventory and such Person, which investigation may, at the discretion of the Agent (or at the direction of the Required Lenders), include a Field Examination and an Appraisal (and Agent hereby agrees to use commercially reasonable efforts to commence such Field Examination and Appraisal no later than 15 days after a request by the Borrower is made to so undertake such investigation to the Agent and to use commercially reasonable efforts to complete such Field Examination and Appraisal within 30 days after such commencement), and the Agent and the Required Lenders are reasonably satisfied with the results thereof or (iv) the Agent and the Required Lenders have determined that such a due diligence investigation is not necessary; provided, however, that for a period not to exceed 90 days from the date that any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) is consummated, Inventory that would otherwise be excluded pursuant to this clause (q) that is otherwise Eligible Inventory may be considered Eligible Inventory if the total amount included in the Borrowing Base in respect of such Inventory, together with the total amount included in the Borrowing Base in respect of Accounts considered to be Eligible Accounts in reliance on the proviso to clause (r) of the definition of “Eligible Accounts”, does not exceed 20.0% of the Borrowing Base (calculate~~after~~d prior to giving effect to the inclusion there ~~(up to such aggregate 20% cap)~~of), it being understood that after the expiration of such 90 day period any Inventory included in any Borrowing Base calculation pursuant to this proviso shall thereafter be excluded from such Borrowing Base calculation to the extent such Inventory fails to otherwise comply with the requirements of this clause (q); or

(r)             it is otherwise determined by the Agent in its Reasonable Credit Judgment to be ineligible; provided that the Agent shall have given the Borrower not less than five (5) Business Days’ prior notice thereof prior to such Inventory (or a category of eligibility applicable to such Inventory) becoming ineligible.

“Eligible Unbilled Accounts” means Accounts of the Obligors that does not qualify as an Eligible Account solely because (a) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (b) the services giving rise to such Account have not been performed and billed to the Account Debtor and, in either case, so long as such Accounts have not been unbilled for more than thirty (30) days. For the avoidance of doubt, at such time as an Account is billed to the Account Debtor it shall no longer be an “Eligible Unbilled Account”.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Enterprise Equipment Lease Agreement” means that certain Master Equity Lease Agreement dated October 30, 2020, between U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), as lessee, and Enterprise FM Trust, a Delaware statutory trust, as lessor.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable Laws in connection with pollution, protection of the Environment (including Releases, threats of Releases) or to health and safety (to the extent which health and safety laws relate to exposure to Contaminants).

“Equify Four Party Agreement” means that certain Payment Agreement dated as of the Agreement Date, by and among Equify Financial LLC, Best Pump, Alpine and the Borrower.

“Equipment” means all of each Obligor’s now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor, and all of each Obligor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control with Holdings or the Borrower within the meaning of Section 414(c) of the Code (or any member of an affiliated service group within the meaning of Sections 414(m) and (o) of the Code of which the Borrower is a member).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete withdrawal, within the meaning of Section 4203 of ERISA, or a partial withdrawal, within the meaning of Section 4205 of ERISA, by Holdings, the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing with the PGBC of a notice of intent to terminate under Section 4041(c) or ERISA, the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, of any notice from any Multi-employer Plan that it intends to terminate or has terminated under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan but only if the PBGC has notified Holdings, Borrower, or ERISA Affiliate, as applicable, the same; (h) the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, from the PBGC or a plan administer of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) Holdings, the Borrower or any of its Subsidiaries engages in a non-exempt “prohibited transaction” (i.e., a prohibited transaction for which a statutory, regulatory, or administrative exemption does not exist) with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any Lien under Section 430(k) of the Code or pursuant to Section 303(k) or Section 4068 of ERISA with respect to any Pension Plan, or any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

“Excluded Accounts” means (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Person’s employees and (b) deposit accounts with deposits at any time in an aggregate amount not in excess of $2,000,000 for all such accounts.

“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Stock” means:

(a)            any Stock with respect to which the Agent and the Borrower agree, in writing (each acting reasonably), that the cost of pledging such Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,

(b)            solely in the case of any pledge of Stock of any CFC or FSHCO to secure the Obligations of a U.S. Person, any Stock that is Voting Stock of such CFC or FSHCO in excess of 65% of the outstanding Stock that is Voting Stock of such CFC or FSHCO,

(c)            any Stock to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained),

(d)            any Margin Stock and Stock of any Person (other than any Restricted Subsidiary) to the extent, and for so long as, the pledge of such Stock would be prohibited by, or create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Restricted Subsidiary of the Borrower) under, the terms of any Organization Document, joint venture agreement or shareholders’ agreement applicable to such Person after giving effect to the applicable anti-assignment clauses of the UCC and applicable Law,

(e)            the Stock issued by (x) any Immaterial Subsidiary or (y) any Unrestricted Subsidiary (other than, solely for purposes of the exclusion set forth in this clause (e), any Stock issued by the Alpine Pledged Stock Subsidiary);

(f)             any Stock of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary; and

(g)            any Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries in accordance with the provisions set forth herein so long as (i) substantially simultaneously with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are contributed to the Borrower or a Guarantor (other than Holdings, other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) and such Obligor complies with the requirements set forth in this definition with respect to such property and assets (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity), (ii) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause (i) above, collectively have assets with a Fair Market Value of less than $5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed pursuant to subclause (iii) below) and (iii) as soon as possible, and in any event within fifteen (15) days after such acquisition, the Stock of such Person (all or substantially all of the property and assets of which (including any Stock owned by such Person) have been contributed to one or more Obligors in accordance with subclause (i) of this clause (g)) shall have been distributed by Holdings to a Parent Entity pursuant to Section 8.10(m) or such Person is liquidated or merged out of existence provided that, in each case, substantially simultaneous with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person) shall be contributed to one or more Obligors in accordance with subclause (i) above in this clause (g).

“Excluded Subsidiary” means:

(a)            any Subsidiary that is restricted or prohibited by (x) subject to clause (g) below, applicable Law or (y) contractual obligation from guaranteeing the Obligations (and for so long as such restriction or prohibition is in effect); provided that in the case of clause (y), such contractual obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired,

(b)            (i) any Foreign Subsidiary or (ii) any Domestic Subsidiary that is (A) a FSHCO or (B) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,

(c)            any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (iii) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (d) exceeds (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.1~~q) or (~~2(r) hereof, 7.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries, or (B) at all other times, 5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries, in each case, that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination or (iv) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (d) exceeds (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.1~~q) or (~~2(r) hereof, 7.5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries, or (B) at all other times, 5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries, in each case, that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination).

(d)            any other Subsidiary with respect to which, in the reasonable judgment of the Agent and the Borrower, the cost of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(e)            each Unrestricted Subsidiary, and

(f)             any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guaranty unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts (including if requested by the Agent to do so) by the Borrower and/or such Subsidiary to obtain the same.

As of the Seventh Amendment Effective Date, the Excluded Subsidiaries are set forth on Schedule 1.6.

“Excluded Swap Obligation” means, with respect to any Obligor or Holdings, (a) any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor or Holdings of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Obligor’s or Holdings’ failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Obligor or Holdings and any and all applicable guarantees of such Obligor’s Swap Obligations by other Obligors), at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Obligor or Holdings is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Obligor or Holdings as specified in any agreement between the relevant Obligors and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document, (a) Taxes imposed on (or measured by) the Recipient’s net income (however denominated), franchise Taxes imposed in lieu of net income taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquired its interest in the applicable Commitment or, in the case of an applicable interest in a Loan not funded pursuant to a prior Commitment, such Lender acquires such interest in such Loan (provided that this clause (b)(i) shall not apply to an assignee pursuant to an assignment request by the Borrower under Section 5.8 or the acquisition of a participation pursuant to Section 13.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.1(d), and (d) any Taxes imposed under FATCA.

“Existing Letters of Credit” means those letters of credit described on Schedule 1.1(a) to this Agreement.

“Existing Revolving Credit Class” has the meaning specified in Section 2.7(a).

“Existing Revolving Credit Commitments” has the meaning specified in Section 2.7(a).

“Existing Revolving Loans” has the meaning specified in Section 2.7(a).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.7(a).

“Extended Revolving Credit Facility” means each Class of Extended Revolving Credit Commitments established pursuant to Section 2.7.

“Extended Revolving Loans” has the meaning specified in Section 2.7(a).

“Extending Lender” has the meaning specified in Section 2.7(b).

“Extension Agreement” has the meaning specified in Section 2.7(c).

“Extension Date” has the meaning specified in Section 2.7(d).

“Extension Election” has the meaning specified in Section 2.7(b).

“Extension Request” has the meaning specified in Section 2.7(a).

“Extension Series” means all Extended Revolving Credit Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Revolving Credit Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“Family Member” means, with respect to any individual, any other individual that is recognized as a family member (to the second degree of consanguinity) by the laws of the residence of such individual.

“Family Trust” mean, with respect to Dan Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Dan Wilks or his Family Members and in respect of which Dan Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“Farris Family Trust” mean, with respect to Farris Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Farris Wilks or his Family Members and in respect of which Farris Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” means (a) the Fee Letter, dated as of February 21, 2022, between JPMorgan and the Borrower, as the same may be further amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreements entered into from time to time between the Borrower and JPMorgan, providing for the payments of fees to the Agent, the Collateral Agent and/or any Arranger in connection with this Agreement or any transactions contemplated hereunder.

“Field Examination” has the meaning specified in Section 8.4(b).

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Fifth Amendment Effective Date” means April 14, 2023.

“FILO Tranche” has the meaning specified in Section 2.6(c).

“Financed Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are financed with the net proceeds of any incurrence of Debt (other than Loans) or received from any disposition of assets, from any Casualty Event or from any issuance of Stock (other than Disqualified Stock or any other issuance of Stock which increases any available basket hereunder).

~~“Financial Covenant” means the covenant set forth in Section 8.20.~~

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Section 6.2 and Section 7.5.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“First Amendment Effective Date” means July 25, 2022.

“First Amendment to Initial Intercreditor Agreement” means that certain Amendment No. 1 to Intercreditor Agreement, dated as of the Eighth Amendment Effective Date, between the Collateral Agent, as “Initial ABL Collateral Agent”, and the Indenture Agent, as “Initial Fixed Asset Collateral Agent”, and acknowledged and agreed to by Borrower, Holdings, and the other grantors party thereto.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and/or their Subsidiaries’ fiscal year for financial accounting purposes. As of the Closing Date, the current Fiscal Year of the Consolidated Parties will end on December 31, 2022.

“Fixed Asset Collateral” means the “Fixed Asset Priority Collateral” (as defined in the Initial Intercreditor Agreement on the Seventh Amendment Effective Date).

“Fixed Asset Priority Proceeds Account” means the “Fixed Asset Priority Proceeds Account” (as defined in the Initial Intercreditor Agreement on the Seventh Amendment Effective Date).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Test Period most recently ended on or prior to such date of determination minus (ii) Unfinanced Capital Expenditures made by Holdings, the Borrower and its Restricted Subsidiaries during such Test Period, to (b) the Fixed Charges of Holdings and its Restricted Subsidiaries for such Test Period.

In calculating the Fixed Charge Coverage Ratio for purposes of determining whether the Fixed Charge Coverage Ratio test described in clause (b) of the definition of “Specified Conditions” has been satisfied, as of such date, the amount of Fixed Charges included in clause (b) above shall include, without duplication of any payments already constituting Fixed Charges, the amount of any Specified Payment actually made on such date of determination.

“Fixed Charges” means, as of any date of determination, the sum, determined on a consolidated basis, of (a) the Consolidated Interest Expense of Holdings and its Restricted Subsidiaries paid in the Test Period most recently ended on or prior to such date of determination, plus (b) scheduled payments of principal (including any scheduled payment of principal resulting from the requirement to make a payment as a result of the accumulation of excess cash flow) on Debt for Borrowed Money of Holdings and its Restricted Subsidiaries (other than payments by Holdings or any of its Restricted Subsidiaries to Holdings or to any of such Restricted Subsidiaries) paid in cash during such Test Period and the principal component of Debt attributable to Capital Leases paid in cash during such Test Period, plus (c) cash Taxes actually paid in such Test Period, plus (d) solely for purposes of calculating Specified Conditions, any Distribution made in cash pursuant to Section 8.10(i)(i) during such Test Period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means, at any time, the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. As of the Closing Date, the initial Floor for each of the Adjusted Term SOFR or the Adjusted Daily Simple SOFR shall be 0.00%.

“Flotek” means Flotek Industries, Inc., a Delaware corporation.

“Flotek Note Purchase Agreement” means that certain Note Purchase Agreement dated as of February 2, 2022 among Flotek and each of the purchasers party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Notes” means (i) the 10% Convertible PIK Notes dated February 2, 2022 issued and sold to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, (ii) the 10% Convertible PIK Notes dated February 2, 2022 issued to Holdings by Flotek and later contributed by Holdings to the Borrower on or about the Closing Date and (iii) the Convertible Notes issued to the Borrower or another Obligor by Flotek, from time to time, in connection with that certain Chemical Products Supply Agreement dated February 2, 2022, as amended, restated, modified, supplement, extended or replaced from time to time, (the “Flotek Supply Agreement”) by and between Flotek Chemistry, LLC, and ProFrac Services, LLC, and the Flotek Securities Purchase Agreement provided that such Convertible Notes in this clause (iii) are issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Notes.

“Flotek Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of February 16, 2022, by and between Flotek and Holdings, as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Stock” means the Stock issued to the Borrower or another Obligor by Flotek, from time to time, in connection with (i) the Flotek Supply Agreement and the Flotek Securities Purchase Agreement, provided that such Stock is issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Stock and/or (ii) the conversion of the Flotek Notes into Stock issued by Flotek.

“Foreign Subsidiary” means any Subsidiary of Holdings (other than Borrower) that is formed under the laws of a jurisdiction other than the United States, a state of the United States or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Fourth Amendment Effective Date” means February 23, 2023.

“Fracturing Equipment Parts” has the meaning specified therefor in the Initial Intercreditor Agreement on the Seventh Amendment Effective Date.

“FSHCO” means any direct or indirect Subsidiary that has no material assets other than Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“FTS” means FTS International Inc., a Delaware corporation.

“FTS Acquisition” means the transactions contemplated pursuant to the FTS Acquisition Agreement, together with the FTS Acquisition Documents.

“FTS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 21, 2021, by and among Holdings, FTS International, Inc., and ProFrac Acquisition, Inc. (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Documents” means the FTS Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Transactions” means, collectively, (i) the Permitted FTS Acquisition, (ii) the Permitted Sale Leaseback Transaction and (iii) the FTS Distribution and Contribution Transaction.

“FTS Control Agreements” means (i) that certain Uncertificated Stock Control Agreement, dated as of the Agreement Date, among Farris Wilks and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Uncertificated Stock Control Agreement, dated as of the Agreement Date, among THRC Holdings, LP, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FTS Distribution and Contribution Transaction” means (a) the distribution by Holdings of the Stock of FTS to ProFrac Holding Corp or other members of Holdings (and the redemption of Stock in Holdings) followed (substantially simultaneously) by (b) the contribution (automatically and through no further action of any Person) of all or substantially all of the property and assets of FTS and the FTS Subsidiaries (including any Stock owned by FTS or any of the FTS Subsidiaries, but for the avoidance of doubt, not including the Stock issued by FTS or any Stock issued by Holdings) to Holdings, followed (substantially simultaneously) by (c) the contribution (automatically and through no further action of any Person) of such property and assets of FTS and the FTS Subsidiaries (including any Stock owned by FTS or any of the FTS Subsidiaries, but excluding any cash contributed and/or transferred to Holdings which may be utilized to prepay the Closing Date Note (as such term is defined in this Agreement immediately prior to giving effect to the Seventh Amendment) to the extent not prohibited pursuant to Section 8.13(b)) by Holdings to the Borrower which may be contributed further by the Borrower to a Guarantor (other than Holdings) followed (substantially simultaneously) by (d) the distribution by FTS International Services, LLC of the Stock of FTS International Manufacturing, LLC to the Borrower.

“FTS Subsidiaries” means FTS International Services, LLC and FTS International Manufacturing, LLC.

“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations or other contingent obligation for which no claim has been made or asserted, Hedge Obligations not then due and payable and Cash Management Obligations not then due and payable), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), (b) if such Obligations arise from Letters of Credit or if such Obligations consist of indemnification or similar obligations for which a claim has been made or asserted, the cash collateralization thereof as provided herein or otherwise acceptable to the Agent (or delivery of a standby letter of credit reasonably acceptable to the Agent, in the amount of required cash collateral) and (c) the termination or expiration of all Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances from time to time.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Intellectual Property, corporate or other business records, blueprints, plans, specifications, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Agreement Date, among Holdings, the Borrower and the Restricted Subsidiaries from time to time party thereto for the benefit of the Secured Parties.

“Guarantors” means (a) the Borrower, other than with respect to its own Obligations, (b) each Restricted Subsidiary, whether now existing or hereafter created or acquired (other than any Excluded Subsidiary) that is a party to the Guarantee Agreement, (c) Holdings, and (d) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations (but excluding the Parent).

“Guaranty” or “Guarantees” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed monetary obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided that the term “Guaranty” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person acting reasonably and in good faith. The Parent Guarantee shall not constitute a Guaranty or a part of any of the Guarantees for any purpose hereunder or under any of the Loan Documents.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that that is a counterparty to a Secured Hedge Agreement with an Obligor or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) is a Lender, the Agent, an Arranger or an Affiliate of the foregoing at the time it enters into such a Secured Hedge Agreement, or on the Closing Date is party to a Hedge Agreement with an Obligor or any Restricted Subsidiary permitted under Section 8.12 on the Closing Date, in its capacity as a party thereto or (ii) becomes a Lender, the Agent or an Affiliate of a Lender or the Agent after it has entered into a Hedge Agreement permitted by Section 8.12 with any Obligor or any Restricted Subsidiary; provided, that any such Person that ceases to be a Lender, the Agent, an Arranger or an Affiliate of the foregoing shall not be a Hedge Bank with respect to any Hedge Agreement that it thereafter enters into (or that is assigned or transferred to it) while it is not a Lender, the Agent, an Arranger or an Affiliate of the foregoing.

“Hedge Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” means (i) audited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries for, the three most recently completed Fiscal Years ended December 31, 2020, and (ii) unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries, (a) for the fiscal quarter ended September 30, 2021 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date.

“Holdings” means Holdings (as defined in the preamble to this Agreement) or any Successor Holdings, to the extent the requirements set forth in Section 8.27 are satisfied.

“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of March 14, 2018, as amended and/or amended and restated in the form of that certain Third Amended and Restated Limited Liability Company Agreement attached hereto at Exhibit N, as further amended restated and/or modified prior to being executed to the extent that such amendments, restatements and/or modifications are not materially adverse to the Lenders.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (a) that does not own any Intellectual Property related to the electrification of the Borrower’s fleets of hydraulic fracturing equipment and (b)(i) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such determination date were an amount equal to or less than (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(~~q) or (~~r) hereof, 5.0% of Consolidated Total Assets at such date or (B) at all other times, 2.5% of Consolidated Total Assets at such date and (ii) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were an amount equal to or less than (A) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(~~q) or (~~r) hereof, 5.0% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, or (B) at all other times, 2.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP. As of the Seventh Amendment Effective Date, the Immaterial Subsidiaries are set forth on Schedule 1.3.

“Incremental Agreement” has the meaning specified in Section 2.6(e).

“Incremental Facility Closing Date” has the meaning specified in Section 2.6(e).

“Incremental Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.6(f)(ii).

“Indemnified Person” has the meaning specified in Section 14.10.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligor or the Parent under any Loan Document or the Parent Guarantee and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Indenture” means that certain Indenture, dated as of the Seventh Amendment Effective Date, among the Borrower, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent (except as otherwise stated herein, as in effect on the Seventh Amendment Effective Date and as the same may be subsequently amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the Indenture and the terms of the Initial Intercreditor Agreement, including, in each case, by means of any Additional Fixed Asset Credit Agreement (as defined in the Initial Intercreditor Agreement)).

“Indenture Documents” has the same meaning as “Note Documents” set forth in the Indenture.

“Indenture Agent” means the “Collateral Agent” under the Indenture and the other Indenture Documents.

“Indenture Debt” means any Debt of Holdings, the Borrower and the Guarantors incurred pursuant to Section 8.12(r).

“Initial Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Seventh Amendment Effective Date, by and among the Collateral Agent, as the Initial ABL Collateral Agent (as defined therein), the Indenture Agent, as the Initial Fixed Asset Collateral Agent (as defined therein), the other agents party thereto (if any) and the Obligors, as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and the provisions of such Intercreditor Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with all or substantially all creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Obligor.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intercreditor Agreement” means, as applicable, (a) the Initial Intercreditor Agreement and (b) any other intercreditor agreement in form and substance satisfactory to Agent, Collateral Agent, the Required Lenders, and Borrower.

“Intercreditor Arrangement” has the meaning specified in Section 13.25.

“Interest Period” means, as to any Term Benchmark Loan, the period commencing on the Funding Date of such Term Benchmark Loan or on the Continuation/Conversion Date on which a Loan is converted into or continued as a Term Benchmark Loan, and ending on the date one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a)            if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)            any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)            no Interest Period shall extend beyond the Stated Termination Date; and

(d)            no tenor that has been removed from this definition pursuant to Section 5.5(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Continuation/Conversion.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Inventory” means all of each Obligor’s now owned or hereafter acquired “Inventory” as defined in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, (iv) consist of raw materials, work in process, or materials used or consumed in a business, or (v) constitute Fracturing Equipment Parts; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising and shipping materials related to any of the foregoing.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of Holdings or its applicable Subsidiary and Capital Expenditures) of assets, shares of Stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit (other than in connection with leases of Equipment or leases or sales of Inventory on credit in the ordinary course of business and excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany accounts receivable and loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) to such Person, or (c) any other capital contribution to, or investment in, such Person, including, without limitation, any obligation incurred for the benefit of such Person, but excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less all dividends, returns, interests, profits, distributions, income and similar amounts received in respect of such Investment (not to exceed the original amount invested).

“Investment Grade Account Debtor” means an Account Debtor with a long term issuer rating of no less than Baa3 from Moody’s or BBB- from S&P.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts. For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC.

“IOT-EQ Debt” means that certain Debt evidenced pursuant to that certain (x) promissory note dated February 3, 2021 issued by IOT-eq, LLC to Third Coast Bank, SSB in the original principal amount of $168,865.00 and (y) promissory note dated 2020 issued by IOT-eq, LLC to Spirit of Texas Bank, SSB in the original principal amount of $601,676.00.

“IPO” means the initial public offering and sale of common stock of Parent pursuant to an effective registration statement (Registration No. 333-261255) filed by Parent with the SEC (the “Registration Statement”) under the Securities Act.

“IPO Transactions” means the IPO and the transactions described in the Registration Statement, including (i) the conversion of all of the membership interests in Holdings held by the owners of Holdings into a single class of common units in Holdings, the transfer by certain of such owners of their common units in Holdings to Parent in exchange for shares of Class A common stock of Parent or cash, the issuance by Parent of shares of Class B common stock of Parent to certain of such owners and the direct or indirect contribution of the Net Equity Proceeds of the IPO Transactions by Parent to Holdings and by Holdings to the Borrower, (ii) the use of the Net Equity Proceeds from the IPO Transactions by the Borrower to invest in Cash Equivalents pending their application for any purpose not prohibited hereunder, and (iii) the execution, delivery and performance by Holdings of its obligations under the amended and restated Holdings LLC Agreement, the Tax Receivable Agreement and the Shared Services Agreement, in each case, subject to the terms of this Agreement.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Junior Debt” means any Debt for Borrowed Money (i) secured by a junior Lien (other than, for the avoidance of doubt, any secured Debt incurred pursuant to Section 8.12 which has (a) a Lien on Fixed Asset Collateral that is senior to Collateral Agent’s Lien on Fixed Asset Collateral securing the Obligations and (b) a Lien on Current Asset Collateral that is junior to Collateral Agent’s Lien on Current Asset Collateral securing the Obligations, in each case, subject to the applicable Intercreditor Agreement), (ii) [reserved], and (iii) any subordinated Debt for Borrowed Money, in each case incurred by an Obligor and owing to a Person that is not Holdings, an Obligor or any Restricted Subsidiary thereof. For the avoidance of doubt, the EKU Debt, the IOT-EQ Debt, the U.S. Well Services Debt, the Paccar Equipment Loan Documents, the Enterprise Equipment Lease Agreement and the Indenture Debt shall not constitute Junior Debt.

“L/C Commitment” means, with respect to any Letter of Credit Issuer at any time, (i) the amount set forth opposite such Letter of Credit Issuer’s name on Schedule 1.1 hereto under the caption “L/C Commitment” or (ii) such other amount agreed from time to time between such Letter of Credit Issuer and the Borrower.

“Laws” means, collectively, all international, foreign, federal, state, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, and the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.

“Lender” means (a) the Persons listed on Schedule 1.1, (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 12.2 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.6, in each case other than a Person who ceases to hold any outstanding Loans, participations in Letters of Credit or Swingline Loans or any Commitment and shall include the Agent to the extent of any Agent Advance outstanding and the Swingline Lender to the extent of any Swingline Loan outstanding.

“Lender Default” means (a) the failure to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) the failure of any Lender to pay over to the Agent, any Letter of Credit Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (c) a Lender has notified the Borrower or the Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations under this Agreement, (e) any Lender or a direct or indirect parent company of each Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.

“Letter of Credit” has the meaning specified in Section 2.3(a).

“Letter of Credit Fee” has the meaning specified in Section 3.6.

“Letter of Credit Issuer” means (a) as of the Seventh Amendment Effective Date, JPMorgan, Bank of America, N.A. or any of their respective Subsidiaries or Affiliates and (b) thereafter any other Lender (or any of its Subsidiaries or Affiliates) that becomes a Letter of Credit Issuer in accordance with Section 2.3(h); in the case of each of clause (a) or (b) above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event that there is more than one Letter of Credit Issuer at any time, references herein, in the other Loan Documents and the Parent Guarantee to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Subfacility” means $20,000,000.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property (and for clarity, including exclusive licenses (but not non-exclusive licenses) granted in Intellectual Property).

“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of Specified Unrestricted Cash of the Obligors at such time plus (ii) Availability at such time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Guarantee Agreement, the Security Documents, the Notes, the Fee Letters, the Transactions with Affiliates Letter Agreement, any Intercreditor Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing any of the Obligations or any of the Collateral, in each case to which one or more Obligors is a party. For the avoidance ~~of~~ doubt, Hedge Agreement, Cash Management Documents and the Parent Guarantee shall not constitute Loan Documents.

“Loans” means, collectively, all loans and advances provided for in Article II, including any Revolving Loans, or Extended Revolving Loans, as applicable.

“Losses” has the meaning specified in Section 14.10.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under the Loan Documents; (c) the impairment of the ability of the Parent to perform its obligations under the Parent Guarantee; (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party; or (e) a material adverse effect upon the legality, validity or binding effect or enforceability against the Parent of the Parent Guarantee.

“Material Indebtedness” means any Debt (other than the Obligations) of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $22,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Swap Termination Value thereof.

“Maximum Credit” means, at any time, the lesser of ~~(a)~~(a) the Maximum Revolver Amount in effect at such time ~~and (b)~~minus Reserves in effect at such time (without duplication of the Reserves subtracted from the Borrowing Base) and (b) the Borrowing Base in effect at such time.

“Maximum Rate” has the meaning specified in Section 3.3.

“Maximum Revolver Amount” means, at any time, the aggregate Revolving Credit Commitments at such time, as the same may be increased from time to time in accordance with Section 2.6 or reduced from time to time in accordance with Section 4.4(b); provided that the Maximum Revolver Amount shall not at any time exceed $~~425,000,000~~275,000,000. As of the ~~Seventh~~Ninth Amendment Effective Date, the Maximum Revolver Amount is $~~325,000,000~~275,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the Revolving Credit Commitments, the Maximum Revolver Amount shall automatically be reduced to zero.

“Monarch Acquisition” has the meaning given to such term in the Second Amendment.

“Monarch Acquisition Agreements” means, collectively, the Monarch Membership Interest Acquisition Agreement and the Monarch Real Property Purchase Agreement.

“Monarch Acquisition Closing Date” means December 23, 2022.

“Monarch Acquisition Documents” means Monarch Acquisition Agreements, and any other agreements, instruments and other documents related thereto or executed in connection therewith, excluding the Monarch Acquisition Seller Financing Debt Documents, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Acquisition Seller Financing Debt Agreement” means that certain Secured Seller Note dated as of Monarch Acquisition Closing Date, issued by Borrower to Monarch Capital Holdings, LLC in the original principal amount not to exceed $87,500,000 on December 23, 2022, as assigned to PF Proppant Holding, LLC and as amended, restated and replaced on the Seventh Amendment Effective Date by that certain Amended and Restated Secured Seller Note, dated as of the Seventh Amendment Effective Date, in the original principal amount of $54,687,500.00, together with any amendment, restatement or other modification thereto.

“Monarch Acquisition Seller Financing Debt Documents” means the Monarch Acquisition Seller Financing Debt Agreement and all security agreements, pledge agreements, mortgages, deeds of trust and other security documents, agreements and instruments executed in connection therewith, as amended, restated, or otherwise modified from time to time.

“Monarch Contribution and Assignment” means (i) the contribution of the equity interests in Monarch Silica, LLC to PF Proppant Holding, LLC occurring immediately after the occurrence of the Seventh Amendment Effective Date and (ii) the assignment by the Borrower of certain indemnification rights under the Monarch Membership Interest Acquisition Agreement and all of the Borrower's rights, titles, duties, privileges and obligations under the Monarch Acquisition Seller Financing Debt Agreement, and the assumption thereof by PF Proppant Holding, LLC, in each case, occurring on the Seventh Amendment Effective Date pursuant to that certain Assignment and Assumption Agreement dated as of the Seventh Amendment Effective Date, by and between the Borrower and PF Proppant Holding, LLC.

“Monarch Membership Interest Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of December 5, 2022, among the Borrower, as buyer, Monarch Capital Holdings, LLC, as seller, and Monarch Silica, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Real Property Purchase Agreement” means that certain Real Property Purchase and Sale Agreement dated as of December 5, 2022, by and between DPW Investments, LLC, a Texas limited liability company, and the Borrower, together with (a) any amendment or other modification thereto after December 5, 2022 but on or prior to the Third Amendment Effective Date to the extent acknowledged and approved in writing by the Agent and the Required Lenders (which written approval may be delivered via email) and (b) any other amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, after the Third Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c).

“Monarch Silica” has the meaning given to such term in the Second Amendment.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Holdings, the Borrower or any ERISA Affiliate or with respect to which Holdings, the Borrower or any ERISA Affiliate has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Equity Proceeds” means, with respect to any issuance of Stock, the gross amount of cash proceeds paid to or received by the Borrower or any of its Restricted Subsidiaries in respect thereto, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred, and actually paid in cash by, Parent, Holdings, the Borrower or any of its Restricted Subsidiaries in connection therewith.

“Net Income” means the net income (loss) attributable to Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Orderly Liquidation Value” means, with respect to Eligible Inventory, the orderly liquidation value thereof (expressed as a percentage), net of all costs, fees, and expenses of such liquidation, as determined from time to time pursuant to an Appraisal.

“Ninth Amendment” means that certain Ninth Amendment to Credit Agreement, dated as of the Ninth Amendment Effective Date, among Borrower, Holdings, the other Guarantors party thereto, each of the Lenders party thereto, the Collateral Agent and the Agent.

“Ninth Amendment Effective Date” means March 3, 2026.

“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Non-Extension Notice Date” has the meaning specified in Section 2.3(b).

“Non-Wholly Owned Subs” means the Subsidiaries of Holdings that are not Wholly Owned Subsidiaries of Holdings.

~~“Not Otherwise Applied” means, with reference to any amount otherwise eligible for inclusion in the Available Equity Amount and/or Section 8.10(o) as set forth herein, that such amount (a) was not previously applied to prepay the Obligations, (b) was not previously utilized (meaning such funds remain available for application as Available Equity Amount and/or Section 8.10(o) as set forth herein) for some other purpose, and (c) that such amount was not committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired, for some other purpose.~~

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit K hereto, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Loans made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.4(a).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Noticed Hedge” means Secured Hedge Obligations in respect of which the notice delivered to the Agent by the applicable Hedge Bank (and acknowledged by the applicable Obligor) confirms that such Secured Hedge Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Bank Product Reserves and Section 10.3, so long as the establishment of a Bank Product Reserve with respect to such Secured Hedge Obligation would not result in the Borrower exceeding the Maximum Credit; provided that such designation shall be made within ten (10) Business Days of (i) the Closing Date if such Secured Hedge Agreement is in place on the Closing Date or (ii) the date such Secured Hedge Agreement is entered into if such Secured Hedge Agreement is not in place on the Closing Date; provided, further, that, if the amount of Secured Hedge Obligations arising under such Secured Hedge Agreement is increased in accordance with the definition of “Secured Hedge Obligation,” then such Secured Hedge Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Secured Hedge Agreement without exceeding the then-current Availability.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Parent, Obligors or Restricted Subsidiaries, or any of them, to the Agent, any Letter of Credit Issuer, any Lender, any Secured Party and/or any Indemnified Person, arising under or pursuant to this Agreement, any of the other Loan Documents, the Parent Guarantee, Secured Cash Management Agreements and Secured Hedge Agreements (subject to the last sentence in this definition), whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any of the Borrower, any other Obligor or the Parent hereunder or under any of the other Loan Documents or the Parent Guarantee, as applicable. “Obligations” include, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, (b) all Secured Hedge Obligations (other than with respect to any Obligor’s Hedge Obligations that constitute its Excluded Swap Obligations), but excluding any obligations with respect to additional transactions or confirmations entered into (i) after such Hedge Bank ceases to be a Lender, the Agent, an Arranger or any Affiliate of the foregoing or (ii) after assignment of such transactions or confirmations by a Hedge Bank to another Person that is not a Lender, the Agent, an Arranger or any Affiliate of the foregoing, (c) all Cash Management Obligations, but excluding any obligations with respect to any Cash Management Document entered into after such applicable Cash Management Bank ceases to be a Lender, the Agent, an Arranger or any Affiliate of the foregoing and (d) all interest, fees and other amounts that accrue or would accrue after commencement of any Insolvency Proceeding against any Obligor or Parent, whether or not allowed in such proceeding.

“Obligors” means, collectively, the Borrower, each Guarantor, and any other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Collateral Agent a Lien in any Collateral as security for any of the Obligations (but excluding the Parent).

“OFAC” has the meaning specified in Section 7.24(a).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 14.19.

“Originating Lender” has the meaning specified in Section 12.2(e).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or the Parent Guarantee, or sold or assigned an interest in any Loan or Loan Document or Parent Guarantee).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, charges or similar levies or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement, any other Loan Documents or the Parent Guarantee, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8(c)).

“Out-of-Formula Condition” has the meaning specified in Section 4.2.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paccar Equipment Loan Documents” means, collectively, that certain (a) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $4,074,309.73 and Paccar Financial Corp., (b) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $3,684,119.85 and Paccar Financial Corp., (c) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $4,040,700.70 and Paccar Financial Corp., and (d) Direct Loan Security Agreement dated as of March 30, 2020, between U.S. Well Services LLC, as borrower in the original principal amount of $2,930,111.78 and Paccar Financial Corp.

“Parent” means ProFrac Holding Corp., a Delaware corporation.

“Parent Entity” means any Person that is or becomes a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings. For the avoidance of doubt, (i) the Parent and (ii) any other Person that is formed to effect a public offering of common Stock that is the managing member of or that directly or indirectly owns a majority of the voting Stock of Holdings, in each case, shall be deemed to constitute a Parent Entity of Holdings.

“Parent Guarantee” means the Guarantee Agreement, dated as of the Seventh Amendment Effective Date, between Parent and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” has the meaning specified in Section 13.20(b).

“Payment” has the meaning assigned to such term in Section 13.24(a).

“Payment Notice” has the meaning assigned to such term in Section 13.24(b).

“Payment Recipient” has the meaning assigned to such term in Section 13.24(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code, other than a Multi-employer Plan, which Holdings, the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

“Perfection Certificates” means, collectively, the Perfection Certificates substantially in the forms attached hereto as Exhibit F.

“Performance Entities” has the meaning given to such term in the Fourth Amendment.

“Performance Proppants Acquisition” has the meaning given to such term in the Fourth Amendment.

“Performance Proppants Acquisition Agreement” has the meaning given to such term in the Fourth Amendment.

“Performance Proppants Acquisition Closing Date” means the date on which the Performance Proppants Acquisition is consummated.

“Performance Proppants Acquisition Documents” means the Performance Proppants Acquisition Agreement and any other agreements, instruments and other documents related thereto or executed in connection therewith, together with (a) any amendment or other modification thereto in effect as of the Fourth Amendment Effective Date and (b) any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder after the Fourth Amendment Effective Date, in each case of this clause (b), to the extent not prohibited by Section 8.28(c)(iii).

“Permitted Acquisition” means (x) the Permitted West Munger Acquisition, (y) the Permitted FTS Acquisition and (z) any other acquisition, by merger, consolidation, amalgamation or otherwise, by Holdings (or indirectly by a Parent Entity) or any of its Restricted Subsidiaries of (a) all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (b) all or a majority of the Stock in a Person, in the case of each of clauses (a) and (b), that, (i) upon the consummation thereof, will be a Subsidiary that is owned directly by the Borrower or one or more of its Wholly Owned Restricted Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) or (ii) all or substantially all of the property and assets of which (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are substantially contemporaneously therewith contributed to the Borrower or one or more Guarantors (other than Holdings, other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) (and all of which Stock shall thereafter constitute Excluded Stock pursuant to clause (g) of the definition thereof)~~,~~  in each case, so long as, (A) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Laws, (B) if such acquisition involves the acquisition of Stock of a Person that upon such acquisition would become a Subsidiary of the Borrower, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary (unless otherwise designated as an Unrestricted Subsidiary pursuant to Section 8.26) and, to the extent required by the Collateral and Guarantee Requirement, a Guarantor, (C) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired, (D) [reserved], (E) both immediately prior to and after giving effect to such acquisition, no Event of Default under Section 10.1(a), (e), (f) or (g) shall have occurred and be continuing, and (F) immediately after giving effect to such acquisition, Holdings and its Restricted Subsidiaries shall be in compliance with Section 8.15.

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition and/or Permitted Investment at the time such Permitted Acquisition and/or Permitted Investment is made) of, without duplication: (a) the purchase consideration for such Permitted Acquisition and/or Permitted Investment, whether payable at or prior to the consummation of such Permitted Acquisition and/or Permitted Investment or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or Guaranties, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt assumed in connection with such Permitted Acquisition and/or Permitted Investment; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition and/or Permitted Investment) to be established in respect thereof by Holdings or its Restricted Subsidiaries.

“Permitted Debt” has the meaning specified in Section 8.12.

“Permitted Disposition” means:

(a)            Dispositions of obsolete, surplus, damaged or worn-out property or property that is no longer necessary, used or useful in the business of Holdings and its Restricted Subsidiaries;

(b)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(c)            the use, transfer or Disposition of cash and Cash Equivalents pursuant to any transaction not prohibited by the terms of the Loan Documents;

(d)            sales (other than sales of Eligible Accounts), discounting or forgiveness of Accounts in connection with the collection, settlement or compromise thereof;

(e)            any Disposition, license, sublicense, abandonment or lapse of Intellectual Property which does not materially interfere with the business of Holdings or any of its Restricted Subsidiaries, taken as a whole;

(f)             Dispositions constituting Permitted Distributions, Permitted Investments (other than pursuant to clause (p) of the definition of “Permitted Investments”, but including without limitation the contribution of the DPW Real Property to the extent set forth in clause (jj) of the definition of “Permitted Investments”), transactions permitted by Section 8.9 or Permitted Liens;

(g)            any sale or issuance of Stock by (iii) a direct Restricted Subsidiary of Holdings to Holdings, (iv) the Borrower to Holdings, or (v) any Restricted Subsidiary of Borrower to Borrower, Holdings or another Restricted Subsidiary of Borrower or Holdings;

(h)            Dispositions of property for aggregate consideration of less than $1,000,000 with respect to any individual transaction; provided that the aggregate amount of such Dispositions permitted by this clause (i) shall not exceed $5,000,000 during any Fiscal Year;

(i)             the leasing or subleasing of assets of Holdings or any of its Restricted Subsidiaries not materially interfering with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(j)             Dispositions of non-core assets acquired in connection with Permitted Acquisitions, any other acquisitions permitted hereunder or similar Investments that are not used or useful in the business of Holdings and its Restricted Subsidiaries;

(k)            leases, subleases, licenses or sublicenses, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and which do not materially interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(l)             transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(m)           Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)            the unwinding of any Hedge Agreement pursuant to its terms;

(o)            the Disposition of the Stock in, Debt of, or other securities issued by, and/or assets of an Unrestricted Subsidiary;

(p)            Dispositions of property or assets to Holdings, the Borrower or to any other Restricted Subsidiary; provided that, if the transferor of such property is an Obligor (vi) the transferee thereof must either be an Obligor or (vii) such transaction must constitute a Permitted Investment;

(q)            (viii) the settlement, release or surrender of litigation claims in the ordinary course of business or to the extent that the Borrower determines, in the good faith business judgment, that such settlement, release or surrender of litigation claims is beneficial to Holdings and its Restricted Subsidiaries, taken as a whole and (ii) the releases of claims set forth in Section 7.1 of the Supply ProFrac Agreement as in effect on the Seventh Amendment Effective Date;

(r)             any Disposition for Fair Market Value; provided that (ix) with respect to any Disposition (or series of related Dispositions) pursuant to this clause (r) for a purchase price in excess of $5,000,000, Holdings, the Borrower or any other Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, with respect to Dispositions of Fixed Asset Collateral (but not Current Asset Collateral), for purposes of determining what constitutes cash and Cash Equivalents under this clause (r), any Designated Non-Cash Consideration received by Holdings, the Borrower or such other Restricted Subsidiary in respect of the applicable Disposition of property that is not Current Asset Collateral having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (r) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $15,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Disposition is made based upon the Section 6.2 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, and (x) the Borrower shall deliver an updated Borrowing Base Certificate if the assets being disposed of pursuant to this clause (r) represent 5.0% or more of the value of the assets included in the most recent calculation of the Borrowing Base; provided further that, after giving effect to such Disposition, any such Disposition shall not cause the aggregate amount of the Aggregate Revolver Outstandings to exceed the then-current Availability;

(s)            Dispositions to any Restricted Subsidiary that is not an Obligor, provided that the aggregate Fair Market Value of all such Dispositions made pursuant to this clause (u) shall not exceed $7,500,000;

(t)             Dispositions constituting the Permitted Sale Leaseback Transaction (so long as such Disposition does not involve Current Asset Collateral) for cash consideration in the aggregate not in excess of $50,000,000;

(u)            Dispositions, rentals or other disposals of Equipment and Inventory and other assets (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned (xi) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry or (xii) so long as such abandonment or lapse would not adversely affect the right of the Agent or Lenders to exercise their rights of remedies hereunder or under any other Loan Document, to the extent that the Borrower determines, in the good faith business judgment, that abandoning or letting such Intellectual Property lapse is beneficial to the Borrower and the Restricted Subsidiaries, taken as a whole) in the ordinary course of business and sales of Equipment and Inventory to buyers in the ordinary course of business;

(v)            the Monarch Contribution and Assignment; and

(w)           the disposition on or about the AST Acquisition Closing Date of the AST Real Property pursuant to the AST Sale Leaseback Transaction.

For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC, as the case may be.

“Permitted Distributions” has the meaning specified in Section 8.10.

“Permitted FTS Acquisition” means the FTS Acquisition; provided that, (a) both immediately prior to and after giving effect to the initial Borrowings on the Closing Date, the issuance of any Letters of Credit issued on the Closing Date and the consummation of the FTS Acquisition and the FTS Distribution and Contribution Transaction, (i) Liquidity shall not be less than $50,000,000 and (ii) Availability shall not be less than $20,000,000, (b) prior to or substantially concurrent with the consummation of the FTS Acquisition, Borrower shall have delivered to the Agent complete and correct copies of the FTS Acquisition Documents (other than the FTS Acquisition Agreement and all amendments thereto which are then all on file with the SEC prior to the date hereof), including all schedules and exhibits thereto, (c) the FTS Acquisition shall have been ~~or, contemporaneous with the borrowing of the Term Loans (as defined in the Term Loan Credit Agreement) on the Closing Date shall be,~~ consummated in all material respects in accordance with the terms of the FTS Acquisition Documents, without giving effect to any modifications, amendments, express waivers or express consents thereunder by the Borrower that are materially adverse to the Lenders without the consent of the Required Lenders, and (d) the Collateral Agent shall have a valid and perfected Lien pursuant to the Security Agreement, the Pledge Agreements and the FTS Control Agreements, as applicable, in respect of the Stock of FTS and substantially all of the property and assets of FTS and the FTS Subsidiaries subject to the Collateral and Guarantee Requirements, the provisions set forth in the Security Agreement; provided that, upon the consummation of the FTS Distribution and Contribution Transaction, notwithstanding any other provisions set forth herein, (i) each of the Pledge Agreements and FTS Control Agreements shall be deemed terminated and released (automatically and through no further action of any Person), (ii) FTS shall no longer be deemed to be party to this Agreement, the Security Agreement, the Guarantee Agreement or any other Loan Document (in each case, automatically and through no further action of any Person), (iii) the Collateral Agent’s liens upon the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries) shall be deemed terminated and released (automatically and through no further action of any Person), and (iv) the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents and the Parent Guarantee) irrevocably authorize the Collateral Agent to (A) release its Liens on the Stock of FTS and the assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries), and (B) if reasonably requested by the Borrower, promptly execute, as applicable, and deliver to the Borrower any such additional instruments, terminations, lien releases, discharges of security interests, pledges and other similar discharge or release documents or other writings to effect or evidence such release and termination.

“Permitted Holders” means each of Farris Wilks, his Family Members, Farris Family Trusts, FARJO Holdings, LP, Dan Wilks, his Family Members, Family Trusts, THRC Management, LLC and THRC Holdings, LP (provided that THRC Holdings, LP shall only constitute a Permitted Holder so long as THRC Management, LLC, Dan Wilks, his Family Members, and/or the Family Trusts Control THRC Holdings, LP and own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of THRC Holdings, LP).

“Permitted Inventory Locations” means, as of the Seventh Amendment Effective Date, each location listed on Schedule 1.1(b), and from time to time each other location within the United States which the Borrower has notified the Agent is a location at which Inventory of Obligors is maintained.

“Permitted Investments” means:

(a)            Investments by Holdings, the Borrower or any other Restricted Subsidiary in assets constituting cash or Cash Equivalents at the time such Investment was made;

(b)            (i) (A) Investments by Holdings and its Restricted Subsidiaries in Holdings and its Restricted Subsidiaries existing on the Agreement Date and (B) Investments existing on the Second Amendment Effective Date and identified in Schedule 8.11; and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment permitted by clause (b)(i) existing on the Second Amendment Effective Date; provided that the aggregate amount of the Investments permitted pursuant to this clause (b) is not increased from the aggregate amount of such Investments on the Second Amendment Effective Date except pursuant to the terms of such Investment as of the Second Amendment Effective Date or as otherwise permitted by Section 8.11;

(c)            Investments by any Obligor in any other Obligor;

(d)            Investments by any Restricted Subsidiary which is not an Obligor in the Borrower or any other Restricted Subsidiary;

(e)            Investments by any Obligor in any Restricted Subsidiary which is not an Obligor; provided that the aggregate amount of Investments made and then-outstanding pursuant to this clause (e), shall not exceed, at the time of the making of such Investment and after giving Pro Forma Effect thereto, the greater of (x) $22,500,000 and (y) 1.75% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investments was made;

(f)             Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(g)            Deposit Accounts maintained in the ordinary course of business;

(h)            Investments constituting Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes;

(i)            Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of Account Debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, Account Debtors, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j)            loans or advances to officers, directors, partners, members and employees of Holdings (or any Parent Entity) or its Restricted Subsidiaries (iii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (iv) in connection with such Person’s purchase of Stock of Holdings (or Stock of any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of Qualified Stock reasonably satisfactory to the Agent or used to satisfy Tax obligations relating to proceeds received by such Person in connection with the Transactions, which proceeds are used for the purchase of such Stock)), (v) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification and (vi) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount not to exceed~~10,000,000~~ $1,000,000 in any Fiscal Year and (y)~~30,000,000~~ $2,000,000 during the term of the Agreement;

(k)           ~~Permitted Acquisitions or any other acquisition constituting a Permitted Investment so long as, the Specified Conditions shall have been satisfied with respect thereto at the time of (and after giving effect to) such Permitted Acquisition or Permitted Investment; provided, the aggregate amount of Permitted Acquisition Consideration relating to all such~~any Permitted Acquisitions or any other acquisition constituting a Permitted Investment made ~~or provided and then-outstanding by the Borrower or any Guarantor to acquire any Restricted Subsidiary that does not become a Guarantor or merge, consolidate or amalgamate into the Borrower or a Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition or Permitted Investment, be owned by the Borrower or a Guarantor, shall not exceed, at the time of consummating such Permitted Acquisition or making of such Permitted Investment and after giving Pro Forma Effect thereto, the greater of (x) $25,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Permitted Acquisition was consummated or Permitted Investment was made;~~prior to the Ninth Amendment Effective Date to the extent permitted to be made under this Agreement at such time;

(l)            any Investment to the extent that the consideration therefor is Stock (other than Disqualified Stock) of Holdings (or any Parent Entity);

(m)          Guaranties of Holdings, the Borrower or any other Restricted Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(n)           Investments in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry consisting of endorsements for collection or deposit and customary trade arrangements with customers in the ordinary course of business;

(o)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(p)           Investments consisting of Liens, Debt, fundamental changes, Dispositions (other than pursuant to clause (f) of the definition of “Permitted Disposition”) and Distributions, in each case, permitted under this Agreement;

(q)           Investments in cash, and in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(r)            promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(s)           advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, partners, members, consultants, independent contractors or other service providers, in each case in the ordinary course of business;

(t)            Investments made to acquire, purchase, repurchase or retire Stock of Holdings (or Stock of any Parent Entity), or the Borrower owned by any employee stock ownership plan or similar plan of Holdings (or any Parent Entity), the Borrower, or any Subsidiary, in an aggregate amount not to exceed (A) $10,000,000 in any Fiscal Year and (B) $20,000,000 during the term of the Agreement;

(u)           contributions to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings (or any Parent Entity thereof);

(v)          Investments held by any Person acquired by Holdings, the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 8.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w)          Restricted Subsidiaries of Holdings may be established or created if Holdings, the Borrower and such Restricted Subsidiary comply with the requirements of Section 8.22, if applicable; provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Agreement, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 8.22 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x)           to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(y)          Investments by Restricted Subsidiaries that are not Obligors in Restricted Subsidiaries that are not Obligors;

(z)           intercompany Investments, reorganizations and related activities in connection with tax planning and reorganization activities, in each case, among Holdings and its Subsidiaries (or Restricted Subsidiaries in the case of any intercompany Investments) so long as (vii) after giving effect to any such activities, the Collateral Agent’s Liens on any material Collateral would not be impaired, (viii) immediately prior and after giving effect to any such activities, no Out-of-Formula Condition has occurred and is continuing or would result therefrom, and (ix) immediately prior and after giving effect to any such activities, the Borrower would have Availability of not less than $25,000,000;

(aa)         asset purchases (including purchases of Inventory, supplies, materials and other assets), in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(bb)        any Investment in a non-Obligor to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution in like kind as such Investment from such Person that is not an Obligor;

(cc)         any Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries and Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries); provided that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (cc) measured at the time of the making of such Investment and after giving Pro Forma Effect thereto shall not exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made; provided, further that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (cc) measured at the time of the making of such Investment shall not exceed $100,000,000 to the extent that the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, exceeds 1.10 to 1.00;

(dd)        ~~so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Investments in an amount not to exceed the Available Equity Amount at such time~~[reserved];

(ee)         prior to the Ninth Amendment Effective Date, any other ~~Investments,~~Investment so long as the “Specified Conditions” in effect at such time shall have been satisfied before and immediately after giving effect ~~thereto~~to such Investment;

(ff)          the (x) Permitted FTS Acquisition, and (xi) Permitted West Munger Acquisition;

(gg)        Investments with respect to the Basin Units Acquisition made on or prior to the Closing Date;

(hh)        (xii)  the issuance of the Flotek Notes or Flotek Stock to Holdings, the Borrower or any other Obligor and/or contributed to the Borrower or another Obligor by Holdings, in each case to the extent constituting Investments and (xiii) Investments made after the Closing Date with respect to the acquisition and ownership of Flotek Stock received (x) in connection with a conversion of all or a portion of the outstanding principal and accrued and unpaid interest under the Flotek Notes into Flotek Stock solely to the extent on a non-cash basis and (y) in connection with the Flotek Supply Agreement (solely to the extent that such Stock is issued on a non-cash basis);

(ii)           the (x) Signal Peak Acquisition consummated in accordance with the terms of the Signal Peak Acquisition Documents and (y) U.S. Well Merger consummated in accordance with the terms of the U.S. Well Merger Documents;

(jj)           the Monarch Acquisition (including without limitation the contribution by the Borrower to Monarch Silica substantially contemporaneously with the Monarch Acquisition Closing Date, of the DPW Real Property that the Borrower acquired from DPW Investments, LLC as part of the Monarch Acquisition), so long as (A) no Event of Default exists or would arise as a result of consummating the Monarch Acquisition, and (B) such acquisition is consummated in accordance with the terms of the Monarch Acquisition Documents;

(kk)         the Producers Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the Producers Acquisition, and (B) the aggregate Permitted Acquisition Consideration in cash with respect to the Producers Acquisition does not exceed $35,000,000;

(ll)           the REV Energy Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the REV Energy Acquisition, (B) such acquisition is consummated in accordance with the terms of the REV Energy Acquisition Documents, (C) the Collateral and Guarantee Requirement is satisfied pursuant to Section 8.22 in connection therewith (it being understood and agreed that no person acquired in connection with the REV Energy Acquisition shall be at any time designated as an Excluded Subsidiary or an Unrestricted Subsidiary), (D) each new direct or indirect Domestic Subsidiary acquired in connection with the REV Energy Acquisition becomes a Wholly Owned Restricted Subsidiary and (E) such acquisition and contribution are consummated on or prior to January 31, 2023;

(mm)       the Performance Proppants Acquisition, so long as (A) no Event of Default exists or would arise as a result of consummating the Performance Proppants Acquisition and (B) such acquisition is consummated in accordance with the terms of the Performance Proppants Acquisition Documents;

(nn)        to the extent constituting an Investment, the Monarch Contribution and Assignment; ~~and~~

(oo)        the AST Acquisition, so long as (A) no Event of Default exists immediately prior to the consummation of the AST Acquisition or would arise as a result of consummating the AST Acquisition, (B) such acquisition is consummated in accordance with the terms of the AST Acquisition Documents (including the payment in full of, and termination of all Liens securing, the “Payoff Debt” (as such term is defined in the AST Acquisition Agreement)), (C) the Collateral and Guarantee Requirement is satisfied pursuant to Section 8.22, provided, however, that if any guaranty or security interest is provided in connection with the Indenture Documents which is also required to be provided pursuant to the Collateral and Guarantee Requirement, such guaranty or security interest shall be provided pursuant to the Collateral and Guarantee Requirement concurrently therewith (it being understood and agreed that AST shall not be designated as an Excluded Subsidiary or an Unrestricted Subsidiary on the AST Acquisition Closing Date), (D) any new direct or indirect subsidiary acquired in connection with the AST Acquisition becomes a Wholly Owned Restricted Subsidiary on the AST Acquisition Closing Date, and (E) the AST Acquisition is consummated on or prior to August 31, 2024.

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses at the time of making such Investment, the Borrower, in its sole discretion, may classify ~~and~~(but not later reclassify) such Investment and only be required to include the amount and type of such Investment in one of such clauses; provided that Investments may initially be allocated among more than one clause to the extent that such Investment meets the criteria of such clauses.

“Permitted Liens” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries, the Liens listed below:

(a)           Liens for Taxes that (i) are not delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or (ii) are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or other applicable accounting principles);

(b)           the Collateral Agent’s Liens pursuant to the Loan Documents;

(c)           (iii) Liens consisting of deposits or pledges of cash (or letters of credit issued) made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, (iv) Liens consisting of pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Restricted Subsidiary, (v) Liens consisting of deposits of cash made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases or purchase, supply or other contracts (other than for the repayment of Debt for Borrowed Money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt for Borrowed Money) or to secure statutory or regulatory obligations (other than Liens arising under ERISA or Code Section 430), surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d)          statutory or common law Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being Properly Contested, in each case, if adequate reserves in accordance with GAAP (or other applicable accounting principles) with respect thereto are maintained on the books of the applicable Person, provided that if any such Lien arises from the nonpayment of any such claims or demands when due, such claims or demands are being Properly Contested or such nonpayment would not reasonably be expected to cause a Material Adverse Effect;

(e)           Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.12; provided that (vi) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (vii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (viii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor; provided, further that this clause (e) shall include Liens securing any Debt evidenced by the Enterprise Equipment Lease Agreement to the extent such Debt is permitted pursuant to Section 8.12;

(f)            (ix) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, affidavits of heirship, and other similar title ordinary course exceptions or encumbrances affecting any Real Estate; provided that they do not, in the aggregate, materially interfere with its use in the ordinary conduct of the Borrower’s and its Restricted Subsidiaries’ business taken as a whole, (x) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Real Estate over which the Borrower or any Restricted Subsidiary has easement rights (but does not own) or on any leased Real Estate and subordination or similar agreements relating thereto, and (xi) any condemnation or eminent domain proceedings affecting any Real Estate;

(g)          Liens arising from any judgment, decree or order of any court or other Governmental Authority or any attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens do not constitute an Event of Default hereunder;

(h)          licenses, sublicenses, leases or subleases on the property covered thereby (including Intellectual Property) granted to other Persons and not materially interfering with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(i)           any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Agreement;

(j)            Liens (xii) that are contractual rights of set-off, (xiii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Restricted Subsidiary in the ordinary course of business, or (xiv) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)          Liens (xv) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection, (xvi) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (xvii) in favor of the commodities broker or intermediary attaching to commodity trading accounts, or other commodity brokerage accounts, incurred in the ordinary course of business and not for speculative purposes;

(l)           Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(m)         Liens arising from precautionary UCC filings;

(n)          Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(o)          Liens identified on Schedule 8.16; provided that (xviii) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Debt and (B) the proceeds and products thereof and (xix) such Lien shall secure only those obligations or Permitted Debt that it secures on the Agreement Date and any Refinancing Debt incurred to Refinance such Permitted Debt;

(p)          Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(q)          Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.26), in each case after the Closing Date; provided that (xx) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (xxi) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (xxii) the Debt is Permitted Debt and is not incurred in contemplation of such acquisition or in connection with such Person becoming a Restricted Subsidiary; provided, further, that if such Liens are consensual and are on the Collateral (other than cash and Cash Equivalents), the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Borrower and the Collateral Agent providing that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Liens on the assets of the Obligors in favor of the Secured Parties;

(r)           Liens securing ~~(i)~~ Debt permitted under Section 8.12(r), so long as the holder of any such Debt (or an agent, trustee or representative in respect thereof) shall be a party to the Initial Intercreditor Agreement or have entered into an Intercreditor Agreement or another Intercreditor Arrangement in form and substance reasonably satisfactory to the Agent, the Collateral Agent, the Required Lenders and the Borrower providing, among other things, subject to any caps and limitations set forth therein, that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Current Asset Collateral, the liens on the Fixed Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral and shall otherwise be in compliance with the parameters of Section 8.12(r) ~~and (ii) Debt permitted under Section 8.12(q) and subject to the limitations set forth therein~~;

(s)          Liens on property of a Restricted Subsidiary of Holdings that is not an Obligor securing Debt of such Restricted Subsidiary that is not an Obligor pursuant to Section 8.12(o);

(t)           deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers or any seller of goods;

(u)          restrictions on transfers under applicable securities laws;

(v)          any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Stock of any joint venture or similar arrangements pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(w)         Liens (xxiii) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (xxiv) consisting of an agreement to Dispose of any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(x)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods, entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(y)          Liens that are contractual rights of set-off (xxv) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Debt, or (xxvi) related to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (xxvii) relating to purchase orders and other agreements entered into with customers of the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(z)           any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any other Restricted Subsidiary;

(aa)         Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(bb)        ground leases in respect of real property on which facilities owned or leased by any of Holdings’ Restricted Subsidiaries are located;

(cc)         (xxviii) Liens securing Debt or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor provided that (x) such Liens are on the Collateral and junior to the Collateral Agent’s Lien and (y) such Debt is subject to a subordination agreement in form and substance reasonably satisfactory to the Agent and (xxix) Liens securing Debt or other obligations of any Restricted Subsidiary that is not an Obligor in favor of any Restricted Subsidiary that is not an Obligor;

(dd)        Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted as Permitted Investments;

(ee)         Liens on Stock in joint ventures (other than Restricted Subsidiaries); provided that any such Lien is in favor of a creditor or partner of such joint venture;

(ff)          Liens on cash and Cash Equivalents used to satisfy or discharge Debt; provided such satisfaction or discharge is permitted hereunder;

(gg)        Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole;

(hh)        servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole, including, without limitation, any obligations to deliver letters of credit and other security as required;

(ii)           the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Holdings, Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(jj)           Liens on the assets of U.S. Well Services Holdings, LLC and/or its Subsidiaries (but not any other Subsidiaries of Holdings) acquired on the U.S. Well Merger Closing Date securing the U.S. Well Services Debt incurred pursuant to Section 8.12(b);

(kk)         Liens to secure transactions permitted by Section 8.18 so long as ~~(i)~~ (xxx) such Lien attaches only to the assets sold in connection with such transaction and the proceeds thereof, an~~(ii)~~ d (xxxi) such Lien only secures the Debt that was incurred to acquire the assets leased in connection therewith or any Refinancing Debt in respect thereof;

(ll)           Liens on the Excluded Assets described in clause (v) of the definition thereof securing Debt incurred pursuant to Section 8.12(o); provided, that, such Liens shall not attach to any Current Asset Collateral;

(mm)      Liens on the Specified FTS Real Estate securing Debt incurred pursuant to Section 8.12(v);

(nn)         (xxxii) Customary Liens set forth in Organizational Documents of Persons other than the Obligors and (xxxiii) Liens set forth in Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement to the extent such Liens do not secure Debt for Borrowed Money; provided that such Liens shall not encumber any Current Asset Collateral unless they do not secure Debt for Borrowed Money;

(oo)        Liens securing the IOT-EQ Debt incurred pursuant to Section 8.12(u);

(pp)        other Liens; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (pp) and then-outstanding shall not exceed the greater of (x) $30,000,000 and (y) 6.0% of Consolidated Total Assets (measured as of the date such Lien was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date); provided, further, that if such Liens are consensual and are on the Collateral (other than cash and Cash Equivalents), the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the Initial Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Borrower and the Collateral Agent providing that, subject to any caps and limitations set forth therein, the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Liens on the Current Asset Collateral of the Obligors in favor of the Secured Parties and the liens on the Fixed Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral;

(qq)        Liens securing Debt permitted pursuant to Section 8.12(z); provided that such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits; provided further that individual financings of equipment provided by Paccar Financial Corp. (or any of its Affiliates) may be cross-collateralized to other financings of equipment provided by Paccar Financial Corp. (or any of its Affiliates); and

(rr)          Liens on property of AST existing on the AST Acquisition Closing Date and set forth on Schedule 8.16(a), provided that such Liens were in existence prior to the contemplation of the AST Acquisition and do not extend to any assets (other than replacements thereof, improvements, additions and accessions thereto and proceeds thereof and any receivables, contract rights or intangibles, in each case, related thereto and to the extent constituting property of AST) other than those of AST.

For purposes of determining compliance with this definition, in the event that any Lien meets the criteria of more than one of the types of Permitted Liens described in the above clauses, the Borrower, in its sole discretion, may classify and reclassify such Lien and only be required to include the amount and type of such Lien in one of such clauses provided that the Permitted Lien(s) may be allocated among more than one clause to the extent that such Permitted Lien(s) meets the criteria of such clauses.

“Permitted Sale Leaseback Transaction” means any Sale Leaseback Transaction with respect to the Specified FTS Real Estate; provided that (a) the Specified Conditions have been satisfied before and after giving effect thereto, (b) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (c) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (d) the lease with respect to such Sale Leaseback Transaction shall not have a capitalization rate in excess of 10.00% per annum, (e) the applicable purchaser and lessor with respect to such Sale Leaseback Transaction shall be an Affiliate of Wilks Brothers LLC, (f) Holdings or any of its Restricted Subsidiaries consummating such Sale Leaseback Transaction shall receive in connection with the sale or transfer of the property subject thereto, cash consideration in amount that (i) is at least equal to the Fair Market Value (as evidenced by an appraisal delivered to the Agent on or within 30 days following the closing date of such Sale Leaseback Transaction) of such property and (ii) does not in the aggregate exceed $50,000,000 (not including any reasonable and documented out-of-pocket fees, costs and expenses incurred and/or assessed in connection with such Sale Leaseback Transaction) and (g) substantially concurrent with the consummation of such Sale Leaseback Transaction, the landlord of the Specified FTS Real Estate shall execute and deliver a Collateral Access Agreement in favor of the Collateral Agent solely to the extent that at least $1,000,000 of Collateral is located at the applicable Specified FTS Real Estate.

“Permitted Tax Distributions” means (a) with respect to any taxable period (or portion thereof) for which Holdings and any of its Subsidiaries (including Borrower) are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is Wholly Owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, distributions by Holdings or an applicable Subsidiary (including Borrower), as may be relevant, to any direct or indirect parent of Holdings in an amount not to exceed the sum of (i) the lesser of (x) the amount of any U.S. federal, foreign, state and/or local income taxes that Holdings and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (y) the actual income tax liability of the common parent of the Tax Group and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Holdings under the Tax Receivable Agreement; or (b) with respect to any taxable period or portion thereof during which Holdings is a pass-through entity (including a partnership or disregarded entity) and is not Wholly Owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, distributions by Holdings to any member or partner of Holdings, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its pass-through Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates applicable during the relevant taxable period to a corporation that is resident in the state in which Holdings has its headquarters (for avoidance of doubt, regardless of the actual rate applicable to such member or partner)), determined by taking into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards available to such member or partner during the relevant taxable period from losses allocated to such member or partner by Holdings in prior taxable periods to the extent not taken into account in prior taxable periods and taking into account any applicable limitations on the use of such losses, (B) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (C) the corporate alternative minimum tax, (D) any basis adjustment pursuant to Sections 734 and 743 of the Code that gives rise to a payment under the Tax Receivable Agreement or otherwise, (E) any allocations of “reverse Section 704(c) income”, and (F) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Holdings and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, but not taking into account any allocations of “regular Section 704(c) income”, (provided that for purposes of this clause (b)(i), (I) any Parent Entity and any of the subsidiaries of such Parent Entity that are part of any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income tax returns of which such Parent Entity is the common parent shall be accounted for as a single direct member of Holdings (such aggregated deemed member, the “Public Member”) and (II) the amount of U.S. federal, state and/or local income taxes of the Public Member with respect to the relevant taxable period used in the calculation in clause (b)(i) shall in no event be less than the aggregate amount of U.S. federal, state and local tax liabilities of the Public Member for such taxable period), and (ii) in the case of such member or partner that is a direct or indirect parent of Holdings with an obligation under the Tax Receivable Agreement, such amounts as are needed by it during the relevant period to pay amounts owed by it under such Tax Receivable Agreement; provided that (1) it is understood and agreed, for the avoidance of doubt, that Permitted Tax Distributions shall not include distributions by any domestic Subsidiary that is treated as a corporation for U.S. federal income tax purposes; (2) any Permitted Tax Distributions made with respect to estimated income taxes pursuant to clauses (a)(i) or (b)(i) shall be made no earlier than ten (10) days prior to the due date of such estimated income taxes; (3) to the extent that Permitted Tax Distributions for estimated income taxes made with respect to any taxable year in accordance with the preceding clause (2) exceed the income tax liability of Holdings’ direct or indirect equity holders for such taxable year in respect of Holding’s net taxable income determined in accordance with the terms hereof (including as a result of the estimates of Holdings’ net taxable income during such year exceeding Holdings’ actual net taxable income for such taxable year), any such excess shall be carried forward for purposes of determining distributions payable pursuant to clauses (a)(i) or (b)(i), as applicable, and reduce Permitted Tax Distributions for income taxes made for later years; and (4) Permitted Tax Distributions shall not exceed the amount of distributions for taxes and Tax Receivable Agreement payments permitted under the Holdings LLC Agreement.

“Permitted West Munger Acquisition” means the West Munger Acquisition; provided that, (a) both immediately prior to and after giving effect to the West Munger Acquisition, no Event of Default shall have occurred and be continuing, (b) no more than $30,000,000 of the purchase price shall be paid in cash, and the purchase consideration shall other-wise consist solely of Stock (other than Disqualified Stock) in Holdings, and (c) the West Munger Acquisition complies with the provisions set forth in clauses (A), (B), and (C) of the definition of “Permitted Acquisition”.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings, the Borrower sponsors or maintains or to which Holdings, the Borrower or a Subsidiary of the Borrower makes, is making, or is obligated to make contributions.

“Pledge Agreements” means, collectively, (i) that certain Pledge Agreement, dated as of the Agreement Date, among Farris Wilks and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Pledge Agreement, dated as of the Agreement Date, among THRC Holdings, LP and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the twelfth month immediately following the date on which such Specified Transaction is consummated.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal Quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings and its Subsidiaries, (a) the pro forma increase or decrease (for the avoidance of doubt net of any such increase or decrease actually realized) in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (b) actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable cost savings, operating expense reductions or costs or other synergies or (c) any additional costs, expenses or charges, accruals or reserves incurred prior to or during such Post-Transaction Period with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction or Specified Restructuring; provided that (i) so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings, operating expense reductions or costs or other synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period and (ii) such Pro Forma Adjustments, when aggregated with any addbacks made pursuant to clause (a)(10) of the definition of “Consolidated EBITDA,” shall not be in excess of 20% of Consolidated EBITDA for such Test Period and (to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(~~q) or (~~r) hereof, that such cap will not apply to any amounts relating to amounts that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended prior to giving effect to any increase in Consolidated EBITDA pursuant to this definition or clause (a)(10) of the definition of “Consolidated EBITDA”) in any Test Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder for an applicable period of measurement, for any Specified Transactions or Specified Restructurings that have been made during any applicable Test Period or, if applicable, subsequent to such Test Period and prior to or simultaneously with the events for which any such calculation is made, shall be calculated on a pro forma basis assuming that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) Refinancing of Debt, and (c) any Debt incurred by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test, ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as reasonably determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and its Restricted Subsidiaries and (z) reasonably identifiable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender’s Revolving Credit Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Revolving Credit Commitments, or if no Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the sum (without duplication) of the aggregate amount of the Revolving Loans owed to such Lender plus such Lender’s participation in the aggregate undrawn face amount of all outstanding Letters of Credit, plus such Lender’s participation in the aggregate amount of any Unpaid Drawings in respect of Letters of Credit and (y) the denominator of which is the sum (without duplication) of the aggregate amount of the Revolving Loans owed to the Lenders, plus the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate amount of any Unpaid Drawings in respect of Letters of Credit, in each case giving effect to a Lender’s participation in Swingline Loans and Agent Advances.

“Producers Acquisition” has the meaning given to such term in the Third Amendment.

“ProFrac Manufacturing” means ProFrac Manufacturing, LLC, a Texas limited liability company.

“ProFrac Services” means ProFrac Services, LLC, a Texas limited liability company.

“Properly Contested” means, in the case of any Debt or other obligation of Holdings, the Borrower, or any Restricted Subsidiary that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or other obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves for the contested Debt or other obligation in conformity with GAAP; and (c) will not result in any impairment of the enforceability, validity or priority of the Collateral Agent’s Liens.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, equipment, Stock and Real Estate.

“Proposed Change” has the meaning specified in Section 12.1(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchased BPC Units” means the following Stock acquired by Holdings in accordance with the Basin Units Acquisition: (i) 120,000 Series A-1 Preferred Units in BPC, (ii) 11,000 Series B-1 Preferred Units in BPC and (iii) the Additional Purchased Units (as defined in the Basin Purchase and Sale Agreement).

“Qualified Stock” means any Stock that is not Disqualified Stock.

“Real Estate” means all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Reasonable Credit Judgment” means the Agent’s reasonable credit judgment (from the perspective of an asset-based lender), exercised in good faith in accordance with customary business practices for similar asset based lending facilities, (i) to reflect the impediments to the Collateral Agent’s ability to realize upon the Current Asset Collateral included in the Borrowing Base, (ii) to reflect claims and liabilities that will need to be satisfied in connection with the realization upon the Current Asset Collateral included in the Borrowing Base or (iii) to reflect criteria, events, conditions, contingencies or risks which adversely affect, or are reasonably likely to adversely affect, any component of the Borrowing Base, the Current Asset Collateral or the validity or enforceability of this Agreement, the other Loan Documents, the Parent Guarantee or any material remedies of the Secured Parties hereunder or thereunder. Any Reserve established or modified by the Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such Reserve, as reasonably determined, without duplication, by the Agent in good faith; provided that circumstances, conditions, events or contingencies existing or arising prior to the Closing Date and, in each case, disclosed in writing in any Field Examination or any Appraisal delivered to the Agent in connection herewith or otherwise known to the Agent prior to the Closing Date, shall not be the basis for any establishment of any Reserves after the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in a material respect since the Closing Date.

“Recipient” means (a) the Agent, (b) any Lender and (c) any other recipient of any payment made by or on behalf of the Obligors under this Agreement, any of the Loan Documents or the Parent Guarantee, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 6:00 a.m. (New York City time) on the day that is two (2) Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion

“Refinance,” “Refinanced” and “Refinancing” each has the meaning specified in the definition of the term “Refinancing Debt.”

“Refinanced Debt” has the meaning specified in the definition of the term “Refinancing Debt.”

“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any Debt incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, the Borrower and/or guarantors, or, after the original instrument giving rise to such Debt has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Debt shall have the same collateral priority as the Liens securing the Refinanced Debt, (c) no Obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt (except that any Obligor may be added as an additional direct or contingent obligor in respect of such Refinancing Debt), (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter Weighted Average Life to Maturity than the Refinanced Debt, (e) if the Refinanced Debt was subordinated in right of payment to any of the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Debt and (f) if the Refinanced Debt was subject to an Intercreditor Agreement, then the Refinancing Debt shall be subject to an Intercreditor Agreement.

“Register” has the meaning specified in Section 13.20(a).

“Registration Statement” has the meaning set forth in the definition of “IPO” set forth herein.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant on, in, under, from, to, into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB or the CME SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” and “Reports” each has the meaning specified in Section 13.17(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in accordance with regulations issued by the PBGC or by the Lender.

“Required Lenders” means, at any time, Lenders having Commitments representing at least 50.1% of the aggregate Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Required Lenders” means Lenders having Commitments representing at least 50.1% of the aggregate Commitments at such time (excluding the Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Commitments have been terminated, the term “Required Lenders” means Lenders holding Loans (including Swingline Loans) representing at least 50.1% of the aggregate principal amount of Loans (including Swingline Loans) outstanding at such time (excluding Loans of any such Lender that is a Defaulting Lender); provided, further, that to the extent there are two (2) or more unaffiliated Lenders, “Required Lenders” shall include at least two (2) unaffiliated Lenders (treating each Lender that is an Affiliate or an Approved Fund of another Lender and such Lender as one Lender for this purpose).

“Required Reimbursement Date” has the meaning specified in Section 2.3(e).

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, the Maximum Credit, the Borrowing Base, Eligible Accounts, and Eligible Inventory, any Cash Management Services Reserves, any reserves implemented with respect to any liquidated damages or “Shortfall Payments” (as defined in the Supply ProFrac Agreement), if any, upon becoming due and payable (or actually paid) by Holdings and/or its Restricted Subsidiaries under the Supply ProFrac Agreement (but automatically eliminated upon being paid or otherwise not then due and payable) and any other reserves permitted under this Agreement, in each case, established by the Agent, without duplication, from time to time in the Agent’s Reasonable Credit Judgment in accordance with Section 2.5 of this Agreement and any Bank Product Reserves.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate or the Compliance Certificate, the president, chief financial officer or the treasurer or assistant treasurer of the Borrower.

“Restricted Subsidiary” means (a) as to Holdings, the Borrower and each Subsidiary of the Borrower, and (b) as to the Borrower, each Subsidiary of the Borrower, in the case of each of clauses (a) and (b), other than an Unrestricted Subsidiary.

“Restructuring Costs” means any non-recurring, unusual and other one-time costs (including but not limited to legal and consulting fees) incurred by Holdings or any of its Restricted Subsidiaries in connection with its business, operations and structure in respect of plant closures, facility shutdowns, plant “moth-balling” or consolidation of assets located at any leased or fee-owned facilities, relocation or elimination of facilities, offices or operations, information technology integration, headcount reductions, salary continuation, termination, relocation and training of employees, severance costs, retention payments, bonuses, benefits and payroll taxes and other costs incurred in connection with the foregoing.

“REV Energy” has the meaning given to such term in the Third Amendment.

“REV Energy Acquisition” has the meaning given to such term in the Third Amendment.

“REV Energy Acquisition Agreement” has the meaning given to such term in the Third Amendment.

“REV Energy Acquisition Closing Date” means the date on which the REV Energy Acquisition has been consummated.

“REV Energy Acquisition Documents” means the REV Energy Acquisition Agreement and any other agreements, instruments and other documents related thereto or executed in connection therewith, excluding the REV Energy Seller Financing Debt Documents, together with any other amendments, restatements, supplements or modifications thereto, or any waivers or consents thereunder to the extent not prohibited by Section 8.28(c).

“REV Energy Earnout” means “Earnout Payment” under and as defined in the REV Energy Acquisition Agreement as in effect on the Third Amendment Effective Date.

“REV Energy Seller Financing Debt Agreement” means the Secured Seller Note issued by Borrower to BCKW LLC, a Colorado limited liability company, in the original principal amount not to exceed $40,000,000 upon the effectiveness of the REV Energy Acquisition (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable and/or automatically capitalized thereunder) and in the form disclosed to Agent and the Lenders on December 27, 2022, as in effect immediately prior to the Seventh Amendment Effective Date.

“REV Energy Seller Financing Debt Documents” means the REV Energy Seller Financing Debt Agreement and all security agreements, pledge agreements, mortgages, deeds of trust and other security documents, agreements and instruments executed in connection therewith as in effect immediately prior to the Seventh Amendment Effective Date.

“Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” means, at any date for any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit pursuant to the terms and conditions of this Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance, Incremental Agreement or Extension Agreement, as applicable, by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, Incremental Agreement or Extension Agreement; and “Revolving Credit Commitments” means the aggregate principal amount of the Revolving Credit Commitments of all Lenders, the maximum amount of which shall be the Maximum Revolver Amount.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.6(a).

“Revolving Credit Facility” has the meaning specified in the recitals to this Agreement.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Loans” means the revolving loans made pursuant to Section 2.2, each Agent Advance and Swingline Loan.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Ritchie Bros Installment Agreement” means that certain Installment Payment Agreement dated as of February 22, 2022, between REV Energy Services, LLC and First-Citizens Bank & Trust Company, as amended, together with that certain Addendum to Installment Payment Agreement dated as of May 9, 2022.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which (a) Holdings or any of its Restricted Subsidiaries shall sell or otherwise transfer any Real Estate (together with any personal property related to or used in connection with such Real Estate so long as such personal property is immaterial and incidental to such Real Estate) to any Person and (b) Holdings or any of its Restricted Subsidiaries shall lease back from such Person all or any portion of such property.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions. As of the Fourth Amendment Effective Date, Sanctioned Countries include the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Entity” means (a) any Sanctioned Country or (b)(i) a country or territory or a government of a country or territory, (ii) an agency of the government of a country or territory, (iii) an organization directly or indirectly controlled by a country or territory or its government or (iv) a Person resident in or determined to be resident in a country or territory, in each case of clause (b)(i) through clause (b)(iv), that is subject to a country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means (a) a person or entity named or a person or entity owned 50% or more by a person or entity on any of the lists of designated sanctioned persons maintained by OFAC or the United States Department of State, including the list of Specially Designated Nationals or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or Holdings, Borrower or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Second Amendment Effective Date” means November 1, 2022.

“Second Currency” has the meaning specified in Section 14.19.

“Section 6.2 Financials” means the Financial Statements delivered, or required to be delivered, pursuant to Section 6.2(a) or 6.2(b).

“Secured Cash Management Agreement” means any Cash Management Document that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank and designated in writing by the Cash Management Bank and such Person to the Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 8.12 that is entered into by and between any Obligor or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Hedge Bank and such Obligor to the Agent as a “Secured Hedge Agreement.” Such designation in writing by the Hedge Bank and the applicable Obligor (or any subsequent written notice by the Hedge Bank to the Agent) may further designate with the consent of the Borrower any Secured Hedge Agreement as being a “Noticed Hedge” as defined under this Agreement.

“Secured Hedge Obligations” means (a) obligations under any Secured Hedge Agreement up to the maximum amount reasonably specified by such Hedge Bank and any Obligor or any Restricted Subsidiary in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as Aggregate Revolver Outstandings would not exceed the Maximum Revolver Amount as a result of the establishment of a Bank Product Reserve for such amount and (b) obligations under any Secured Hedge Agreement where JPMorgan or any of its Affiliates is the Hedge Bank up to the maximum amount reasonably specified by such Hedge Bank in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as Aggregate Revolver Outstandings would not exceed the Maximum Revolver Amount as a result of the establishment of a Bank Product Reserve for such amount.

“Secured Parties” means, collectively, the Agent, the Collateral Agent, the Lenders, each Letter of Credit Issuer, the Indemnified Persons, the Cash Management Banks and the Hedge Banks.

“Securities Accounts” means all “securities accounts” as such term is defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among Holdings, the Borrower, each of the Guarantors from time to time party thereto, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Pledge Agreements, the FTS Control Agreements, any Intellectual Property security agreement, and any other agreements, instruments, and documents heretofore, now or hereafter securing any of the Obligations.

~~“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt that is secured by a Lien on any assets or property of Holdings, the Borrower or any Restricted Subsidiary as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.~~

“Settlement” and “Settlement Date” have the meanings specified in Section 13.14(a)(i).

“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement dated as of the Seventh Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Released Obligors (as defined therein), the Lenders party thereto, the Agent and the Collateral Agent.

“Seventh Amendment Effective Date” means December 27, 2023.

“Shared Services Agreement” means that certain shared services agreement to be entered into by and between Wilks Brothers, LLC and Holdings pursuant to the IPO Transactions in substantially the form attached hereto as Exhibit M (as such form may be amended, modified or changed prior to the execution and delivery thereof by the parties thereto to the extent that such amendment, modification or change is not in any manner materially adverse to the interests of the Lenders).

“Signal Peak Acquisition” has the meaning given to such term in the First Amendment.

“Signal Peak Acquisition Documents” has the meaning given to such term in the First Amendment.

“Significant Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such date of determination were equal to or greater than ten percent (10%) of the Consolidated Total Assets at such date, (b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than ten percent (10%) of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP or (c) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that would constitute a “Significant Subsidiary” under clause (a) or (b) above.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement dated as of September 29, 2023, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Interest Payment Date” means (a) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Termination Date and (b) with respect to any Term Benchmark Loan, (i) the last day of each Interest Period applicable to the Borrowing of which such Term Benchmark Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and (ii) the Termination Date.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” or “Solvency” means, at the time of determination:

(a)          each of the Fair Market Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and

(b)          such Person and its Subsidiaries taken as whole do not have Unreasonably Small Capital; and

(c)          such Person and its Subsidiaries taken as whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the solvency certificate delivered on the Closing Date pursuant to Section 9.1(a)(v).

“Specified Account Debtor” certain Account Debtors (other than Investment Grade Account Debtors) from time to time agreed to in writing by Agent. As of the Closing date, Rockcliff Energy Management and its Subsidiaries shall be Specified Account Debtors.

“Specified Conditions” means, at any time of determination on or after the Ninth Amendment Effective Date, that (a) no Event of Default ~~(or solely in the case of any Permitted Acquisition or Permitted Investment made pursuant to clause (k) of the definition of “Permitted Investments”, no Event of Default under Section 10.1(a), (e), (f) or (g))~~ shall have occurred and be continuing ~~exists~~ or would arise as a result of the making of the subject Specified Payment, (b) after giving Pro Forma Effect to such Specified Payment, the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period ~~(regardless of whether a Covenant Trigger Period is then in effect)~~ shall be greater than or equal to 1.0 to 1.0 calculated as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such Test Period, (c) Availability after giving Pro Forma Effect to such Specified Payment is as of the date of such Specified Transaction ~~(other than the Specified Unrestricted Subsidiary Designation occurring on the Seventh Amendment Effective Date)~~, and for each date during the thirty (30) calendar day period prior to such Specified Payment would have been, in excess of the greater of (x) 15.0% of the Maximum Credit and (y) $~~48,750,000 (or, solely with respect to Section 8.13(f)(vii) in regards to such dollar threshold, $45,000,000)~~41,250,000 and (d) the Borrower shall have delivered a certificate of a Responsible Officer, to the Agent stating that the conditions contained in the foregoing clauses (a), (b) and (c) have been satisfied. For the avoidance of doubt and notwithstanding any other provisions set forth herein or in the other Loan Documents, the Specified Unrestricted Subsidiary Designation occurring on the Seventh Amendment Effective Date shall not be subject to the satisfaction of the Specified Conditions.

“Specified Event of Default” means the occurrence of and continuance of any Event of Default under ~~(a)~~(a) Section 10.1(b), to the extent related to the inaccuracy of any Borrowing Base Certificate delivered under this Agreement, ~~(b)~~(b) any of Sections 10.1(a), (e), (f) or (g), ~~(c) Section 10.1~~(c)~~(ii), (d) Section 10.1(c)(iii) or (e)~~  Section 10.1(c)(i) (as a result of a breach of Section 8.21 or Section 8.23 only) or (d) Section 10.1(c)(iii).

“Specified FTS Real Estate” means the Real Estate acquired in connection with the FTS Acquisition and located at the below locations, together with (x) all rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to such Specified FTS Real Estate; (y) all buildings and other improvements of every kind and description now or hereafter placed on such Specified FTS Real Estate, together with all fixtures, machinery and other articles of personal property now or hereafter attached to or regularly used in connection with the Specified FTS Real Estate, and all replacements thereof, and (z) all extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the easements or improvements:

(1)	906 S. Eastern, Elk City, OK 73644;

(2)	1432 Route 519, Eighty Four, PA 15330;

(3)	Lot 1, Aledo, TX 76008;

(4)	117 Nu Energy Rd., Aledo, TX 76008;

(5)	119 Nu Energy Rd., Aledo, TX 76008;

(6)	2459 FM 190, Asherton, TX, 78827;

(7)	4608 Fairlane, Fort Worth, TX 76119;

(8)	4651 S. Edgewood Terrace, Fort Worth, TX 76119;

(9)	4700 S. Edgewood Terrace, Fort Worth, TX 76119;

(10)	1704 E. Whaley St., Longview TX 75601;

(11)	3201 W. Murphy, Odessa, TX 79763;

(12)	986 S. Maurice Rd., Odessa, TX, 79763 ;

(13)	602 S. Hwy 163, Ozona, TX 76943; and

(14)	3195 Coughran Rd., Pleasanton, TX 78064.

“Specified Payment” means (a) any ~~Permitted Acquisition or Permitted Investment made pursuant to clause (k) of the definition of “Permitted Investments”, (b) Distributions made pursuant to Section 8.10(i)(i), (c) Investments made pursuant to clause (ee) of the definition of “Permitted Investments”, (d)~~ Sale Leaseback ~~Transactions~~Transaction consummated pursuant to Section 8.18(a) and Section 8.18(b) (and excluding, for the avoidance of doubt, the AST Sale Leaseback Transaction)~~, (e) payments in respect of Junior Debt made pursuant to Section 8.13(a)(ii)(F), (f) [reserved], (g) any payment in respect of the REV Energy Earnout made pursuant to Section 8.13(e)~~  and (~~h~~b) any payment or redemption of any Indenture Debt pursuant to Section 8.13(f)(vii).

“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of Holdings or any of its Restricted Subsidiaries after the Closing Date and not in the ordinary course and described in reasonable detail in a certificate of a Responsible Officer delivered by Holdings or the Borrower to the Agent.

“Specified Transaction” means, with respect to any period, any Investment, Disposition (including the Permitted Sale Leaseback Transaction), incurrence of Debt, Refinancing of Debt, Distribution, Subsidiary designation (including the Specified Unrestricted Subsidiary Designation), Revolving Credit Commitment Increase, creation of Extended Revolving Credit Commitments or other event that by the terms of the Loan Documents or the Parent Guarantee requires compliance on a “Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto.

“Specified Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a)  free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (y)(i) and (y)(ii) of the definition of “Permitted Liens” herein and (b) held in a Deposit Account in the United States (i) with the Collateral Agent or (ii) that is subject to a Control Agreement providing the Collateral Agent “Control” (as defined in the UCC) of such Deposit Account. For the avoidance of doubt, this definition of “Specified Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit and any Unpaid Drawings in respect of Letters of Credit.

“Specified Unrestricted Subsidiary Designation” has the meaning given to such term in the Seventh Amendment.

“Stated Termination Date” means, with respect to the Revolving Credit Facility, ~~March 4~~September 3, 2027 and, with respect to any Extended Revolving Credit Facility, the maturity date set forth in the Extension Agreement related thereto.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means any Debt subordinated in right of payment to, or required under the Loan Documents to be subordinated in right of payment to, any Debt under the Loan Documents, except any Debt that is subject to Lien subordination but not payment subordination. For the avoidance of doubt, (i) [reserved] and (ii) the EKU Debt, the IOT-EQ Debt, the U.S. Well Services Debt, the Indenture Debt, the Paccar Equipment Loan Documents and the Enterprise Equipment Lease Agreement shall not be deemed to constitute “Subordinated Debt”.

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Agreement Date, by and among Holdings, the Borrower and each Restricted Subsidiary of Holdings from time to time party thereto.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

“Supermajority Lenders” means, at any time, Lenders having Commitments representing at least 66⅔% of the aggregate Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Supermajority Lenders” means Lenders having Commitments representing at least 66⅔% of the aggregate Commitments at such time (excluding the Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Commitments have been terminated, the term “Supermajority Lenders” means Lenders holding Loans (including Swingline Loans) representing at least 66⅔% of the aggregate principal amount of Loans (including Swingline Loans) outstanding at such time (excluding Loans of any such Lender that is a Defaulting Lender).

“Supply ProFrac Agreement” means that certain Master Purchase Agreement dated as of December 27, 2023 by and among Alpine Silica, as “Supplier”, ProFrac Services, as “Customer”, the Borrower and ProFrac Manufacturing, providing for the sale to ProFrac Services by Alpine Silica or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, as amended, restated, supplemented and/or modified from time to time.

“Supporting Letter of Credit” has the meaning specified in Section 2.3(g).

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means the Commitment of the Swingline Lender to make loans pursuant to Section 2.4(f).

“Swingline Lender” means JPMorgan or any successor financial institution agreed to by the Agent, in its capacity as provider of Swingline Loans.

“Swingline Loan” and “Swingline Loans” have the meanings specified in Section 2.4(f).

“Swingline Sublimit” has the meaning specified in Section 2.4(f).

“Tax Group” has the meaning specified in the definition of Permitted Tax Distributions.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into in connection with the IPO Transactions, as further described in the Registration Statement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR.

~~“Term Loan Agent” means Piper Sandler Finance LLC as “Agent” and “Collateral Agent” under the Term Loan Credit Agreement and the other Term Loan Documents.~~

~~“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the Agreement Date, by and among the Borrower, Holdings, the Term Loan Agent, the lenders party thereto and the other parties party thereto (as amended, restated, supplemented or otherwise modified from time to time prior to the Seventh Amendment Effective Date).~~

~~“Term Loan Documents” has the same meaning as “Loan Documents” set forth in the Term Loan Credit Agreement.~~

~~“Term Loan Facility” means the term loan credit facility made available to the Borrower and certain of its Subsidiaries pursuant to the Term Loan Credit Agreement.~~

“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m., New York City time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date that is 91 days prior to the stated maturity of any Material Indebtedness, (c) the date the Commitments are terminated either by the Borrower pursuant to Section 4.4 or by the Required Lenders pursuant to Section 10.2 hereof or automatically pursuant to Section 10.2, and (d) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement. It being understood and agreed that the U.S. Well Services Debt shall not be deemed to constitute “Material Indebtedness” for purposes of clause (b) of this definition.

“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.2(a) or 6.2(b); provided that prior to the first date financial statements have been delivered pursuant to Section 6.2(a) or 6.2(b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of Holdings ended September 30, 2021.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among Holdings, the Borrower, the other Obligors party thereto, the Lenders party thereto, the Agent and the Collateral Agent.

“Third Amendment Effective Date” means December 30, 2022.

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period. Notwithstanding anything to the contrary herein, solely for purposes of calculating the Total Net Leverage Ratio, the Debt of any Non-Wholly Owned Sub shall not be included in such calculation unless and until (x) such Non-Wholly Owned Sub becomes a Wholly Owned Restricted Subsidiary of Holdings or (y) such Debt of such Non-Wholly Owned Sub is guaranteed by Holdings or any of its Wholly Owned Restricted Subsidiaries or the creditors with respect to such Debt have recourse to Holdings or any of its Wholly Owned Subsidiaries with respect to such Debt (including, without limitation, by means of pledging any collateral with respect thereof).

“Transactions” means, collectively, (a) the entering into of the Loan Documents and funding of the Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents (including without limitation, upon the consummation thereof, the IPO Transactions and FTS Acquisition Transactions), (b) the Existing Debt Refinancing, (c) (as defined in this Agreement immediately prior to giving effect to the Seventh Amendment), (d) ~~the entering into the Term Loan Documents governing the Term Loan Facility~~[reserved], and (e) the payment of fees and expenses in connection with the foregoing.

“Transactions with Affiliates Letter Agreement” has the meaning set forth in Section 8.14(t).

“Type” means any type of a Loan determined with respect to the interest option applicable thereto, which shall be a Term Benchmark Loan, a Base Rate Loan or, if then applicable, an RFR Loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(d)(ii)(C).

“U.S. Well Merger” has the meaning given to such term in the First Amendment.

“U.S. Well Merger Closing Date” means the date on which the U.S. Well Merger has been consummated.

“U.S. Well Merger Documents” has the meaning given to such term in the First Amendment.

“U.S. Well Services Debt” means that certain Debt evidenced by that certain Promissory Note dated as of July 18, 2022, reflecting that certain Debt owed by U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries to Equify Financial LLC in an aggregate principal amount not to exceed $30,000,000, and any Refinancing Debt incurred to Refinance such debt.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are not Financed Capital Expenditures.

“United States” and “U.S.” mean the United States of America.

“Unpaid Drawings” has the meaning specified in Section 2.3(e).

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a) free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (y)(i) and (y)(ii) of the definition of “Permitted Liens” herein and (b) held in a Deposit Account in the United States that is not subject to the “Control” (as defined in the UCC) of any secured creditor (to secure borrowed money) other than the Collateral Agent (to the extent Collateral Agent is permitted to have Control over such Deposit Account pursuant to the provisions of this Agreement and the Security Documents) unless, in the case of the secured creditors who have Control of certain Deposit Accounts of Holdings and its Restricted Subsidiaries pursuant to clause (r) of the definition of “Permitted Liens”, the Collateral Agent also has “Control” (as defined in the UCC) of such Deposit Account. For the avoidance of doubt, this definition of “Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit and any Unpaid Drawings in respect of Letters of Credit.

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed as of the Seventh Amendment Effective Date on Schedule 1.4 and immediately upon formation, the Alpine Parent so long as it is not a “restricted subsidiary” for the purpose of the Indenture at such time, (ii) any Subsidiary of the Borrower designated by the Board of Directors of Holdings or the Borrower as an Unrestricted Subsidiary pursuant to Section 8.26 subsequent to the Seventh Amendment Effective Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate Unpaid Drawings obligations with respect to a Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 3.5.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voting Stock” means, with respect to any Person, shares of such Person’s Stock having the right to vote for the election of members of the Board of Directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Debt.

“West Munger Acquisition” means the acquisition by Holdings of certain real property interests, including the sand reserves beneath such real estate, for an aggregate purchase price of $30,000,000 pursuant to the terms of the West Munger Acquisition Documents.

“West Munger Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of November 17, 2021 (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Lenders), by and among Holdings, as buyer, and certain Persons, collectively, as sellers.

“West Munger Acquisition Documents” means the West Munger Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Lenders).

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means any Obligor, the Agent, the Collateral Agent and, in the case of any U.S. federal withholding tax, any other withholding agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)           Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction or Specified Restructuring occurs, the Fixed Charge Coverage Ratio~~,~~ and the Total ~~Net Leverage Ratio and the Senior Secured~~ Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction or Specified Restructuring on a Pro Forma Basis.

(c)           Where reference is made to “Holdings and its Restricted Subsidiaries, on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(d)          Notwithstanding any other provision contained herein, (A) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein and (B) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2017 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Leases and/or Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be characterized as Capital Leases and/or Capital Lease Obligations.

(e)           For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.

1.3            Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i)            The term “including” is not limiting and means “including without limitation.”

(ii)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii)          The word “or” is not exclusive.

(iv)          Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(v)           Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi)         The word “will” shall be construed to have the same meaning as the word “shall.”

(vii)         The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(d)          Unless otherwise expressly provided herein, (a) references to Organization Documents, Charter Documents, agreements (including the Loan Documents and the Parent Guarantee) and other contractual obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are not prohibited by this Agreement; and (b) references to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.

(e)           The captions and headings of this Agreement, the other Loan Documents and the Parent Guarantee are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)           This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1.4            Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Revolving Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Revolving Term Benchmark Borrowing”).

1.5            Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term involving a Delaware limited liability company, shall also be deemed to apply to a division of or by a Delaware limited liability company under Delaware law or an allocation of assets to a series of a Delaware limited liability company under Delaware law (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a Delaware limited liability company under Delaware law shall constitute a separate Person hereunder (and each division of any Delaware limited liability company under Delaware law that is a Subsidiary, Excluded Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.6            Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.8            Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.9            Currency Equivalents Generally.

(a)           For purposes of any determination under any provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at currency exchange rates then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with respect to the amount of any Debt, Investment, Disposition, Distribution or payment of Junior Debt in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred or Disposition, Distribution of payment of Junior Debt is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt, if such Debt is incurred to Refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Debt does not exceed the principal amount of such Debt being Refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred or Disposition, Distribution or payment of Junior Debt may be made at any time under such Sections. For purposes of ~~the Financial Covenant and~~ testing the Total Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.2 Financials.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.10            Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.5(c) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner that may have an indirect adverse impact on the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.11            Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the applicable Letter of Credit Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit

Article II

LOANS AND LETTERS OF CREDIT

2.1            Credit Facilities. Subject to all of the terms and conditions of this Agreement, (C) the Lenders agree to make Revolving Loans to the Borrower on the Closing Date and at any time and from time to time prior to the Termination Date, in an aggregate principal amount outstanding not in excess of the Availability, (D) the Swingline Lender agrees to extend credit to the Borrower, at any time and from time to time prior to the Termination Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of the lesser of the Swingline Sublimit and the then applicable Availability, and (E) the Letter of Credit Issuers agree to issue Letters of Credit on behalf of the Borrower, in an aggregate face amount at any time outstanding not in excess of the lesser of the Letter of Credit Subfacility and the then applicable Availability. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely to finance ongoing working capital needs and for other general corporate purposes (including Permitted Acquisitions and other Permitted Investments, Permitted Distributions and the repayment or prepayment of Debt and any fees, costs, expenses and other liabilities related to the foregoing, in each case to the extent not prohibited pursuant to the terms hereof) of Holdings and its Restricted Subsidiaries. Each Loan made pursuant to this Agreement shall be made in Dollars.

2.2            Revolving Loans. Subject to all of the terms and conditions of this Agreement, each Lender severally, but not jointly or jointly and severally, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make Revolving Loans in Dollars to the Borrower in an amount equal to such Lender’s Pro Rata Share of the Borrowing requested by Borrower in accordance with the provisions hereof, but not to exceed the then-current Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any such Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.4(g).

2.3            Letters of Credit.

(a)           Agreement to Issue. Subject to all of the terms and conditions of this Agreement, the Letter of Credit Issuers agree to issue for the account of the Borrower, ProFrac Manufacturing and ProFrac Services one or more standby letters of credit denominated in Dollars (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) and to amend, renew or extend Letters of Credit previously issued by such Letter of Credit Issuer (unless otherwise provided below); provided that the Borrower shall be the applicant, and be jointly and severally liable, with respect to any Letter of Credit issued for the account of ProFrac Manufacturing and/or ProFrac Services.

(b)           Amounts; Outside Expiration Date. The Letter of Credit Issuers shall not have any obligation to issue any Letter of Credit at any time if (F) the maximum aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is greater than the Unused Letter of Credit Subfacility at such time; (G) the maximum undrawn amount of the requested Letter of Credit would exceed the then-current Availability; or (H) such Letter of Credit has an expiration date later than 12 months after the date of issuance (subject to customary evergreen or automatic renewal provisions reasonably acceptable to such Letter of Credit Issuer, which may provide for renewal for additional period of up to 12 months); provided that in no event shall any Letter of Credit have an expiration date later than the date that is five (5) Business Days prior to the Stated Termination Date or such later date to the extent such Letter of Credit has been cash collateralized in an amount to be agreed with the applicable Letter of Credit Issuer or backstopped with another letter of credit for such period after the Termination Date in a manner mutually and reasonably agreed between the applicable Letter of Credit Issuer and the Borrower. Notwithstanding the foregoing, (x) no Letter of Credit Issuer shall be required to issue any Letter of Credit if the aggregate maximum amount of all Letters of Credit issued by such Letter of Credit Issuer would exceed its L/C Commitment, (y) in no event shall there be more than a total of twenty-four (24) Letters of Credit outstanding at any time and (z) in no event shall there be more than eight (8) Letters of Credit outstanding at any time with any Letter of Credit Issuer. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal or extension provision, if such Letter of Credit permits the applicable Letter of Credit Issuer to prevent any extension by giving notice to the beneficiary thereof no later than a date (the “Non-Extension Notice Date”), once any such Letter of Credit has been issued, the Lenders shall be deemed to have authorized such Letter of Credit Issuer to permit extensions of such Letter of Credit to an expiry date not later than the date that is five (5) Business Days prior to the Stated Termination Date, unless the Agent shall have received written notice from the Required Lenders declining to consent to any such extension at least thirty (30) days prior to the Non-Extension Notice Date; provided that no Lender may decline to consent to any such extension if all of the requirements of this Section 2.3 are met and no Default or Event of Default has occurred and is continuing.

(c)           Other Conditions. In addition to the conditions precedent contained in Article IX, the obligation of the Letter of Credit Issuers to issue any applicable Letter of Credit is subject to the following conditions precedent having been satisfied:

(i)            the Borrower shall have delivered to the applicable Letter of Credit Issuer, at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) in advance of the proposed date of issuance of any Letter of Credit, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form of the proposed Letter of Credit shall be reasonably satisfactory to the applicable Letter of Credit Issuer;

(ii)            as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Letter of Credit Issuer from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no Law applicable to the applicable Letter of Credit Issuer and no request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit, and

(iii)           as of the date of issuance, such requested Letter of Credit shall not violate any internal policy or guideline of the applicable Letter of Credit Issuer.

(d)            Issuance of Letters of Credit.

(i)            Request for Issuance. The Borrower shall deliver an application signed by a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Letter of Credit Issuer to the Agent and the applicable Letter of Credit Issuer of a requested Letter of Credit at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) prior to the proposed issuance date. Such application shall specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such application the proposed draw conditions to be included in the form of the Letter of Credit.

(ii)           Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of each Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and the then-current Availability as of such date. If (A) the aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit would not exceed the then-current Availability, the Agent shall inform the applicable Letter of Credit Issuer that it may issue the requested Letter of Credit on the requested issuance date so long as the other conditions to such issuance set forth in this Agreement are met.

(iii)           No Extensions or Amendment. Except in the case of Letters of Credit subject to evergreen or automatic renewal provisions, no Letter of Credit Issuer shall be required to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

(e)          Payments Pursuant to Letters of Credit. The Borrower hereby agrees to reimburse the applicable Letter of Credit Issuer in Dollars with respect to any drawing or disbursement by such Letter of Credit Issuer under any Letter of Credit, by making payment, whether with its own funds, with the proceeds of Revolving Loans or any other source, to the Agent for the account of the applicable Letter of Credit Issuer in immediately available funds, (with respect to each such amount so paid under a Letter of Credit until reimbursed, an “Unpaid Drawing”) (I) ~~within one Business Day of~~on the date of such drawing or disbursement if the applicable Letter of Credit Issuer provides notice to the Borrower of such drawing or disbursement prior to 11:00 a.m. (New York City time) on such prior Business Day after the date of such drawing or disbursement or (J) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable the “Required Reimbursement Date”), with interest on the amount so paid or disbursed by such applicable Letter of Credit Issuer, from and including the date of such drawing or disbursement to but excluding the Required Reimbursement Date, at the per annum rate for each day equal to the applicable rate described in Section 3.1(a)(i); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, unless the Borrower shall have notified the Agent and the applicable Letter of Credit Issuer prior to 11:00 a.m. (New York City time) on the Required Reimbursement Date that the Borrower intends to reimburse such Letter of Credit Issuer for the amount of such drawing or disbursement with funds other than the proceeds of Revolving Loans, each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing and, to the extent such Base Rate Loan is made, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan.

(f)           Indemnification; Exoneration; Power of Attorney.

(i)            Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower agrees to protect, indemnify, pay and save the applicable Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable and documented or invoiced out-of-pocket expenses (including reasonable Attorney Costs) which such Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except that the foregoing indemnity shall not apply to such Letter of Credit Issuer to the extent of acts or omissions arises out of gross negligence, bad faith or willful misconduct of such Letter of Credit Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Borrower’s obligations under this Section 2.3(f) shall survive payment of all other Obligations and termination of this Agreement.

(ii)            Assumption of Risk by the Borrower. As among the Borrower, the Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the applicable Letter of Credit Issuer and the Agent shall not be responsible for (except in the case of any such Person (but not with respect to any other Person), to the extent arising out of the gross negligence, bad faith or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) in connection with any of the following): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions set forth in any separate agreement with the Borrower that are required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Revolving Credit Lenders, the applicable Letter of Credit Issuer or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the applicable Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any material respect with the terms of the Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Revolving Credit Lender under this Section 2.3(f).

(iii)          Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, a Letter of Credit Issuer or any Revolving Credit Lender shall result in any liability of the Agent, such Letter of Credit Issuer or any Revolving Credit Lender to the Borrower (except as provided in the immediately succeeding clause (iv)), or relieve the Borrower of any of its obligations hereunder to any such Person.

(iv)          Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower’s rights or claims, if any, under Law or otherwise, against any Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by such Letter of Credit Issuer or which arise as a result of such Letter of Credit Issuer’s willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(v)            Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the “Account Party” in the Letters of Credit and to deliver to the Agent all instruments, documents and other writings and property received by the applicable Letter of Credit Issuer pursuant to the Letters of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit or the applications therefor.

(g)           Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.3(b) and Section 11.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall (K) deposit with the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent, in an amount equal to 103% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree but not less than 100%) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due and owing with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, such Letter of Credit Issuer and the Revolving Credit Lenders for payments to be made by the Agent, such Letter of Credit Issuer and such Revolving Credit Lenders under such Letter of Credit and any fees and expenses then due and owing or to become due and owing with such Letter of Credit, or (L) cash collateralize each Letter of Credit then outstanding, in an amount equal to 103% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due and owing with such Letter of Credit, in a manner reasonably satisfactory to the Agent. Such Supporting Letter of Credit or cash collateral shall be held by the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(h)           Addition of a Letter of Credit Issuer. A Lender (or any of its Subsidiaries or affiliates) may become an additional Letter of Credit Issuer hereunder pursuant to a written agreement among the Borrower, the Agent and such Lender. The Agent shall notify the Revolving Credit Lenders of any such additional Letter of Credit Issuer. Any Letter of Credit Issuer may resign as Letter of Credit Issuer hereunder at any time upon notice to Agent and Borrower, which notice shall be delivered (M) ten (10) Business Days in advance of any permitted assignment of all of such Letter of Credit Issuer’s interests hereunder as a Lender, or (N) otherwise, 30 days in advance of the resignation date. From and after the effective date of resignation, the retiring Letter of Credit Issuer shall continue to have all rights and obligations of a Letter of Credit Issuer under the Loan Documents and the Parent Guarantee with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to extend, amend, or issue new Letters of Credit.

(i)             Letter of Credit Issuer Reports to the Agent. Unless otherwise agreed by the Agent, each Letter of Credit Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Agent (O) periodic activity (for such period or recurrent periods as shall be requested by the Agent) in respect of Letters of Credit issued by such Letter of Credit Issuer, including all issuances, extensions, and amendments, all expirations and cancelations and all disbursements and reimbursements, (P) reasonably prior to the time that such Letter of Credit Issuer issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (Q) on each Business Day on which such Letter of Credit Issuer makes any payment with respect to a Letter of Credit, the date and amount of such payment, (R) on any Business Day on which the Borrower fails to reimburse Unpaid Drawings required to be reimbursed to such Letter of Credit Issuer on such day, the date of such failure and the amount of such Unpaid Drawings, and (S) on any other Business Day, such other information as the Agent shall reasonably request as to the Letters of Credit issued by such Letter of Credit Issuer.

2.4           Loan Administration.

(a)           Procedure for Borrowing.

(i)             Each Borrowing by the Borrower shall be made upon the Borrower’s written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B (“Notice of Borrowing”), which must be received by the Agent prior to (w) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested Funding Date, in the case of Term Benchmark Loans, (x) 1:00 p.m. (New York City time) one (1) Business Day prior to the requested Funding Date, in the case of Base Rate Loans, (y) 1:00 p.m. (New York City time) on the Funding Date, in the case of Swingline Loans, and (z) 1:00 p.m. (New York City time) five (5) Business Days prior to the requested Funding Date, in the case of RFR Loans, in each case specifying:

(A)            whether such Borrowing is to be a Term Benchmark Borrowing, a Base Rate Borrowing or, to the extent then applicable, an RFR Borrowing (and if not specified, it shall be deemed a request for a Base Rate Borrowing);

(B)            the amount of the Borrowing, which (x) in the case of a Term Benchmark Loan (or to the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, an RFR Loan), must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount) and (y) in the case of a Base Rate Loan, must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);

(C)            the requested Funding Date, which must be a Business Day; and

(D)            in the case of a request for Term Benchmark Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(ii)            At the election of the Agent or the Required Lenders, the Borrower shall have no right to request a Term Benchmark Loan (or to the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, an RFR Loan) while an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Agreement (including any references to RFR Loans), as of the Closing Date, the only Type of Loans that are available to the Borrower are Base Rate Loans and Term Benchmark Loans.

(b)           Reliance upon Authority. On or prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (such account, together with any replacement account, the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder unless otherwise directed in writing by the Borrower. The Borrower may designate a replacement account from time to time by written notice to the Agent. The Agent is entitled to rely conclusively on any Person’s request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or to another account designated by the Borrower in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(c)            No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.4(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Loans as provided herein.

(d)           Borrower’s Election. Promptly after receipt of a Notice of Borrowing for a Revolving Base Rate Loan, the Borrower shall elect to have the terms of Section 2.4(e) or the terms of Section 2.4(f) apply to such requested Borrowing. If the condition in Section 2.4(f)(i)(C) is not satisfied, the terms of Section 2.4(e) shall apply to the requested Borrowing.

(e)           Making of Revolving Loans. If the Borrower elects to have the terms of this Section 2.4(e) apply to a requested Revolving Credit Borrowing of a Base Rate Loan or if the Agent receives a Notice of Borrowing for a Term Benchmark Loan or RFR Loans (if then applicable), then, promptly after receipt of the Notice of Borrowing with respect to such Revolving Base Rate Loan, Revolving Term Benchmark Loan or Revolving RFR Loan, the Agent shall notify the Revolving Credit Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Revolving Credit Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (New York City time) on the applicable Funding Date; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Agent for the purpose of consummating the Transactions. After the Agent’s receipt of all such amounts from the Lenders (or, in the event that a Defaulting Lender does not fund its portion of Loans, after the Agent receives such amounts from all other Lenders), the Agent shall make the aggregate of such amounts available to the Borrower on the applicable Funding Date by transferring same day funds to the account(s) designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the then-current Availability on such date.

(f)            Making of Swingline Loans.

(i)             If the Borrower elects to have the terms of this Section 2.4(f) apply to a requested Revolving Credit Borrowing of a Base Rate Loan, the Swingline Lender shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account or such other account(s) as may be designated by the Borrower in writing. Each Revolving Loan made solely by the Swingline Lender pursuant to this Section 2.4(f) is herein referred to as a “Swingline Loan,” and such Revolving Loans are collectively referred to as the “Swingline Loans.” Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon (including interest) shall be payable to the Swingline Lender solely for its own account. The Agent shall not request the Swingline Lender to make any Swingline Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IX will not be satisfied on the requested Funding Date for the applicable Borrowing, (B) the requested Borrowing would exceed then-current Availability on that Funding Date (as reasonably determined by the Agent), or (C) such Swingline Loan would cause the aggregate outstanding principal balance of all Swingline Loans to exceed $15,000,000 (the “Swingline Sublimit”).

(ii)            The Swingline Loans shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(g)           Agent Advances.

(i)             Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Revolving Credit Lenders, from time to time in the Agent’s sole discretion, upon notice to the Revolving Credit Lenders, (D) after the occurrence of a Default or an Event of Default, or (E) at any time that any of the other conditions precedent set forth in Article IX have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders in an aggregate principal amount outstanding at any time not to exceed 10% of the Borrowing Base (provided that the making of any such Loan does not cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount) which the Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Loans for the purpose of enabling Holdings and its Subsidiaries to meet their payroll and associated Tax obligations), and/or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii)            The Agent Advances shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(h)           Notice Irrevocable. Other than any Notice of Borrowing for a Base Rate Loan made on or prior to the Closing Date, any Notice of Borrowing made pursuant to Section 2.4(a) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

2.5           Reserves. The Agent may establish Reserves or change (including by decreasing the amount of) any of the Reserves, in the exercise of its Reasonable Credit Judgment; provided that such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrower (unless an Event of Default exists and is continuing in which event such notice (which may be oral) may be given at any time prior to the establishment or change and shall not be subject to the five (5) Business Day notice requirement); provided, further, that no such prior notice shall be required for any changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized. The Agent will be available during such period to discuss any such proposed Reserve or change with the Borrower and without limiting the right of the Agent to establish or change such Reserves in the Agent’s Reasonable Credit Judgment, the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Agent. During such five (5) Business Day notice period, Borrower may not obtain any new Revolving Loans (including Swingline Loans) or Letters of Credit to the extent that such Revolving Loans (including Swingline Loans) or Letters of Credit would cause an Out-Of-Formula Condition to occur after giving effect to the establishment or increase of such Reserve as set forth in such notice. The amount of any Reserve established by the Agent pursuant to the first sentence of this Section 2.5 shall have a reasonable relationship as determined by the Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Reserve. In the event that the Agent has determined to establish or change a Reserve pursuant to the first sentence of this Section 2.5 and the Reserve amount to be so established or as modified is inconsistent with the Reserve amount determined by the Agent, then the greater Reserve amount so determined shall apply. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definition of “Eligible Account”, “Eligible Inventory” or “Eligible Unbilled Account”, or of any then-existing Reserve. The establishment of any Reserve with respect to any obligation, charge, liability, debt or otherwise shall in no event grant any rights or be deemed to have granted any rights in such reserved amount to the holder of such obligation, charge, liability or debt or any other Person (except as explicitly set forth hereunder), but shall solely be viewed as amounts reserved to protect the interests of the Secured Parties hereunder, under the other Loan Documents and under the Parent Guarantee.

2.6           Incremental Credit Extension.

(a)           The Borrower may at any time or from time to time after the Seventh Amendment Effective Date, by written notice delivered to the Agent, request one or more increases in the amount under any Class of Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”).

(b)           Each Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $5,000,000 in excess thereof), and the aggregate amount of Revolving Credit Commitment Increases (after giving Pro Forma Effect thereto and the use of the proceeds thereof) incurred pursuant to this Section 2.6(b) after the ~~Seventh~~Ninth Amendment Effective Date shall not exceed $~~100,000,000~~0.

(c)           The Revolving Credit Commitment Increases shall be treated the same as the Revolving Credit Commitments (except that the maturity date thereof shall be no earlier than the ~~initial~~ Stated Termination Date for the Revolving Credit Facility) and shall be considered to be part of the Revolving Credit Commitments (it being understood that, if required to consummate a Revolving Credit Commitment Increase, the interest rate margins, rate floors and undrawn commitment fees on the Revolving Credit Commitments may be increased so long as such increase also apply equally to the existing Revolving Credit Commitments and additional upfront or similar fees may be payable to the lenders providing the Revolving Credit Commitment Increase without any requirement to pay such upfront or similar fees to any then-existing Lenders). The Revolving Credit Commitment Increases may be in the form of a separate “first-in, last-out” or “last-out” tranche (the “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts, advance rates, premiums, unused fees, original issue discounts, amortization, and other terms to be agreed among the Borrower, the Agent and the applicable Lenders (without the consent of any Lenders not providing loans under the FILO Tranche) providing such Revolving Credit Commitment Increases (it being understood to the extent that any financial maintenance covenant is added for the benefit of any FILO Tranche, no consent shall be required from the Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Credit Facility) and to be agreed upon among the Borrower and the Lenders providing the FILO Tranche so long as (4) any loans and related obligations in respect of the FILO Tranche shall not be guaranteed by any Person other than the Guarantors and shall rank equal (or, at the option of the Borrower, junior) in right of priority to the Collateral Agent’s Liens; (5) as between (x) the Revolving Credit Facility (other than the FILO Tranche) and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral shall be applied, first to obligations owing under, or with respect to, the Revolving Credit Facility (other than the FILO Tranche) and second to the FILO Tranche; (6) no Borrower may prepay Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Revolving Loans (including Swingline Loans) and/or Unpaid Drawings (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Agent) are outstanding; (7) the Required Lenders (calculated as including the FILO Tranche) shall, subject to the terms of the Intercreditor Agreement, control exercise of remedies in respect of the Collateral; and (8) no changes affecting the priority status of the Revolving Credit Facility (other than the FILO Tranche) vis-à-vis the FILO Tranche may be made without the consent of each of the Lenders under the Revolving Credit Facility (other than the FILO Tranche).

(d)           Each notice from the Borrower pursuant to this Section 2.6 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Revolving Credit Commitment Increase. Revolving Credit Commitment Increases may be provided subject to the prior written consent of the Borrower, by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Revolving Credit Commitment Increase) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that (T) each existing Lender shall be offered the opportunity to participate in the relevant Revolving Credit Commitment Increase (other than in the case of a FILO Tranche) on a pro rata basis based on such Lender’s Revolving Credit Commitment prior to such Revolving Credit Commitment Increase and (U) the Agent, the Swingline Lender and each Letter of Credit Issuer shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing such Revolving Credit Commitment Increase if such consent would be required under Section 12.2 for an assignment of Loans and/or Commitments to such Lender or Additional Lender.

(e)           Commitments in respect of a Revolving Credit Commitment Increase, including under a FILO Tranche, shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents and the Parent Guarantee,, executed the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Agent. The Incremental Agreement may, subject to Section 2.6(c), without the consent of any other Lenders, effect such amendments to this Agreement, the other Loan Documents and the Parent Guarantee, as may be necessary or advisable in the reasonable opinion of the Borrower and the Agent to effect the provisions of this Section 2.6. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and the occurrence of any extension of credit thereunder shall be subject to (V) the satisfaction of the conditions set forth in Section 9.2(a) (provided that, with respect to any FILO Tranche that is entered into in connection with a Permitted Acquisition or other acquisition constituting a Permitted Investment, compliance with clause (ii) thereof shall instead be limited to compliance with no Event of Default under Section 10.1(a), (c), (e), (f) and (g) having occurred and being in continuance), (W) receipt by the Agent of (x) evidence reasonably satisfactory to it that such Revolving Credit Commitment Increase is then permitted under the Initial Intercreditor Agreement and the Indenture, (y) legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Agent and (z) reaffirmation agreements and/or such amendments to the Security Documents, in each case, as may be reasonably requested by the Agent in order to ensure that the Revolving Credit Commitment Increase is provided with the benefit of the applicable Loan Documents and the Parent Guarantee, and (X) such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the loans under any Revolving Credit Commitment Increase for any purpose not prohibited by this Agreement.

(f)            (Y) Except as set forth under clause (d) above, the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Revolving Credit Commitment Increase.

(ii)            Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.6, other than in connection with a FILO Tranche, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Credit Lender (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing, and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence or pursuant to a FILO Tranche.

(g)           This Section 2.6 shall supersede any provisions in Section 2.4(e) or 12.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.6 may be amended with the consent of the Required Lenders; provided no such amendment shall require any Lender to provide any Revolving Credit Commitment Increase without such Lender’s consent.

(h)           Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.6 after the Seventh Amendment Effective Date, the dollar thresholds set forth in the definitions of “Cash Dominion Period”, “Collateral Reporting Period”, ~~“Covenant Trigger Period”,~~and “Specified Conditions”, ~~and in Section 8.21~~ shall be increased in proportion to the amount of the Revolving Credit Commitment Increase.

2.7           Extensions of Revolving Loans and Revolving Credit Commitments.

(a)           The Borrower may at any time and from time to time prior to the Ninth Amendment Effective Date request that all or a portion of the Revolving Credit Commitments of any Class and/or the Extended Revolving Credit Commitments of any Class (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Credit Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.7. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide written notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered equally to all Lenders of such Class) (an “Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(C) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (D) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rates with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Termination Date; provided that notwithstanding anything to the contrary in this Section 2.7, or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (II) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 12.2 and (III) subject to the applicable limitations set forth in Section 4.4(a) and (b), permanent repayments of Extended Revolving Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted or exchanged into Extended Revolving Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b)           The Borrower shall provide the applicable Extension Request to the Agent at least ten (10) Business Days (or such shorter period as the Agent may determine in its sole discretion) prior to the date on which Lenders under the Existing Revolving Credit Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.7. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Revolving Credit Class subject to such Extension Request converted or exchanged into Extended Revolving Credit Commitments shall notify the Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments (and/or any earlier-extended Extended Revolving Credit Commitments) which it has elected to convert or exchange into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Agent). In the event that the aggregate amount of Revolving Credit Commitments (and any earlier-extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Revolving Credit Commitments requested pursuant to the Extension Request, Revolving Credit Commitments, or earlier-extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections shall be converted to or exchanged to Extended Revolving Credit Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Agent) based on the amount of Revolving Credit Commitments and earlier-extended Extended Revolving Credit Commitments included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, unless expressly agreed by the holders of each affected Existing Revolving Credit Commitment of the Specified Existing Revolving Credit Commitment Class, such Extended Revolving Credit Commitment shall not be treated more favorably than all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.4 and Letters of Credit under Section 2.3, except that the applicable Extension Agreement may provide that the maturity date for the Swingline Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Agreement) so long as the applicable Swingline Lender and/or the applicable Letter of Credit Issuer have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)           Extended Revolving Credit Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the second sentence of this Section 2.7(c) and notwithstanding anything to the contrary set forth in Section 12.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Credit Commitments established thereby) executed by Holdings, the Obligors, the Agent and the Extending Lenders. In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Agent (Z) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents or the Parent Guarantee as may be amended thereby (in the case of such other Loan Documents or the Parent Guarantee as contemplated by the immediately preceding sentence) and covering customary matters and (AA) to the effect that such Extension Agreement, including the Extended Revolving Credit Commitments provided for therein, does not breach or result in a default under the provisions of Section 12.1 of this Agreement, as modified by this Section 2.7(c).

(d)           Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Class of Existing Revolving Credit Commitments is converted or exchanged to extend the related scheduled maturity date(s) in accordance with Section 2.7(a) above (an “Extension Date”), in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted or exchanged by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments Class to Extended Revolving Credit Commitments of such Class.

(e)           In the event that the Agent determines in its sole discretion that the allocation of the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement, the other Loan Documents and the Parent Guarantee (each, a “Corrective Extension Agreement”) within 30 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (BB) provide for the conversion or exchange and extension of Existing Revolving Credit Commitments (and related exposure) in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related exposure) of the applicable Extension Series into which such other Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (CC) be subject to the satisfaction of such conditions as the Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.7(c)), and (DD) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the second sentence of Section 2.7(c).

(f)            No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.7 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g)           This Section 2.7 shall supersede any provisions in Section 2.4(e) or Section 12.1 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.7 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Revolving Credit Commitments without such Lender’s consent.

2.8           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender:

(a)           the Unused Line Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 3.5;

(b)           the Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c)            any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.2 or Section 10.3 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor or Parent as a result of any judgment of a court of competent jurisdiction obtained by any Obligor or Parent against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c);

(d)           if any Swingline Loans are outstanding or Letters of Credit issued at the time such Lender becomes a Defaulting Lender then:

(i)             all or any part of such Defaulting Lender’s participations in such Swingline Loans and/or Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Aggregate Revolver Outstandings does not exceed the lesser of the total of all non-Defaulting Lenders’ Revolving Credit Commitments and the Borrowing Base as of such date and (y) no such non-Defaulting Lender’s Aggregate Revolver Outstandings shall exceed such Lender’s Revolving Credit Commitment at such time;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Agent (x) first, prepay such Swingline Loans and (y) second, cash collateralize for the benefit of the Letter of Credit Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s participations in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such participations in Letters of Credit are outstanding;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.6 with respect to such Defaulting Lender’s participations in Letters of Credit during the period such participations in Letters of Credit are cash collateralized;

(iv)            if the participations in Letters of Credit of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.5 and 3.6 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)            if all or any portion of such Defaulting Lender’s participations in Letters of Credit is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Letter of Credit Issuers or any other Lender hereunder, all letter of credit fees payable under Section 3.6 with respect to such Defaulting Lender’s participations in Letters of Credit shall be payable to the applicable Letter of Credit Issuer until and to the extent that such participations in Letters of Credit are reallocated and/or cash collateralized;

(e)           so long as (EE) such Lender is a Defaulting Lender and (FF) a reallocation pursuant to clauses (d)(i) or (d)(ii) above cannot be effectuated, the Swingline Lender shall not be required to fund any Swingline Loan and the Letter of Credit Issuers shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances reasonably satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with this Section 2.8, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.8 (and such Defaulting Lender shall not participate therein); and

(f)            in the event that the Agent, the Borrower, the Swingline Lender and the Letter of Credit Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations and participations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Loans of the other Revolving Credit Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 14.21, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article III

INTEREST AND FEES

3.1           Interest.

(a)            Interest Rates. All outstanding Loans to the Borrower shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate, Adjusted Term SOFR or, if then applicable, Daily Simple SOFR, in each case, plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall be treated as Base Rate Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the Loans shall bear interest as follows:

(i)             For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)            For all Term Benchmark Loans, at a fluctuating per annum rate equal to Adjusted Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin. To the extent the Adjusted Daily Simple SOFR is then the applicable Benchmark, each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

Each change in the Base Rate (or any component thereof) shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by the “Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). On the first Business Day of each calendar quarter hereafter and on the Termination Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders (provided that all interest on applicable Swingline Loans shall be for the benefit of the Swingline Lender and all interest on Agent Advances shall be for the benefit of the Agent), interest accrued from the first Business Day of the preceding calendar quarter to (but not including) the first Business Day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans in arrears. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, accrued interest on all RFR Loans and Term Benchmark Loans in arrears on each applicable SOFR Interest Payment Date.

(b)           Default Rate. During the continuance of any Specified Event of Default, if the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, under any other Loan Document or under the Parent Guarantee, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (A) in the case of overdue principal, at the Default Rate, and (B) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Loan plus 2.00%.

3.2           Continuation and Conversion Elections.

(a)           The Borrower may (provided that the Borrowing of Term Benchmark Loans or RFR Loans is then permitted under Section 2.4(a)(ii)):

(i)             elect, as of any Business Day, to convert any Base Rate Loans other than Agent Advances and Swingline Loans (or any part thereof) into Term Benchmark Loans (or RFR Loans to the extent that the Adjusted Daily Simple SOFR is then the applicable Benchmark); and

(ii)            elect, as of the last day of the applicable Interest Period, to continue any Term Benchmark Loans having Interest Periods expiring on such day (or any part thereof);

provided that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)           The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit C (a “Notice of Continuation/Conversion”) to the Agent not later than, (x) 1:00 p.m. (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date if the Loans are to be converted into or continued as Term Benchmark Loans or (y) 1:00 p.m. (New York City time) at least five (5) Business Days in advance of the Continuation/Conversion Date if the Loans are to be converted into or continued as RFR Loans (as applicable), in each case, and specifying:

(i)             the proposed Continuation/Conversion Date;

(ii)            the aggregate principal amount of Loans to be converted or continued;

(iii)            the Type of Loans resulting from the proposed conversion or continuation; and

(iv)           the duration of the requested Interest Period (in the case of Term Benchmark Loans), provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c)            If, upon the expiration of any Interest Period applicable to any Term Benchmark Loans, the Borrower fails to select timely a new Interest Period to be applicable to such Term Benchmark Loans, the Borrower shall be deemed to have elected to convert such Term Benchmark Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If any Event of Default exists, at the election of the Agent or the Required Lenders, all Term Benchmark Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period.

(d)            The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)           There may not be more than ten different Term Benchmark Loans in effect hereunder at any time (which number may be increased or adjusted by agreement between the Borrower and the Agent in connection with any Revolving Credit Commitment Increase or the creation of any Extended Revolving Credit Facility).

3.3           Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable Law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable Law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (ii) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (B) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (iii) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4           Closing Fees and Other Fees. The Borrower agrees to pay the Agent, the Lenders, the Collateral Agent and each of the Arrangers, as applicable, all fees due and payable on any date required for payment of a fee as provided under the Fee Letters and/or this Agreement and Borrower hereby expressly agrees to be jointly and severally liable for the payment of all such fees under the Fee Letters as though it were the “Borrower” thereunder.

3.5           Unused Line Fee. ~~On the first Business Day of each calendar quarter (commencing with the first business day of the calendar quarter beginning July 1, 2022)~~Within fifteen (15) days after the last day of March, June, September and December of each year, and on the Termination Date (or if such day is not a Business Day, the first Business Day immediately following), the Borrower agrees to pay to the Agent, for the account of the Revolving Credit Lenders, an unused line fee (the “Unused Line Fee”) equal to the Applicable Unused Line Fee Margin ~~per annum~~ times the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans (other than Swingline Loans) and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding calendar quarter (or longer period if calculated for the first such payment after the Closing Date or shorter period if calculated on the Termination Date). All principal payments received by the Agent shall be deemed to be credited immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5. Upon receipt thereof, the Agent shall distribute the Unused Line Fee to the Revolving Credit Lenders ratably based on their Pro Rata Shares of the Revolving Credit Commitments.

3.6           Letter of Credit Fees. The Borrower agrees to pay (A) to the Agent, for the account of the Revolving Credit Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to, on a per annum basis, the Applicable Margin for Term Benchmark Loans (or RFR Loans to the extent the Adjusted Daily Simple SOFR is then the appliable Benchmark) multiplied by the undrawn face amount of each Letter of Credit, (B) to each Letter of Credit Issuer, for its own account, a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit issued by such Letter of Credit Issuer, and (C) to each Letter of Credit Issuer, any customary costs, fees and expenses incurred by such Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee and fronting fee accrued through and including the last day of March, June, September and December of each year shall be payable quarterly in arrears ~~on~~within fifteen (15) days after such last day (or if such day is not a Business Day, the first Business Day ~~of each calendar quarter~~immediately following) in which a Letter of Credit is outstanding and on the Termination Date.

Article IV

PAYMENTS AND PREPAYMENTS

4.1           Payments and Prepayments.

(a)           The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date.

(b)           The Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty (but subject to Section 5.4); provided that (D) such notice must be received by the Agent not later than (A) 1:00 p.m. (New York City time) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans, (B) 1:00 p.m. (New York City time) one (1) Business Day prior to any date of prepayment of Base Rate Loans and (C) 1:00 p.m. (New York City time) five (5) Business Days prior to any date of prepayment of RFR Loans; provided, further, that, in respect of Swingline Loans, the Borrower may deliver such notice to the Agent not later than 1:00 p.m. (New York City time) on the date of prepayment of such Swingline Loans and (E) each prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share).

4.2           Out-of-Formula Condition. The Borrower shall immediately pay to the Agent, for the account of the Lenders and/or to cash collateralize Letters of Credit pursuant to Section 2.3(g), upon demand, the amount, if any, by which the amount of the Aggregate Revolver Outstandings exceeds ~~at any time the lesser of (i)~~ the Maximum ~~Revolver Amount and (ii) the then-current Borrowing Base~~Credit (any such condition being an “Out-of-Formula Condition”), except that no such payment shall be required if the Out-of-Formula Condition is created solely as a result of an Agent Advance.

4.3           Mandatory Prepayments.

(a)            (F) At all times after the occurrence and during the continuance of a Cash Dominion Period and notification thereof by the Agent to the Borrower, on each Business Day, the Agent shall apply all same day funds credited to the Concentration Account and all amounts received pursuant to this Section 4.3(a) to one or more accounts maintained by the Agent or such other account as directed by the Agent and subject to the terms of any Intercreditor Agreement then in effect, all amounts received in such account shall be applied by Agent in accordance with Section 4.3(a)(ii)  below.

(ii)            Except as otherwise provided in Section 10.3, all amounts required to be paid pursuant to Section 4.3(a)(i) above shall be applied by the Agent as follows: (A) first, to the prepayment in full of Agent Advances, (B) second, to the prepayment in full of the Swingline Loans, (C) third, to cash collateralize Letters of Credit, (D) fourth, to the prepayment in full of the Revolving Base Rate Loans and (E) fifth, to the prepayment in full of the Revolving Term Benchmark Loans (or Revolving RFR Loans to the extent then applicable).

(b)           No payment or prepayment made pursuant to this Section 4.3 shall, or shall be deemed to, effect or reduce any Commitment of any Lender or the aggregate Commitments of the Lenders.

4.4           Termination or Reductions of Facilities.

(a)            The Borrower may terminate this Agreement, upon at least three (3) Business Days’ notice to the Agent (who will distribute such notice to the Lenders), upon Full Payment of the Obligations and payment of amounts (if any) due under Section 5.4. Such notice may provide that such termination is contingent upon consummation of a contemplated refinancing or another transaction.

(b)           The Borrower may from time to time permanently reduce the Revolving Credit Commitments (and the Maximum Revolver Amount), as the case may be, on a pro rata basis based on the applicable Lenders’ respective Pro Rata Shares, upon at least three (3) Business Days’ prior written notice to the Agent, which notice shall specify the amount of the reduction. Each reduction shall be in a minimum amount of $5,000,000 or an increment of $1,000,000 in excess thereof. If after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Subfacility or the Swingline Sublimit shall exceed the Revolving Credit Commitments at such time, each such Subfacility or sublimit, as the case may be, shall be automatically reduced by the amount of such excess and such reduction shall be accompanied by such payment (if any) as may be required to be made such that after giving effect to such payment the relevant aggregate Letters of Credit or Swingline Loans do not exceed the applicable Subfacility or sublimit as so reduced. Each reduction in the Revolving Credit Commitments shall be accompanied by such payment (if any) as may be required to avoid an Out-of-Formula Condition. It being understood and agreed that the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Credit Commitments if such termination would have resulted from a refinancing of all of the applicable Commitments, which refinancing shall not be consummated or otherwise shall be delayed.

4.5           Term Benchmark Loan Prepayments. In connection with any prepayment, if any Term Benchmark Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.6           Payments by the Borrower.

(a)           All payments to be made by the Borrower under this Agreement or the other Loan Documents shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders entitled thereto, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)           Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.7           Apportionment, Application and Reversal of Payments. Except as otherwise expressly provided herein, principal and interest payments shall be apportioned ratably among the Lenders to which such payment is owed (according to the unpaid principal balance of the Loans to which such payments owed are held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably (or other applicable share as provided herein) among the Lenders to which such payment is owed, except for fees payable solely to the Agent, any Arranger or the applicable Letter of Credit Issuer. Whenever any payment received by the Agent under this Agreement, any of the other Loan Documents or the Parent Guarantee is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement, the other Loan Documents or the Parent Guarantee on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 10.3. If the Agent receives funds for application to the Obligations of the Obligors under or in respect of the Loan Documents or the Parent under or in respect of the Parent Guarantee (as applicable) under circumstances for which the Loan Documents or the Parent Guarantee do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Aggregate Revolver Outstandings at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any Term Benchmark Loan, except (iv) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (v) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrower shall pay any additional amounts required pursuant to Section 5.4.

4.8           Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations under this Agreement, the other Loan Documents or the Parent Guarantee, the Agent, any Lender, or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then such Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, or such other Secured Party, and the Borrower shall be liable to pay to the Agent, the Lenders, or such other Secured Party and hereby do indemnify the Agent, the Lenders, or such other Secured Party and hold the Agent, the Lenders, or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.8 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, or such other Secured Party’s rights under this Agreement, the other Loan Documents and the Parent Guarantee and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.8 shall survive the repayment of the Obligations and termination of this Agreement.

4.9           Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all applicable outstanding Letters of Credit and the aggregate amount of Unpaid Drawings obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttable presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.7 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

Article V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1           Taxes.

(a)           Payments Free of Taxes. Unless otherwise required by applicable Law, all payments by or on behalf of an Obligor to a Lender or the Agent under this Agreement, any other Loan Document or the Parent Guarantee shall be made free and clear of, and without deduction or withholding for, any Taxes. If any applicable Withholding Agent shall be required by any applicable Law (as determined in the good faith discretion of such Withholding Agent) to deduct or withhold any Tax from any payment to a Recipient under this Agreement, any Loan Document or the Parent Guarantee, then (A) such Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (B) if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all such required deductions and withholdings are made (including deductions and withholdings applicable to additional sums payable under this Section 5.1) the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes when due.

(b)           Indemnification by Obligors. The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.1) paid or payable by any Lender or the Agent or required to be withheld or deducted from a payment to the Lender or the Agent and any reasonable and documented or invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)           Evidence of Payments. As soon as practicable after the date of any payment by an Obligor of Taxes to a Governmental Authority pursuant to this Section 5.1, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(d)           Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document or the Parent Guarantee shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(i), (ii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing,

(i)             any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii)            any Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)           In the case of a Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document or the Parent Guarantee, two duly executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document or the Parent Guarantee, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)            two duly executed copies of IRS Form W-8ECI;

(C)            in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two duly executed copies of a certificate substantially in the form of Exhibit J-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D)            to the extent a Lender is not the beneficial owner, two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(iii)           any Lender that is not a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv)           if any payment made to a Lender under any Loan Document and/or the Parent Guarantee would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 5.1(d), a Lender shall not be required to deliver any documentation pursuant to this Section 5.1(d) that it is not legally eligible to deliver. Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.1(d).

(e)           Treatment of Certain Refunds. If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1(e)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1(e) with respect to the Taxes giving rise to such refund), net of all reasonable and documented or invoiced out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.1(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.1(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.1(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)            The Agent shall provide the Borrower with two duly completed original copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes. Notwithstanding any other provision of this clause (f), the Agent shall not be required to deliver any documentation that such Agent is not legally eligible to deliver as a result of a Change in Law after the Agreement Date.

(g)           Definitions. For purposes of this Section 5.1, the term “Lender” includes any Letter of Credit Issuer and the Swingline Lender.

5.2           Illegality.

(a)           If as a result of any Change in Law occurring after the later of the Agreement Date or the date that a Lender became a party to this Agreement, has made it unlawful, or any central bank or other Governmental Authority has asserted after such date that it is unlawful, for such Lender or its applicable lending office to make Term Benchmark Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make Term Benchmark Loans shall be suspended (and, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) in the definition of “Base Rate”) until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)           If a Lender determines that, as a result of a Change in Law occurring after the later of the Agreement Date and the date such Lender became a party hereto, it is unlawful to maintain any Term Benchmark Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Term Benchmark Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period, if that Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such Term Benchmark Loans. If the Borrower is required to so prepay any Term Benchmark Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

5.3           Increased Costs and Reduction of Return.

(a)           If any Lender determines that due to any Change in Law occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding, continuing, converting to or maintaining any Term Benchmark Loans (other than any increase in cost resulting from (C) Indemnified Taxes, (D) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, or (E) Connection Income Taxes), then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)           If any Lender shall have determined that due to any Change in Law in respect of any Capital Adequacy Regulation occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and such Lender (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is required to be increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.3 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances for similarly situated borrowers under comparable provisions of other credit agreements, if any.

5.4           Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to borrow a Term Benchmark Loan and/or an RFR Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b)           the failure of the Borrower to continue a Term Benchmark Loan or convert a Loan into a Term Benchmark Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c)           the prepayment or other payment (including after acceleration thereof) of any Term Benchmark Loans on a day that is not the last day of the relevant Interest Period or of any RFR Loan on a day that is not a SOFR Interest Payment Date (in each case, including, without limitation, any payment in respect thereof pursuant to Section 2.6(f)(ii), Section 5.8 or Section 12.1(b)),

including, without limitation, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term Benchmark Loans (but not in respect of lost profits) or from fees payable to terminate the deposits from which such funds were obtained.

5.5           Inability to Determine Rates.

(a)            Alternate Rate of Interest. Subject to clauses (b), and (c), below, if (F) the Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or (G) the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Agent shall give notice thereof to the Borrower and the Lenders as provided in Section 14.8 as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.4, any Notice of Continuation/Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Continuation/Conversion or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.5(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 5.5(a)(i) or (ii) above and any Notice of Borrowing that requests an RFR Borrowing shall instead be deemed to be a Notice of Borrowing, as applicable, for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 5.5(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 3.2 or a new Notice of Borrowing in accordance with the terms of Section 2.4, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.5(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 5.5(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan. Upon any such conversion pursuant to this clause (a), the Borrower shall also pay any additional amounts required pursuant to Section 5.4.

(b)           [Reserved]

(c)           Benchmark Replacement Setting.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (C) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder, under any Loan Document and under the Parent Guarantee in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement, any other Loan Document or the Parent Guarantee and (D) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder, under any Loan Document and the Parent Guarantee in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement, any other Loan Document or the Parent Guarantee so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)            Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in any other Loan Document or in the Parent Guarantee, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement, any other Loan Document or the Parent Guarantee.

(iii)           Notices: Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (E) any occurrence of a Benchmark Transition Event, (F) the implementation of any Benchmark Replacement, (G) the effectiveness of any Benchmark Replacement Conforming Changes, (H) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.5(c)(iv) below and (I) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, any other Loan Document or the Parent Guarantee, except, in each case, as expressly required pursuant to this Section 5.5(c).

(iv)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document or the Parent Guarantee, at any time (including in connection with the implementation of a Benchmark Replacement), (J) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate), and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (K) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted (L) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (M) any such request for an RFR Borrowing into a request for a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 5.5(c), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan.

5.6           Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is one hundred eighty (180) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

5.7           Survival. The agreements and obligations of the Borrower and each Recipient in this Article V shall survive the assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all other Obligations and termination of this Agreement.

5.8           Assignment of Commitments Under Certain Circumstances. In the event (vi) any Lender requests compensation pursuant to Section 5.3, (vii) any Lender delivers a notice described in Section 5.2, (viii) Holdings or any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (ix) [reserved] or (x) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents and the Parent Guarantee to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any Law or order of any court or other Governmental Authority having jurisdiction, (B) except in the case of clause (d) or (e) above, no Event of Default shall have occurred and be continuing, (C) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (D) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section 5.8 arises, in the case of any such assignment resulting from payments required to be made pursuant to Section 5.1, such assignment will result in a reduction in such payments thereafter and (E) if the consent of the Agent, any Letter of Credit Issuer or the Swingline Lender is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

Article VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1           Books and Records. Holdings shall maintain, and shall cause the Borrower and each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice or consistent with past practice.

6.2           Financial Information. Holdings shall promptly furnish to the Agent (for further distribution to each Lender):

(a)            As soon as available, but in any event not later than one hundred and twenty (120) days after the close of each Fiscal Year, consolidated audited balance sheets, income statements and cash flow statements of the Consolidated Restricted Parties ~~and, if different, Holdings and its Restricted Subsidiaries~~, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year ~~(or, in lieu of such audited financial statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties, on the other hand)~~, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Restricted Parties ~~(and, if applicable, Holdings and its Restricted Subsidiaries)~~ as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than ~~(x)~~ with respect to, or resulting from, the upcoming maturity of the Loans hereunder ~~or (y) a prospective default under the Financial Covenant~~), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by the Borrower. ~~During a Covenant Trigger Period, such certified statements shall be delivered together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Consolidated Parties, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Event of Default under Section 10.1 (solely arising from a breach of the Financial Covenant) that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (which certificate may be limited to the extent required by accounting rules or guidelines or customary internal policy of such accounting firm).~~ Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied with respect to financial information of the Consolidated Restricted Parties by furnishing ~~(A)~~(A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or ~~(B)~~(B) Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, ~~(i)~~(i) to the extent such information relates to Holdings (or such Parent Entity) and its Subsidiaries, such information is accompanied by consolidating information that is reasonably acceptable to the Agent and explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity) and its Subsidiaries, on the one hand, and the information relating to the Consolidated Restricted Parties on a standalone basis, on the other hand, and ~~(ii)~~(ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 6.2(a), such statements shall be certified, reported on without a “going concern” or like qualification (other than ~~(x)~~ with respect to, or resulting from, the upcoming maturity of the Loans hereunder ~~or (y) a prospective default under the Financial Covenant)~~, or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by Holdings (or such Parent Entity).

In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(b)           As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of each Fiscal Year), commencing with the Fiscal Quarter ending March 31, 2026, consolidated unaudited balance sheets ~~of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited~~, income statements and cash flow statements ~~for~~of the Consolidated Restricted Parties~~, and, if different from Holdings and its Restricted Subsidiaries~~  for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in (F) the prior Fiscal Year and (G) the annual forecast for such Fiscal Year delivered pursuant to clause (d) below ~~(or, in lieu of such Financial Statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties on the other hand)~~, and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Holdings as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects the Consolidated Restricted Parties’ ~~(and, if applicable, Holdings and its Restricted Subsidiaries’)~~ financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes. ~~Notwithstanding the foregoing, the obligations in this Section 6.2(b) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable Financial Statements of Holdings (or any Parent Entity thereof) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or any such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand.~~ In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(b), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(c)           Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) and the quarterly Financial Statements pursuant to Section 6.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and including setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio~~, regardless of whether a Covenant Trigger Period is then in effect, and Liquidity~~ and Availability.

(d)           (H) to the extent that no Debt, or commitments with respect thereto, are outstanding under Section 8.12(~~q) or (~~r) hereof, as soon as available, but in any event not later than the date of delivery of the annual audited Financial Statements pursuant to Section 6.2(a) or (I) at all other times, as soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements, Borrowing Base and Availability) for Holdings and its Restricted Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year.

(e)           Subject to applicable Laws and confidentiality restrictions, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Restricted Subsidiaries with the SEC under the Exchange Act or any other similar regulatory or Governmental Authority of any jurisdiction, and all material reports, notices, or statements sent or received by Holdings or any of its Restricted Subsidiaries to or from the holders of any Material Indebtedness of Holdings or any of its Restricted Subsidiaries registered under the Securities Act of 1933 or any other similar Laws in any jurisdiction (other than, in each such case, amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentially with the SEC or any analogous Governmental Authority in any relevant jurisdiction).

(f)            As soon as available, but in any event not later than one hundred and twenty (120) days after the close of each Fiscal Year (or 135 days after the close of the Fiscal Year ending on December 31, 2023), consolidated audited balance sheets, income statements and cash flow statements of the Alpine Holdings II and its Subsidiaries, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of Alpine Holdings II and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the loans under the Alpine Credit Agreement or (y) a prospective default under the financial covenants contained in Section 8.20 of the Alpine Credit Agreement or any “ABL Financial Covenant” under and as defined in the Alpine Credit Agreement, as applicable), or qualification arising out of the scope of the audit, by the same firm of independent registered public accountants of recognized national standing selected by PF Proppant Holding, LLC to prepare the financial statements pursuant to Section 6.2(a) of the Alpine Credit Agreement.

(g)           Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Agent and Lenders under this Agreement), (J) copies of all material notice (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that Holdings or any of its Restricted Subsidiaries executes, receives or delivers in connection with any Indenture Debt, Subordinated Debt, Junior Debt or Material Indebtedness and (K) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that Holdings or any of its Restricted Subsidiaries executes, receives or delivers with respect to the definitive legal documentation for any Note Debt, Subordinated Debt, Junior Debt or Material Indebtedness.

(h)           Subject to applicable Laws and confidentiality restrictions set forth in this Agreement, (L) such additional information as the Agent or any Lender may from time to time reasonably request regarding the business, legal, or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole and (M) such additional information and documentation reasonable requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

(i)            Upon the request of the Agent or the Required Lenders, the Borrower shall make its Chief Financial Officer or another suitable member of management in Borrower’s reasonable discretion available for a management call with the Agent and the Lenders at such time (but, so long as neither a Cash Dominion Period nor an Event of Default shall have occurred and be continuing, not more frequently than once during every two full Fiscal Quarters) as may be agreed to by the Borrower and the Agent or the Required Lenders.

(j)            Documents required to be delivered pursuant to Sections 6.2(a), (b), and (e) (to the extent any such documents are included in materials otherwise filed with the SEC or any similar regulator or Governmental Authority of any jurisdiction) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower or Holdings shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and shall deliver paper copies of such documents to the Agent or any Lender that so requests.

(k)           Promptly, and in any event within five (5) Business Days after the AST Acquisition Closing Date, notice of the occurrence of the AST Acquisition Closing Date and executed copies of the material AST Acquisition Documents not otherwise delivered to Agent on or prior to the ~~Eighth~~Eight Amendment Effective Date.

6.3           Notices to the Agent. The Borrower shall notify the Agent (for further distribution to the Lenders) in writing of the following matters at the following times:

(a)           Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b)           Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any claim, action, suit, or proceeding, by any Person, or any investigation by a Governmental Authority, in each case affecting Holdings or any of its Restricted Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(c)           Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any Law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting Holdings or any of its Restricted Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(d)           Any change in Holdings’ or any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case at least no later than ten (10) Business Days (or such longer period to which the Agent may agree in its discretion) after the occurrence of any such change.

(e)           Promptly, and in any event within fifteen (15) Business Days, after a Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred or is reasonably expected to occur, that, alone or with another ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and any action taken (or threatened in writing) by the IRS, the DOL, the PBGC or the Multi-employer Plan sponsor with respect thereto; provided, however, in the event of a Reportable Event, the Borrower shall notify the Agent by the later of fifteen (15) Business Days and the date on which notification is required to be provided to the PBGC pursuant to Section 4043(a) of ERISA.

(f)            Upon reasonable request, with respect to any Multi-employer Plan, (A) any documents described in Section 101(k) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request and (B) any notices described in Section 101(l) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request; provided that if Holdings, Borrower or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multi-employer Plan, Holdings, the Borrower or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(g)           Within fifteen (15) Business Days after the occurrence of the assumption or establishment of any new Pension Plan or Multi-employer Plan, or the commencement of contributions to any Pension Plan or Multi-employer Plan, to which Holdings, the Borrower or any ERISA Affiliate was not previously contributing, which in any event could reasonably be expected to have a Material Adverse Effect.

(h)           Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(i)            Unless otherwise publicly disclosed in an annual or quarterly report filed by the Borrower or any Parent Entity with the SEC under the Exchange Act, promptly after any material change in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Restricted Subsidiary thereof.

(j)            Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any action, suit or proceeding pursuant to which a holder of any Lien on any Accounts or Inventory of an Obligor makes a claim with respect to any such Accounts or Inventory but only if the Accounts or Inventory that are the subject of such claim have a Fair Market Value in excess of $1,000,000.

(k)           Within five (5) Business Days after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(l)            Promptly, and in any event with five (5) Business Days after a Responsible Officer becoming aware of any liquidated damages or “Shortfall Payments” (as defined in the Supply ProFrac Agreement) becoming due and payable by Holdings and/or any Restricted Subsidiaries in an aggregate amount of at least $15,000,000 under the Supply ProFrac Agreement.

(m)           Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that Holdings, its applicable Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

Borrower agrees to deliver a Borrowing Base Certificate as and when applicable pursuant to the provisions of clause (r) from the definition of “Permitted Disposition” (set forth herein) and Sections 6.4(a), 8.9, 8.26, and 9.1(i), as applicable.

6.4           Collateral Reporting.

(a)           The Borrower will furnish to the Agent (for further distribution to each Lender) a Borrowing Base Certificate prepared as of the last Business Day of each calendar month and delivered to the Agent (for further distribution to the Lenders) by the close of business on the 20th Business Day of the following calendar month. The Borrower acknowledges and agrees that while a Collateral Reporting Period is in effect, the Borrower will furnish to the Agent (for further distribution to each Lender) Borrowing Base Certificates prepared as of the last Business Day of each calendar week during such Collateral Reporting Period and delivered to the Agent (for further distribution to the Lenders) by the close of business on the Wednesday of the following week (with any such weekly Borrowing Base Certificate to be computed according to a method reasonably specified by the Agent after consultation with the Borrower). In the event that the Obligors dispose (whether through Disposition, merger, amalgamation, Investment, Distribution or otherwise (including any other transaction permitted pursuant to Section 8.9)~~, designation of an Unrestricted Subsidiary after the Seventh Amendment Effective Date, or otherwise~~) of Current Asset Collateral that by a Borrower or Guarantor with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate and such disposition is to a non-Obligor and conducted outside the ordinary course of business, then Borrower shall be required, prior to consummation of such disposition to deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

(b)           The Borrower will furnish to the Agent (and the Agent shall further distribute to each Lender that has made a request for such information through the Agent), in such detail as the Agent shall reasonably request, as soon as reasonably practical following the Agent’s request from time to time, such reports as to the Accounts, and the Inventory of the Obligors as the Agent shall reasonably request from time to time.

(c)           If any of the Borrower’s or Guarantor’s records or reports of the Collateral, Accounts or Inventory are prepared by an accounting service or other agent, such Obligor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

(d)           The Borrower will furnish to the Agent (and the Agent shall further distribute to each Lender that has made a request for such information through the Agent) each of the reports set forth on Schedule 6.4 at the times specified therein.

Article VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings and the Borrower each warrants and represents to the Agent and the Lenders on the Closing Date and on the date of each Borrowing that:

7.1           Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Holdings and each Obligor party to this Agreement and the other Loan Documents has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Collateral Agent’s Liens. Holdings and each Obligor party to this Agreement and the other Loan Documents has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Holdings and each Obligor party thereto, and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, do not (x) conflict with, or constitute a violation or breach of, the terms of (xi) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (xii) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries, or (xiii) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case, with respect to clauses (a), (b) and (c) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing other than pursuant to the Intercreditor Agreement.

7.2           Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the applicable Security Documents will be effective to create legal and valid first priority Liens on all the Collateral (other than with respect to the Fixed Asset Collateral, in which case the applicable Security Documents will be effective to create legal and valid second priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties) in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, subject to the terms of any applicable Intercreditor Agreement and other Permitted Liens permitted to be senior to the Liens securing the Obligations and to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions when and to the extent required under the Security Documents or this Agreement, but subject to any exceptions in regards to taking any actions and limitations in regards to the scope, perfection and priority of Collateral Agent’s Lien in the assets of Holdings and its Restricted Subsidiaries as set forth therein or in the definition of “Collateral and Guarantee Requirement”, such Liens (xiv) constitute perfected Liens on all of the applicable Collateral, (xv) have priority over all other Liens on the Collateral, subject to Permitted Liens and the provisions of any Intercreditor Agreement then in existence, and (xvi) are enforceable against each Obligor, as applicable, granting such Liens.

7.3           Organization and Qualification. Holdings and each Restricted Subsidiary (xvii) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (xviii) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (xix) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4           Subsidiaries; Stock. As of the Seventh Amendment Effective Date, Schedule 7.4 contains a correct and complete list of Holdings and its Subsidiaries, including (xx) jurisdiction of organization, (xxi) the form of organization, (xxii) identification number of such Person in its jurisdiction of organization, if any, (xxiii) the address of each Person’s chief executive office and (xxiv) each jurisdiction where such Person is qualified to do business. The Stock of Holdings and its Subsidiaries is free and clear of all Liens (other than, statutory Permitted Liens, if applicable) and has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 7.4, in each case as of the First Amendment Effective Date, there is no existing option, warrant, call, right, commitment or other agreement (including, without limitation, preemptive rights) to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Stock of Holdings or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Stock of Holdings or any of its Subsidiaries. Schedule 7.4 correctly sets forth the ownership interest of Holdings, the Borrower and each of their respective Subsidiaries as of the Seventh Amendment Effective Date. As of the Fourth Amendment Effective Date, the Obligors have no equity investments in any other Person other than those specifically disclosed in Schedule 8.11. The copies of the Organization Documents of each Obligor and each amendment thereto provided pursuant to Section 9.1 are true and correct copies of each such document as of the Agreement Date, each of which is valid and in full force and effect as of the Agreement Date.

7.5           Financial Statements and Borrowing Base.

(a)           Holdings has delivered to the Agent (for further distribution to the Lenders) the Historical Financial Statements. The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holdings, and disclosed in any such schedules and notes or otherwise disclosed to the Agent prior to the Seventh Amendment Effective Date) and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

(b)           The latest Borrowing Base Certificate furnished to the Agent pursuant to Section 6.4(a) (or the Seventh Amendment) presents accurately and fairly in all material respects the Borrowing Base and the calculation thereof as at the date thereof.

Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents or the Parent Guarantee (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

7.6           Solvency. ~~On the Closing Date and after~~After giving effect to the Transactions ~~to be consummated on the Closing Date~~contemplated hereby (including each Borrowing made hereunder and each issuance or extension of any Letter of Credit made hereunder), Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

7.7           Property. Each Obligor and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.8           Intellectual Property. The conduct of the businesses of Holdings and each of its Restricted Subsidiaries (including their use of Intellectual Property) does not infringe upon, misappropriate or violate the Intellectual Property of any other Person, and, to the knowledge of Holdings and the Borrower, no other Person is infringing or violating their own Intellectual Property, in each case except as would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

7.9           Litigation. There is no pending, or to Holdings’ or the Borrower’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’ or the Borrower’s knowledge, investigation by any Governmental Authority, which, in any case, has a reasonable likelihood of being adversely determined and if so adversely determined, either (xxv) would reasonably be expected to have a Material Adverse Effect or (xxvi) relates directly to any of the Loan Documents.

7.10         Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’ or the Borrower’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11         Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)           Holdings and its Restricted Subsidiaries and each of their respective facilities, locations and operations are and, to the Borrower’s knowledge, within the past three (3) years have been in compliance with all Environmental Laws.

(b)           Each of Holdings and its Restricted Subsidiaries have obtained all required permits under Environmental Laws necessary for their current facilities and operations, all such permits are valid and in full force and effect, each of Holdings and its Restricted Subsidiaries is in compliance with all terms and conditions of such permits and none of such permits is, as of the Closing Date, subject to any pending proceedings or other actions (or to Borrower’s knowledge, any threatened proceedings or other actions) for violation, modification or revocation of such permits.

(c)           (A) Neither Holdings nor any of its Restricted Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate or any other location at which Holdings, any of the Restricted Subsidiaries or Borrower conducts or has conducted its business or operations, has stored, treated or released any Contaminant except in compliance with Environmental Laws at any location, (B) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased Real Estate or presently conducted operations, nor, to any of Holdings’ or the Borrower’s knowledge, its previously owned or leased Real Estate or prior operations, is subject to any pending proceeding or other action under any Environmental Law, and (C) neither Borrower nor Holdings has any knowledge of any threatened proceeding or reasonable basis for, any alleged non-compliance, claim or liability arising out of or in connection with any Environmental Law (including from any Release or threatened Release of a Contaminant).

(d)           None of the present or, to Holdings or the Borrower’s knowledge, former operations, and none of the real estate interests of Holdings or any of its Restricted Subsidiaries, is subject to any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries, evaluating whether, or alleging that, any investigation or remedial action is needed to respond to a Release or threatened Release of a Contaminant or the presence of a Contaminant attributed to, or alleged to have been attributed to Holdings or any of its Restricted Subsidiaries or any predecessors thereof, or of any of their operations.

7.12         No Violation of Law. Neither Holdings, nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13         No Default. No Default or Event of Default has occurred and is continuing.

7.14         ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable Laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b)            There are no pending or, to the best knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(c)            (D) No ERISA Event has occurred or is reasonably expected to occur, (E) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan and (F) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.15           Taxes. Holdings and each of its Restricted Subsidiaries have filed all federal, state, and other material Tax returns required to be filed by them, and have paid all Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them (including in their capacity as a withholding agent), other than Taxes (G) the failure of which to pay, in the aggregate, would not have a Material Adverse Effect or (H) that are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no current, pending or proposed Tax deficiencies, assessments or other claims against Holdings or any Restricted Subsidiary that would reasonably be expected to, in the aggregate, have a Material Adverse Effect.

7.16           Investment Company Act. None of Holdings, or any Restricted Subsidiary of Holdings, is an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

7.17           Use of Proceeds. The proceeds of the Loans are to be used solely to finance ongoing working capital needs and for other general corporate purposes (including Permitted Acquisitions and other Permitted Investments, Permitted Distributions and the repayment or prepayment of Debt, in each case to the extent not prohibited pursuant to the terms hereof) of Holdings, the Borrower and its Restricted Subsidiaries.

7.18           Margin Regulations. As of the Closing Date, none of the Collateral is comprised of any Margin Stock. None of Holdings or any Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

7.19           No Material Adverse Change. No Material Adverse Effect has occurred since December 31, 2020.

7.20           Full Disclosure. (xxvii) None of the information or data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to the Agent, the Collateral Agent, any Arranger or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.20, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature. The projections contained in the information and data referred to in this Section 7.20 were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made and at the time delivered; it being recognized by the Agent, the Collateral Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b)            The information included in the Beneficial Ownership Certification most recently delivered to the Agent and the Lenders hereunder is true and correct in all material respects.

7.21           Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Agreement or any other Loan Document, other than (A) those that have been obtained or made and are in full force and effect, (B) those required to perfect the Liens created pursuant to the Security Documents, and (C) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.22           Anti-Terrorism Laws.

(a)            None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors, or employees is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law.

(b)           The use of proceeds of the Loans will not violate any applicable Anti-Terrorism Laws.

7.23           FCPA. No part of the proceeds of the Loans or the Letters of Credit will be used, directly, or, to the knowledge of the Borrower, indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable anti-corruption laws or anti-money laundering laws.

7.24           Sanctioned Persons.

(a)            None of Holdings, nor any Restricted Subsidiary nor, to the knowledge of Holdings, or any of its Restricted Subsidiaries, any officer, director or employee thereof is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State. None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors or employees (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.

(b)            The Borrower will not ~~directly or, to its knowledge after due care and inquiry, indirectly, use~~request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of ~~the Loans~~any Loan or ~~Letters~~Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that ~~will~~would result in ~~a~~the violation of  any Sanctions ~~or to make payments to, or fund any operation or activities of, any Sanctioned Persons or Sanctioned Entities~~applicable to any party hereto.

7.25           Designation of Senior Debt. The Obligations are “Designated Senior Debt” (or any similar term) under the terms of the documentation governing any Subordinated Debt.

7.26           Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound insurance companies that are not Affiliates of the Borrower (other than an Affiliated Insurance Entity), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates, provided that it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 7.26.

Article VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

Holdings, the Borrower and each Guarantor covenant to the Agent and each Lender that, from and after the Closing Date, so long as any of the Commitments are outstanding and until Full Payment of the Obligations:

8.1           Taxes. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, (xxviii) file when due (after giving effect to any valid extensions for the payment thereof) all federal, state and other material Tax returns that it is required to file and (xxix) pay, or provide for the payment of, when due (after giving effect to any valid extensions for the payment thereof), all Taxes imposed upon it or upon its property, income and franchises (including in its capacity as a withholding agent); provided, however, neither Holdings nor any of its Restricted Subsidiaries need pay any Tax described in this Section 8.1 as long as (A) such Tax is being contested in good faith and by the appropriate proceedings and adequate reserves have been established for such Tax in accordance with GAAP or (B) the failure to pay, or provide for payment of such Tax would not reasonably be expected to have a Material Adverse Effect.

8.2            Legal Existence and Good Standing. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, maintain (xxx) its legal existence and good standing in its jurisdiction of organization, and (xxxi) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of Holdings or such Restricted Subsidiary except, in the case of clause (a) (other than with respect to the Borrower) or clause (b) of this Section 8.2, in such cases where the failure to maintain its existence, qualification or good standing would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under any of Section 8.8, 8.9 or 8.11.

8.3            Compliance with Law; Maintenance of Licenses. Holdings and the Borrower shall comply, and shall take all reasonable action to cause each of Holding’s Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause each of Holdings Restricted Subsidiaries to take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.4            Maintenance of Property, Inspection; Field Examinations.

(a)            Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair (or, in the case of Inventory, in saleable, useable or rentable condition), ordinary wear and tear and Casualty Events excepted, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)            Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, permit representatives and independent contractors of the Agent and/or the Collateral Agent (at the expense of the Borrower) to visit and inspect any of Holdings’, the Borrower’s or any Restricted Subsidiaries’ properties (to the extent it is within such Person’s control to permit such inspection), to examine Holdings’ and its Restricted Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral (to the extent it is within such Person’s control to permit such examination and audit and subject to the limitations otherwise set forth in this Section 8.4), and to discuss Holdings’ and its Restricted Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent public accountants, to such accountants’ customary policies and procedures); provided, however, excluding any such visits and inspections during the continuation of an Event of Default and without in any way limiting the rights of the Agent and/or the Collateral Agent set forth herein, neither the Agent nor the Collateral Agent shall exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Agent and the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ or any of its Restricted Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in Article VI or any other provisions set forth herein, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Law or any binding agreement with a non-affiliate, or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product. The Agent and the Collateral Agent may carry out investigations, field examinations and reviews of each Obligor’s property (including field audits conducted by the Agent and the Collateral Agent or at their direction, each, a “Field Examination”) at the expense of the Borrower and appraisals of the Obligors’ Inventory performed by an appraiser selected by the Agent in its Reasonable Credit Judgment (each an “Appraisal”) at the expense of the Borrower and, absent the continuance of an Event of Default, during each period of twelve (12) consecutive calendar months commencing on or after the Agreement Date, the Agent and the Collateral Agent may, collectively, carry out, at the Borrower’s expense, one (1) Field Examination and one (1) Appraisal; provided, however, that notwithstanding the limitations in the foregoing clause, (i) a during any such year during which Availability has been less than the greater of $~~40,000,000~~55,000,000 and 20.0% of the Maximum Credit for ~~five~~three (~~5~~3) consecutive Business Days, the Agent and the Collateral Agent may, collectively, carry out, at the Borrower’s expense, an additional one (1) Field Examination and an additional one (1) Appraisal during such year at the expense of Borrower, and (ii) at any time during the continuation of an Event of Default, the Agent and/or the Collateral Agent may carry out, at the Borrower’s expense, additional Field Examinations and Appraisals as frequently as determined by the Agent and/or the Collateral Agent in their respective reasonable discretion.

8.5             Insurance.

(a)            Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain with financially sound insurance companies, insurance on (or self-insure in such amounts and against such risks; provided that no such insurance or self-insurance shall be provided by any Obligor or any Affiliate of the Borrower other than an Affiliated Insurance Entity, which Affiliated Insurance Entity may provide insurance policies or products to Holdings and its Restricted Subsidiaries (D) in an amount not to exceed $10,000,000 per incident and (E) in an aggregate underwritten amount not to exceed, at any one time, $10,000,000 (unless the aggregate underwritten amount in excess of $10,000,000 is reinsured by a bona fide financially sound reinsurer that is not an Affiliate of the Borrower or any such Affiliated Insurance Entity)) all property material to the business of Holdings and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including, in any event, public liability, casualty, hazard, theft, product liability and business interruption) as are customarily insured against by companies of established reputation engaged in the same or similar business and in the same general area as Holdings, the Borrower and the Restricted Subsidiaries, all as determined in good faith by Holdings, the Borrower or such Restricted Subsidiaries. For the avoidance of doubt, it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 8.5.

(b)           Holdings and the Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties, to be named as secured parties or mortgagees and lender loss payees or additional insureds, as applicable, in a manner reasonably acceptable to the Collateral Agent, under all insurance policies required to be maintained by the Obligors (or in the case of AG PSC Funding, LLC with respect to its property insurance coverage as of the Second Amendment Effective Date, the property insurance maintained by PSC Holdings, Inc. on its behalf) under clause (a). Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment in which case no notice shall be required if unobtainable after use of commercially reasonable efforts), and, if obtainable (using commercially reasonable efforts), a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. If the Obligors fail to procure any such material insurance or to pay the premium therefor when due, during the continuance of an Event of Default and after providing written notice thereof to the Borrower, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans on a pro rata basis.

8.6             Environmental Laws. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, (F) correct any material non-compliance with Environmental Laws and (G) take any investigatory and remedial action needed to respond to the presence of Contaminants or a Release of Contaminants on the Real Estate or at any other locations at which Contaminants are present that are attributable to the operations of Holdings or any of its Restricted Subsidiaries or Borrower, as required by Environmental Laws other than to the extent that the failure to take such investigatory, corrective or remedial action would not reasonably be expected to cause a Material Adverse Effect.

8.7             Compliance with ERISA. Holdings and the Borrower shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (xxxii) maintain each Plan in compliance with the applicable provisions of ERISA and the Code; and (xxxiii) not cause an ERISA Event to occur with respect to a Pension Plan or Multi-employer Plan which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, except in the case of each of clauses (a) and (b), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8             Dispositions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of any of its property, business or assets, except for Permitted Dispositions.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, on and after the Ninth Amendment Effective Date, (a) no Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries may be disposed of or transferred to any Affiliate of Holdings who is not an Obligor or who does not contemporaneously therewith become an Obligor and (b) Holdings and its Restricted Subsidiaries may not grant an exclusive license over any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries to any Affiliate of Holdings who is not an Obligor or who does not contemporaneously therewith become an Obligor.

8.9           Mergers, Consolidations, etc. Other than to the extent permitted as a Permitted Investment or Permitted Disposition, Holdings and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units, assets and properties, or wind up, liquidate or dissolve, except:

(a)            any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;

(b)            any Subsidiary of the Borrower or any other Person (other than Holdings or the Borrower) may be merged, amalgamated or consolidated with or into any one or more Wholly Owned Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that, (A) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (B) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets (in each case, if other than such Guarantor) shall execute a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor and (C) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and any supplements to any Loan Document or the Parent Guarantee (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement, the enforceability of the Parent Guarantee and the perfection and priority of the Collateral Agent’s Liens, and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or otherwise constitutes a Permitted Investment;

(c)            any Restricted Subsidiary that is not a Guarantor may (D) merge, amalgamate or consolidate with or into any Wholly Owned Restricted Subsidiary and (E) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any Wholly Owned Restricted Subsidiary of Holdings;

(d)            any Guarantor may (F) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is a Guarantor, (G) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Guarantor or transfer all or any of its assets to a Restricted Subsidiary that is not a Guarantor; provided that, if such Guarantor is not the surviving Person or the transferee is not a Guarantor, (x) Borrower would have Availability of greater than zero dollars ($0) after giving effect thereto, (y) before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (z) such merger, amalgamation, consolidation, or transfer shall be deemed to be an “Investment” and shall be only permitted if it constitutes a Permitted Investment, and (H) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary that is a Guarantor; and

(e)            any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 8.8 or Section 8.11, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Restricted Subsidiary that is a Guarantor after giving effect to such liquidation or dissolution;

provided, that if, as of any date of determination, Dispositions (whether through Disposition, merger, consolidation, liquidation, dissolution, or otherwise), made in reliance on the provisions of this Section 8.9 by Obligors would result in the transfer of Current Asset Collateral by a Borrower or Guarantor to non-Obligors with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate prior to such event, then Borrower shall be required, prior to consummation of such Disposition, merger, consolidation, liquidation, dissolution in reliance on this Section 8.9 to exceed such threshold, deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base.

8.10           Distributions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a)            each Restricted Subsidiary may make Distributions to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Distribution by a non-Wholly Owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Stock of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests of the relevant class of Stock);

(b)            without duplication of any Distributions made pursuant to clause (c) below, (I) Holdings may (or may make Distributions to permit any Parent Entity to directly or indirectly) redeem in whole or in part any of its Stock (A) for another class of its (or such Parent Entity’s) Stock or rights to acquire its Stock (or its Parent’s Stock), (B) with proceeds from substantially concurrent direct or indirect equity contributions by any Parent Entity to Holdings, or (C) with proceeds from substantially concurrent issuances of new Stock of Holdings (or new Stock of any Parent Entity); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Stock referenced in clause (A) or (C) are at least as advantageous to the Lenders as those contained in the Stock redeemed thereby and (J) Holdings may declare and make any Distribution payable solely in the Stock (other than Disqualified Stock not otherwise permitted by Section 8.12) of Holdings;

(c)            without duplication of any Distributions made pursuant to clause (b) above, any redemption or other acquisition by Holdings of its Stock pursuant to the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions (it being understood and agreed, for the avoidance of doubt, that such redemption shall not in any event be made with the proceeds of any Distribution from the Borrower or any of its Restricted Subsidiaries to Holdings), in each case, so long as the consideration paid by Holdings for such redemption or other acquisition is not cash or any other assets of Holdings, the Borrower their respective Restricted Subsidiaries;

(d)           to the extent constituting Distributions, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.11 (other than pursuant to clause (p) of the definition of “Permitted Investments”) or Section 8.14(f);

(e)            repurchases of Stock of Holdings (Stock of any Parent Entity) or any Restricted Subsidiary deemed to occur upon exercise, vesting and/or settlement of Stock if such Stock represents a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(f)            so long as no Default or Event of Default shall be continuing, from and after the date that is twelve (12) months after the consummation of the IPO Transactions, Holdings or any Restricted Subsidiary may pay (or make Distributions to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Stock of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Stock) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of Holdings (or any Parent Entity) or any of the other Restricted Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity) or any Restricted Subsidiary; provided that any such payments do not exceed $10,000,000 in any Fiscal Year plus (i) all net cash proceeds obtained by any Parent Entity (and contributed to the Borrower) or the Borrower during such calendar year from the sale or issuance of such Stock to other present or former officers, employees, directors and other individual service provider in connection with any plans or agreements set forth above in this clause (f) plus (ii) all net cash proceeds obtained from any key-man life insurance policies received by the Borrower during such calendar year; provided that any unused portion of the preceding basket calculated pursuant to clauses (i) and (ii) above for any Fiscal Year may be carried forward to the next two (2) succeeding Fiscal Years up to a maximum of $15,000,000 in the aggregate in any Fiscal Year; provided, further, that cancellation of Debt owing to Holdings (or any Parent Entity of Borrower) or any of its Restricted Subsidiaries from employees, directors, officers or other individual service providers of the Borrower, any of the Borrower’s Parent Entity or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Stock of a Parent Entity or Holdings will not be deemed to constitute a Distribution for purposes of this covenant or any other provision of this Agreement;

(g)           Holdings and its Restricted Subsidiaries may make Distributions to any direct or indirect owner thereof (including but not limited to any Parent Entity of Holdings):

(i)            the proceeds of which shall be used to make Permitted Tax Distributions;

(ii)           the proceeds of which shall be used:

(A)           to make payments to Wilks Brothers, LLC, a Texas limited liability company, in respect of the “retainer fees” under the Shared Services Agreement in an aggregate amount not to exceed in any Fiscal Year $7,000,000; and

(B)            to pay such Parent Entity’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Restricted Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any Parent Entity attributable to the direct or indirect ownership or operations of Holdings and its Restricted Subsidiaries) and fees and expenses otherwise due and payable by Holdings under the Shared Services Agreement in respect of services provided thereunder (for the avoidance of doubt, excluding any “retainer fees” permitted to be paid thereunder pursuant to subclause (A) of this clause (ii)) in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (ii)(B), the greater of (1) $4,500,000 and (2) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Fiscal Year most recently ended for which financial statements are available; provided that (x) such payments are made in respect of services performed on behalf of, or expenses incurred by, Holdings and its Restricted Subsidiaries on an arm’s length basis and (y) such payments are approved by the Board of Directors of Parent if required by the policies of such Board of Directors related to arm’s length transactions;

(iii)          the proceeds of which shall be used to pay franchise, excise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv)          the proceeds of which shall be used to finance any Permitted Acquisition or any other acquisition constituting a Permitted Investment; provided that (B) such Distribution shall be made substantially concurrently with the closing of such Investment and (C) Holdings, the Borrower or such Parent Entity shall, immediately following the closing thereof, cause all property acquired (whether assets or Stock (other than Excluded Stock described in clause (g) of the definition thereof)) to be held by or contributed to the Borrower or a Restricted Subsidiary of the Borrower;

(v)          the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful Stock or Debt offering, Refinancing, issuance or incurrence transaction or any Disposition, acquisition or Investment permitted by this Agreement; and

(vi)         the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (vi), when taken together with any Distributions made pursuant to clause (ii)(B) above, the greater of (D) $7,000,000 and (E) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Fiscal Year most recently ended for which financial statements are available;

(h)           Holdings or any of its Restricted Subsidiaries may (a) pay cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and (b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms;

(i)             in addition to the foregoing Distributions ~~(i) Holdings or any Restricted Subsidiary of Holdings may make additional Distributions so long as the Specified Conditions shall have been satisfied with respect thereto at the time of (and after giving effect to) such Distributions, (ii)~~, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Restricted Subsidiary of Holdings may make additional Distributions, measured at the time made, in an aggregate amount not to exceed $5,000,000 ~~and (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Distributions in an aggregate amount not to exceed an amount equal to the Available Equity Amount at the time such Distributions are paid; and~~; and

(j)             Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or immediate family members) and any repurchases of Stock in consideration of such payments including deemed repurchases in connection with the exercise of Stock options;

(k)            to the extent constituting Distributions, the transactions described in clause (i) of the definition of IPO Transactions;

(l)            any Distribution by Holdings pursuant to the FTS Distribution and Contribution Transaction;

(m)           any Distribution by Holdings of the Stock of a Person acquired by Holdings or any of its Subsidiaries in accordance with the provisions set forth herein so long as (K) all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) contributed to the Borrower or a Guarantor (other than Holdings, other than to the extent that Holdings substantially contemporaneously therewith contributes such property and assets to one of its Subsidiaries that is a Guarantor) substantially simultaneously with such acquisition (and, for the avoidance of doubt, prior to such Distribution) and the Borrower or such Guarantor has complied with the Collateral and Guarantee Requirements with respect to such property and assets (including any Stock owned by such Person) so contributed and (L) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause (i) above, collectively have assets with a Fair Market Value of less than $5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed by Holdings pursuant the provisions of this clause (m)); and

(n)            ~~Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions from the Net Equity Proceeds received by Holdings or any of its Restricted Subsidiaries from the consummation of the IPO Transaction so long as (i) no Event of Default exists or would arise as a result of making such Distribution, (ii) such Net Equity Proceeds are Not Otherwise Applied, (iii) such Distribution is made no later than seven (7) days following Holdings’ or its Restricted Subsidiaries’ receipt of such Net Equity Proceeds, as applicable, and (iv) the aggregate amount of Distributions made in reliance of this clause (o) does not exceed $72,930,000.~~[reserved].

8.11           Investments. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except Permitted Investments.

8.12           Debt. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or maintain any Debt, other than the following Debt (collectively, “Permitted Debt”):

(a)            Debt of Holdings and any of its Restricted Subsidiaries under the Loan Documents (including pursuant to Sections 2.6 and 2.7);

(b)           (M) Debt described on Schedule 8.12 (it being understood and agreed that any such Debt that is repaid shall not be reborrowed) and any Refinancing Debt in respect thereof and (N) any intercompany Debt outstanding on the Closing Date;

(c)            (O) Capital Leases and purchase money Debt incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any Equipment (as defined in Article 9 of the UCC) held for sale or lease or any fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise), including without limitation any Debt evidenced by the Enterprise Equipment Lease Agreement and (P) any Refinancing Debt incurred to Refinance such Debt; provided that, at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Debt incurred under this clause (c) and then-outstanding of Borrower, Holdings and its Restricted Subsidiaries as at the last day of the Test Period ended on or prior to the date that such Debt was incurred shall not exceed the greater of (x) $75,000,000 and (y) 5.0% of Consolidated Total Assets;

(d)            Debt of (A) any Restricted Subsidiary that is not an Obligor owing to Holdings or another Restricted Subsidiary that is not an Obligor, (B) any Restricted Subsidiary that is not an Obligor owing to Holdings or any Obligor; provided that the aggregate amount of Debt incurred under this clause (d)(B) is permitted to be incurred as an Investment pursuant to Section 8.11 or (C) any Obligor that is owing to Holdings or any Restricted Subsidiary that is not an Obligor; provided that the Debt incurred under this clause (d)(C) shall be subject to the Subordinated Intercompany Note;

(e)            Debt incurred under Hedge Agreements entered into by a Borrower or Restricted Subsidiary of Holdings in the ordinary course of business and not for speculative purposes;

(f)            Guaranties by Holdings and its Restricted Subsidiaries in respect of Debt of the Borrower or any of its Restricted Subsidiaries otherwise permitted under this Agreement; provided that (Q) if the Debt being guaranteed is Subordinated Debt, such Guaranties shall be subordinated in right of payment to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Subordinated Debt (R) if the Debt being guaranteed by any Obligor is Debt of a Restricted Subsidiary that is not an Obligor, such Guaranty must be permitted to be incurred as an Investment pursuant to Section 8.11 and (S) no Guaranty by any Restricted Subsidiary of any Debt of an Obligor shall be permitted unless such Restricted Subsidiary shall have also provided a Guaranty of the Obligations;

(g)           (T) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of its incurrence and (U) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or rented in the ordinary course of business;

(h)            Debt of any Obligor owing to any other Obligor;

(i)             Debt of any Obligor or Restricted Subsidiary in respect of (V) performance bonds, completion guarantees, surety bonds, appeal bonds, bid bonds, other similar bonds, instruments or obligations, in each case provided in the ordinary course of business (including to secure workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations), but excluding any of the foregoing issued in respect of or to secure Debt for Borrowed Money; (W) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to any Obligor or any of its Restricted Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year, (X) Cash Management Obligations and other Debt in respect of netting services, ACH arrangements, overdraft protection and other arrangements arising under standard business terms of any bank at which any Obligor or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or in connection with Deposit Accounts incurred in the ordinary course or (Y) Debt consisting of accommodation Guaranties for the benefit of trade creditors of any Obligor or any Subsidiary issued by such Obligor or Subsidiary in the ordinary course of business;

(j)             Debt incurred under this clause (j) and then outstanding in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence) as of the last day of the Test Period most recently ended on or prior to the date such Debt was incurred and any Refinancing Debt in respect thereof;

(k)            Debt (x) representing deferred compensation, severance and health and welfare retirement benefits to current and former employees, directors, consultants, partners, members, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business, or (y) consisting of indemnities, obligations in respect of earn outs (including the REV Energy Earnout) or other purchase price adjustments or similar obligations created, incurred or assumed in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder, other than Guaranties incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition;

(l)             Debt consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, partners, members, consultants, independent contractors or other service providers, (y) other similar arrangements incurred by such Persons in connection with Permitted Acquisitions (or other acquisitions constituting Permitted Investments) or (z) any other Investment permitted under Section 8.11;

(m)           Debt consisting of promissory notes issued by the Restricted Subsidiaries to their current or former officers, directors, partners, members, and employees and their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes to finance the retirement, acquisition, repurchase, purchase or redemption of Stock of Holdings (or any Stock of Parent Entity or the Borrower) in each case permitted by Section 8.10;

(n)           Debt consisting of (Z) the financing of insurance premiums or (AA) take or pay obligations entered into in the ordinary course of business;

(o)           [reserved];

(p)           Debt of any Restricted Subsidiary that is not an Obligor incurred under this clause (p); provided that (BB) such Debt is not guaranteed by any Obligor, (CC) the holder of such Debt does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, (DD) such Debt is not secured by any assets other than assets of such Restricted Subsidiary and its Subsidiaries and (EE) the aggregate amount of Debt incurred under this clause (p) shall not exceed the greater of (x) $10,000,000 and (y) 1.0% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(q)            ~~secured Debt of the Borrower or any Restricted Subsidiary, so long as at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the Borrower would be in compliance with a Senior Secured Net Leverage Ratio, calculated on a Pro Forma Basis as of the last date of the Test Period most recently ended on or prior to the incurrence of such secured Debt, that is no greater than 2.00:1.00; provided that (A) any secured Debt incurred pursuant to this clause (q) may only be secured by a security interest junior to the security interest in the Collateral securing the Obligations and the Indenture Debt, subject to the terms of the applicable Intercreditor Agreement or another customary intercreditor agreement described in clause (C) herein, (B) if such Debt will be secured by assets that do not also secure the Obligations prior to the incurrence of such Debt, as a condition to the permissibility of the incurrence of such Debt under this clause (q), Collateral Agent shall be granted a Lien on such assets to secure the Obligations, (C) the holder of any such debt that is secured Debt (or an agent or representative in respect thereof) shall have entered into the Intercreditor Agreement or another customary intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Borrower (providing, among other things, that the Liens on the Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Collateral), (D) no Default or Event of Default is then continuing or would result therefrom, (E) the borrower and guarantors with respect to such Debt shall only be the Obligors (or if any other Person is a borrower or guarantor in respect of such Debt, such other Person shall become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.22), (F) the maturity of such Debt shall be no earlier than 6 months following the latest Stated Termination Date in effect at the time such debt is entered into and (G) such Debt shall not provide for amortization payments (other than up to 5.0% per annum of the principal amount thereof) and in the case of the Debt permitted under this clause (q), any Refinancing Debt in respect thereof;~~[reserved];

(r)            Debt of Borrower and the Guarantors under the Indenture Documents in an aggregate principal amount not to exceed the “Fixed Asset Cap” (as defined in the Initial Intercreditor Agreement) and any Refinancing Debt in respect thereof; provided that solely in the case of such Refinancing Debt, (FF) in no event shall the aggregate principal amount of Debt at any time outstanding in reliance on this clause (r) exceed the “Fixed Asset Cap” (as defined in the Initial Intercreditor Agreement), (GG) the holder of any such debt that is secured Debt (or an agent or representative in respect thereof) shall have entered into the Initial Intercreditor Agreement or another customary intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Borrower (providing, among other things, subject to any caps and limitations set forth therein, that the Liens on the Current Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Current Asset Collateral and any Liens on Fixed Asset Collateral to secure such Debt may rank senior to the Collateral Agent’s Liens on the Fixed Assets Collateral), (HH) such Debt may only be secured by a first priority security interest in the Fixed Asset Collateral and/or a second priority security interest in the Current Asset Collateral, in each case, subject to the applicable Intercreditor Agreement, (II) if such Debt will be secured by assets that do not also secure the Obligations prior to the incurrence of such Debt, as a condition to the permissibility of the incurrence of such Debt under this clause (r), Collateral Agent shall be granted a Lien on such assets to secure the Obligations, (JJ) no Default or Event of Default is then continuing or would result therefrom, (KK) the borrower and guarantors with respect to such Debt shall only be the Obligors and the Parent (or if any other Person is a borrower or guarantor in respect of such Debt, such other Person shall become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.22), (LL) the maturity of such Debt shall be no earlier than six (6) months following the latest Stated Termination Date in effect at the time such debt is entered into and (MM) such Debt shall not provide for regularly scheduled amortization payments (other than up to 14% per annum of the principal amount originally issued thereof);

(s)           Guaranties incurred in the ordinary course of business (and not in respect of Debt for borrowed money) in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(t)            (NN) unsecured Debt in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (OO) unsecured Debt in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(u)           the IOT-EQ Debt in an aggregate principal amount at any time outstanding not to exceed $413,080;

(v)           solely to the extent that the Permitted Sale Leaseback Transaction has occurred, Attributable Indebtedness incurred in connection with the Permitted Sale Leaseback Transaction in an aggregate amount not to exceed $50,000,000;

(w)           Attributable Indebtedness not to exceed $40,000,000 incurred in connection with the AST Sale Leaseback Transaction;

(x)            to the extent constituting Debt, the Existing Letters of Credit in an aggregate amount not to exceed the face amount of such Existing Letters of Credit as set forth on Schedule 1.1(a) (which amount will be reduced by the amount drawn under such Existing Letter of Credit or reduced to zero upon its expiration or termination thereof) and so long as such Existing Letters of Credit are backstopped by Letters of Credit issued pursuant to this Agreement to secure such outstanding Existing Letters of Credit;

(y)            [reserved];

(z)            (i) Debt incurred pursuant to the Paccar Equipment Loan Documents, in an aggregate principal amount outstanding as of the Second Amendment Effective Date not to exceed an amount equal to $6,000,000 minus the aggregate amount of all payments and prepayment in respect of the principal amount thereof after the Second Amendment Effective Date (excluding for the avoidance of doubt any fees, costs, expenses and indemnification obligations that may also be payable thereunder) and (ii) any Refinancing Debt incurred to Refinance such Debt; and

(aa)          all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

For purposes of determining compliance with this Section 8.12, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Borrower, in its sole discretion, may classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or, if it satisfies the criteria for more than one clause above, can be allocated among one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 8.12.

8.13           Prepayments of Debt.

(a)            The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any principal outstanding in respect of (PP) any Subordinated Debt, except to the extent set forth in clause (b) below or (QQ) any Junior Debt (any such payment in respect of Junior Debt, a “Junior Debt Payment”), except, in the case of this clause (ii), (A) regularly scheduled repayments, purchases or redemptions of Junior Debt and regularly scheduled payments of interest, fees, expenses and premiums on any such Junior Debt, provided that such prepayment is expressly permitted under the terms of the applicable Intercreditor Agreement, or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably satisfactory to the Agent, the Required Lenders and the Borrower; (B) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt in connection with any Refinancing thereof with any Refinancing Debt expressly permitted hereunder, (C) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt required as a result of any Permitted Disposition of any property securing such Junior Debt to the extent that such security is expressly permitted under this Agreement and such prepayment is permitted under the terms of any intercreditor or subordination provisions with respect thereto that is, in each case, reasonably satisfactory to Agent and the Required Lenders, (D) the conversion of any Junior Debt to Stock (other than Disqualified Stock) of Holdings, the Borrower or any Parent Entity, (E)~~so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other satisfactions of any Junior Debt in an aggregate amount not to exceed the Available Equity Amount at such time, (F) prepayments, redemptions, purchases, defeasances and other satisfactions (including, without limitation, any payments in respect of make-whole premiums) of Junior Debt so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such prepayment, redemption, purchase, defeasances or other satisfaction~~ [reserved], (F) [reserved] and (G) prepayments, redemptions, purchases, defeasances and other satisfactions of Junior Debt in an aggregate amount not to exceed $5,000,000.

(b)           [Reserved].

(c)            [Reserved].

(d)           [Reserved].

~~(e)            The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to make any payment in respect of the REV Energy Earnout in excess of $22,500,000 in the aggregate, except to the extent that the Specified Conditions have been satisfied at the time of (and after giving effect to) such payment.~~

(e)            [Reserved].

(f)            The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, any principal outstanding in respect of any Indenture Debt, except (i) regularly scheduled payments of principal, interest, fees, expenses and premiums on any such Indenture Debt, provided that such prepayment is not prohibited under the terms of the Initial Intercreditor Agreement or Intercreditor Arrangement; (ii) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Indenture Debt in connection with any Refinancing thereof with any Refinancing Debt expressly permitted hereunder, (iii) prepayments, redemptions, purchases, defeasances or other satisfactions of any Indenture Debt required in connection with a Mandatory Asset Sale Redemption, Asset Sale Offer or Change of Control Offer (as such terms and each component definition thereof are defined in the Indenture) pursuant to Section 4.10 (in the case of a Mandatory Asset Sale Redemption and/or an Asset Sale Offer) or Section 4.15 (in the case of a Change of Control Offer) of the Indenture as in effect on the date hereof, (iii) the conversion of any Indenture Debt to Stock (other than Disqualified Stock) of Holdings, the Borrower or any Parent Entity, (iv) with net cash proceeds of an offering of Stock (other than Disqualified Stock) in Holdings, the Borrower or any Parent Entity, so long as, in the case of this clause (v), no Event of Default has occurred and is continuing both before and after giving effect to such prepayment, redemption, purchase, defeasance or other satisfaction and such event occurs substantially contemporaneously with the receipt of such net cash proceeds, (vi) [reserved] and (vii) other payments, prepayments, redemptions, purchases, defeasances and other satisfactions (including, without limitation, any payments in respect of make-whole premiums) of Indenture Debt so long as the Specified Conditions have been satisfied at the time of (and after giving effect to) such payment, prepayment, redemption, purchase, defeasances or other satisfaction.

8.14           Transactions with Affiliates. Except as set forth below, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Stock or Debt, or any property, of any Affiliate, or become liable on any Guaranty of the Debt, dividends, or other obligations of any Affiliate, in each case, involving aggregate payments or consideration in excess of $1,000,000 for any single transaction or series of related transactions. Notwithstanding the foregoing, the following shall be permitted:

(a)            transactions between or among (i) Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, in each case, that is otherwise not prohibited under this Agreement and (ii) Holdings and its Subsidiaries, on one hand, and Flotek and/or BPC, on the other hand, in each case, that is otherwise not prohibited under this Agreement;

(b)            transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)           Permitted Distributions, including the FTS Distribution and Contribution Transaction;

(d)           loans and other transactions by and among Holdings and/or one or more Subsidiaries to the extent permitted under this Article VIII;

(e)            employment, compensation, severance or termination arrangements between any Parent Entity, Holdings or any of the Restricted Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the issuance or repurchase of equity interests held by officers, employees and consultants pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans (including equity-based incentive plans) and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(f)            the payment of (x) customary fees to directors, officers, managers, employees, consultants and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries and (y) reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants, partners, members and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including, without limitation, by reason of the fact that such Person is or was serving at the request of the Parent Entity, Holdings, or any Restricted Subsidiary as a director, officer, manager, employee, consultant or other service provider of another person;

(g)           transactions pursuant to permitted agreements (and such permitted agreements) in existence on the Closing Date and set forth on Schedule 8.14 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect and is not otherwise prohibited under this Agreement;

(h)           the consummation of the IPO Transactions in accordance with the terms of this Agreement and the payment of fees and expenses in connection therewith in accordance with the terms of this Agreement;

(i)            transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(j)            the issuance or transfer of Stock (other than Disqualified Stock) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof;

(k)            any issuance of Stock, or other payments, awards or grants in cash, securities, Stock or otherwise pursuant to, or the funding of, employment arrangements, compensation arrangements, stock options and stock ownership plans, and other employee benefit plans approved by the Board of Directors of any Parent Entity of Holdings (or any Parent Entity);

(l)            transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and in a manner consistent with prudent business practice followed by companies in the industry of Holdings and its Subsidiaries;

(m)          transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and in a manner consistent with prudent business practice followed by companies in the industry of Holdings and its Subsidiaries;

(n)           (i) the transactions contemplated by the Signal Peak Acquisition, the U.S. Well Merger, the Monarch Acquisition (including without limitation the contribution by Borrower to Monarch Silica, substantially contemporaneously with the Monarch Acquisition Closing Date, of the DPW Real Property that the Borrower acquired from DPW Investments, LLC as part of the Monarch Acquisition), the REV Energy Acquisition, the Performance Proppants Acquisition, and the AST Acquisition, (ii) any transaction between Monarch Silica, on one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent that such transactions are on terms substantially as favorable (or more favorable) to Holdings or any of its Restricted Subsidiary (other than Monarch Silica) as would be obtainable by the Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate and (iii) any transaction between REV Energy, on one hand, and any of Holdings and/or its Subsidiaries, on the other hand, to the extent that such transactions are on terms substantially as favorable (or more favorable) to Holdings or any of its Restricted Subsidiary (other than REV Energy) as would be obtainable by the Holdings or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(o)           the transactions between Holdings (and/or its Subsidiaries and/or its Parent Entity) and Wilks Brothers, LLC for activities and services provided by Wilks Brothers, LLC in connection with the consummation of the IPO Transactions, through and including the date of effectiveness of the IPO, including, without limitation, legal, tax, technology and accounting support services provided in connection with the West Munger Acquisition, Alpine Acquisition, Best Pump Acquisition and preparation for the IPO; provided, that payments made from Holdings or any of its Restricted Subsidiaries to Wilks Brothers, LLC for the foregoing interest, activities and services referenced in this clause (p) shall not exceed in the aggregate $7,000,000; provided, that (RR) before and immediately after giving effect to any such payment, no Event of Default shall have occurred and be continuing, (SS) Borrower would have Availability after giving effect to any such payment of not less than $15,000,000, and (TT) if the IPO shall not occur prior to May 31, 2022, such payments shall be made by Holdings to Wilks Brothers, LLC in 4 equal quarterly installments commencing on June 7, 2022;

(p)           the transactions contemplated by the Shared Services Agreement; provided that any and all payments thereunder by Holdings or any of its Restricted Subsidiaries shall be subject to the limitations set forth in Section 8.10(g)(ii);

(q)           the payments contemplated by the Tax Receivable Agreement to the extent permitted by the definition of “Permitted Tax Distributions”;

(r)            any business arrangements pursuant to which Automatize LLC provides, on an arm’s length basis, services to Holdings and/or its Restricted Subsidiaries including, without limitation, “manage last miles logistics”, software logistics and trucking logistics;

(s)            insurance policies or products provided to Holdings and its Restricted Subsidiaries by Affiliated Insurance Entities in accordance with the terms of Section 8.5;

(t)            certain transactions with Affiliates described in that certain letter agreement dated as of the Agreement Date not to exceed $4,000,000 per Fiscal Year (“Transactions with Affiliates Letter Agreement”);

(u)           the transactions contemplated by (i) the Basin Units Acquisition, (ii) the Flotek Supply Agreement, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Lenders, (iii) [reserved], (iv) the Distribution permitted under Section 8.10(n) and (v) the Equify Four Party Agreement with respect to the transactions contemplated therein on the Closing Date;

(v)           the transactions contemplated by the U.S. Well Services Debt;

(w)           the arrangements contemplated under the Supply ProFrac Agreement;

(x)            the Monarch Contribution and Assignment; and

(y)           the AST Sale Leaseback Transaction.

For purposes of this Section 8.14, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Holdings or such Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

8.15           Business Conducted. Holdings and its Restricted Subsidiaries (taken as a whole) shall not engage at any time in any line of business other than the lines of business of the same general type currently conducted by it and any businesses incidental to, reasonably related or ancillary thereto, and the lines of business of the general type described on Schedule 8.15 attached hereto and any businesses incidental to, reasonably related or ancillary thereto.

8.16           Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.17           Restrictive Agreements. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary of the Borrower that is not a Guarantor to pay dividends or other Distributions with respect to any of its Stock; provided that the foregoing shall not apply to:

(a)            restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) with respect to clause (ii) above, any documentation related to any Permitted Debt, and (D) with respect to clause (ii) above, any documentation governing any Refinancing Debt incurred to Refinance any such Debt referenced in clause (C) above;

(b)            customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition in a manner adverse to Lenders;

(c)            restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be Disposed and such Disposition is permitted hereunder;

(d)           customary restrictions in leases, subleases, licenses, sublicenses and other contracts so long as such restrictions relate solely to the assets subject thereto;

(e)            restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent such restriction applies only to specific property securing such Debt and not all assets;

(f)            any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition in a manner adverse to Lenders); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g)            restrictions or conditions in any Permitted Debt that is incurred or assumed by a Subsidiary that is not a Guarantor to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms, taken as a whole, at the time of issuance or, in the case of any such Debt of any Subsidiary that is not a Guarantor, are imposed solely on such non-Guarantor and its Subsidiaries;

(h)            restrictions on cash, Cash Equivalents or other deposits imposed by agreements entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry (or other restrictions on such cash, Cash Equivalents or deposits constituting Liens permitted hereunder);

(i)            customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture and entered into (1) in the ordinary course of business or the ordinary course of business for similarly situated businesses in the Borrower’s industry or (2) to the extent that the Borrower determines, in its good faith business judgment, that entering into such joint venture is beneficial to Holdings and its Subsidiaries, taken as a whole, and is otherwise permitted under this Agreement;

(j)            negative pledges and restrictions on Liens in favor of any holder of Debt permitted under clauses (b), (c), (e), (f), (i), (l), (o), (~~q), (~~r), (s), (t), (u), (v), (w), and (z) of Section 8.12, but solely to the extent any negative pledge relates to the property financed by, the subject of or securing such Debt;

(k)            customary provisions restricting assignment, transfer or sub-letting of any agreement entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(l)            customary net worth provisions contained in Real Estate leases entered into by the Holdings or any of its Restricted Subsidiaries, so long as the Holdings or Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligation;

(m)           provisions restricting the granting of a security interest in Intellectual Property contained in licenses or sublicenses by Holdings and its Restricted Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business or to the extent that the Borrower determines, in its good faith business judgment, that entering into such licenses and sublicenses is beneficial to Holdings and its Subsidiaries, taken as a whole (in which case such restriction shall relate only to such Intellectual Property);

(n)            restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings, the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings, Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(o)           other restrictions described on Schedule 8.17;

(p)            restrictions or conditions imposed by any agreement relating to the EKU Debt, solely with respect to EKU Power Drives GmbH and EKU Power Drives Inc. and their assets;

(q)            restrictions set forth in the Flotek Notes, the Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement;

(r)            restrictions set forth in Organization Documents with respect to Persons who are not wholly owned by Obligors and/or any of their Subsidiaries;

(s)           restrictions or conditions imposed by any arrangement relating to the U.S. Well Services Debt solely with respect to U.S. Well Services Holdings, LLC and its Subsidiaries and/or their respective assets; and

(t)            restrictions and conditions imposed by any extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement of the contracts, instruments or obligations referred to in clauses (a) through (t) above; provided that such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement is, in the good faith judgment of the Borrower, not materially more restrictive with respect to such restriction or condition taken as a whole than those prior to such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement.

8.18           Sale Leaseback Transactions. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any Sale Leaseback Transaction (a) unless (i) such transfers are transfers of real property, equipment or other fixed or capital assets, (ii) such transfer occurs within ninety (90) days after the acquisition of such property by the Borrower or any such Restricted Subsidiary, (iii) the Specified Conditions have been satisfied before and after giving effect thereto, and (iv) such transfer would be permitted under clause (r) of the definition of “Permitted Disposition”, (b) other than the Permitted Sale Leaseback Transaction, which shall be subject to the conditions set forth in the definition thereof or (c) other than the AST Sale Leaseback Transaction, which shall be subject to the conditions set forth in the definition thereof.

8.19           Fiscal Year Accounting. Holdings shall not, and shall cause its Restricted Subsidiaries not to, (UU) change their Fiscal Year end date from December 31 or method for determining Fiscal Quarters of any Obligor or of any Subsidiary of any Obligor or (VV) make any significant change in accounting treatment or reporting practices, except as required by GAAP; provided, however, that Holdings may, and may cause any of its Restricted Subsidiaries to, upon written notice to, and consent by, the Agent, change the Fiscal Year end date convention specified above to any other Fiscal Year end date reporting convention reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change.

8.20           ~~Fixed Charge Coverage Ratio~~[Reserved].

~~. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period to be less than 1.0 to 1.0; provided that such Fixed Charge Coverage Ratio will only be tested on the date any Covenant Trigger Period commences (as of the last day of the Test Period ending on or immediately prior to the date on which such Covenant Trigger Period shall have commenced) and shall continue to be tested as of the last day of each Test Period thereafter until such Covenant Trigger Period is no longer continuing.~~

~~8.21           Minimum Liquidity~~8.21          Minimum Availability. The Borrower will not permit ~~the Liquidity~~, at any time, Availability to be less than $~~15,000,000 at any time~~45,000,000.

8.22           Additional Obligors; Covenant to Give Security. At the Borrower’s expense, Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) continues to be satisfied, including:

(i)            upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Obligor, the designation in accordance with Section 8.26 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), or any Restricted Subsidiary ceasing to be an Excluded Subsidiary, within thirty (30) days after such formation, acquisition, designation or occurrence or such longer period as the Collateral Agent may agree in its reasonable discretion:

(A)           causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent (x) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents and (y) a “Security Agreement Supplement” referred to in the Security Agreement and any required Intellectual Property security agreements and other security agreements and documents or joinders or supplements thereto (consistent with the Security Agreement and other Security Documents in effect on the Seventh Amendment Effective Date), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent, in each case of this clause (y), granting the Collateral Agent’s Liens solely to the extent required pursuant to the Collateral and Guarantee Requirement (it being understood and agreed that the parties hereto agree that upon the execution and delivery of a “Security Agreement Supplement” referred to in the Security Agreement by any such Restricted Subsidiary, such “Security Agreement Supplement” shall modify this Agreement by adding such Restricted Subsidiary as a party to this Agreement as a Guarantor and such Restricted Subsidiary shall be deemed to be a party to this Agreement as a Guarantor);

(B)            delivering, and causing each such Restricted Subsidiary that is, or is required to become, a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver instruments evidencing the intercompany Debt held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent (or such other Person specified pursuant to the Intercreditor Agreement, if applicable);

(C)            taking and causing such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action, to the extent required pursuant to the Collateral and Guarantee Requirement (including, if applicable, the recording of any Intellectual Property security agreements, the filing of financing statements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms; and

(D)           causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent opinions, certificates and other documents, as reasonably requested by and in form and substance reasonably satisfactory to the Agent (it being understood and agreed that any opinions, certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance reasonably satisfactory to the Agent);

(ii)            immediately prior to or simultaneously with the incurrence of Debt pursuant to Section 8.12(~~q) or (~~r), or any amendments to the documents related thereto, entering into to Security Documents or amendments or supplements to existing Security Documents to (x) if any other Person is a borrower or guarantor in respect of such Debt, join such Persons to the applicable Security Documents and to cause such other Person to become a Guarantor hereunder and under the other Loan Documents pursuant to this Section 8.22, (y) grant Collateral Agent a Lien (to secure the Obligations) on the Fixed Asset Collateral and/or Collateral that will also be collateral for the Debt incurred under Section 8.12(~~q) or (~~r)~~, as applicable~~, and (z) to provide Collateral Agent with corollary rights (including representations, covenants and remedies) relative to such Fixed Asset Collateral as are provided for the benefit of the Debt incurred pursuant to Section 8.12(r); and

(iii)            notwithstanding anything to the contrary in this Agreement, upon the effectiveness of the Alpine Restructuring, (A) any Liens on the Stock of Alpine Holdings in favor of the Collateral Agent for the benefit of the Secured Parties shall automatically be deemed released (and without further action by the parties hereto) to the extent then otherwise constituting Excluded Stock pursuant to clause (e) of the definition thereof and (B) the Borrower will be deemed to have automatically pledged the Stock in the Alpine Parent pursuant to the terms of the Security Agreement (and without further action by the parties hereto) and the Borrower will, to the extent applicable, deliver to the Indenture Agent or any applicable agent or trustee with respect to the Debt incurred pursuant to Section 8.12(r) promptly (and in any event within 30 days after the consummation of the Alpine Restructuring or such later date as agreed to by the Collateral Agent in its sole discretion) certificates or instruments representing such additional Stock issued to the Borrower by the Alpine Parent, which certificates and instruments will be accompanied by undated stock or transfer powers executed in blank.

8.23           Cash Management; Cash Dominion.

(a)            Each Obligor shall enter into, as soon as possible after the Closing Date, an effective account control agreement with each account bank, securities intermediary, or commodities intermediary, as applicable, in each case in form and substance reasonably satisfactory to the Agent (a “Control Agreement”), with respect to (WW) each Deposit Account in which funds of any of the Obligors from any Cash Receipts of the Obligors are deposited, (XX) the Designated Account into which the proceeds of the Loans are deposited, and (YY) all other Deposit Accounts, Securities Accounts, and commodities accounts of any Obligors (but in each case and in any event, excluding all Excluded Accounts); provided, further, that, (A) if on or prior to ninety (90) days after the Closing Date (or such longer period following such date as the Agent may agree in its sole discretion), any Obligor shall not have entered into a Control Agreement with respect to any such Deposit Account, Securities Account, commodity account, or the Designated Account, such Deposit Account, Securities Account, commodity account, or the Designated Account shall be closed and all funds therein transferred to a Deposit Account at the Agent or the Collateral Agent, an Affiliate of the Agent or the Collateral Agent, or another financial institution that has executed a Control Agreement prior to the expiration of such 90-day period and (B) the Obligors shall enter into a Control Agreement with respect to any such Deposit Account, Securities Account, commodity account, or Designated Account which is established or acquired after the Closing Date, substantially concurrently with such establishment (or within such longer period as the Collateral Agent may agree in its discretion) but in any event prior to a deposit of any funds in the account. Notwithstanding anything in this section to the contrary, the provisions of this Section 8.23(a) shall not apply to any (x) Deposit Account, Securities Account, or commodities account acquired by an Obligor in connection with a Permitted Acquisition (or other acquisition constituting a Permitted Investment) prior to the date that is ninety (90) days (or such later date as the Agent may agree) following the consummation of such Permitted Acquisition (or other acquisition constituting a Permitted Investment) or (y) any Excluded Account. Each Deposit Account of the Obligors as of the Seventh Amendment Effective Date is set forth on Schedule 8.23.

(b)           Each Obligor shall deposit, or cause to be deposited and instruct all Account Debtors to deposit, in an Approved Deposit Account promptly upon receipt all Cash Receipts received by any Obligor from any other Person.

(c)            Each Control Agreement shall require (without further consent of the Obligors), and the Obligors shall cause, after the occurrence and during the continuance of a Cash Dominion Period and subject to the Intercreditor Agreement, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account in the United States maintained by and in the name of the Borrower at a bank reasonably acceptable to the Agent and the Collateral Agent, which concentration account is under the sole dominion and control of the Collateral Agent (the “Concentration Account”), of all cash receipts and collections set forth below (collectively, the “Cash Receipts”):

(i)            all available cash proceeds otherwise received from the Disposition of Inventory of the Borrower and the Guarantors;

(ii)           all proceeds of Accounts and Inventory and other Current Asset Collateral; and

(iii)         the contents of each Approved Deposit Account, Securities Account, or commodities account (other than any Fixed Asset Priority Proceeds Accounts) (in each case, net of any minimum balance as may be required to be kept therein by the institution at which such Deposit Account, Securities Account or commodities account is maintained).

(d)           During the continuance of a Cash Dominion Period, the Concentration Account and all other Approved Deposit Accounts, Securities Accounts and commodity accounts (other than any Fixed Asset Priority Proceeds Accounts) shall at all times be under the sole dominion and control of the Collateral Agent. The Obligors hereby acknowledge and agree that, during the continuance of a Cash Dominion Period, (ZZ) the Obligors have no right of withdrawal from the Concentration Account or any other Approved Deposit Account, Securities Account or commodities account (other than any Fixed Asset Priority Proceeds Accounts), (AAA) the funds on deposit in the Concentration Account and any other Approved Deposit Account, Securities Account and/or commodities account (other than any Excluded Account) shall at all times be collateral security for all of the Obligations and (BBB) the funds on deposit in the Concentration Account, any other Approved Deposit Account, Securities Account, or commodities account (other than any Fixed Asset Priority Proceeds Accounts) shall be applied as provided in this Agreement, including pursuant to Section 4.3. In the event that, notwithstanding the provisions of this Section 8.23, during the continuation of any Cash Dominion Period, any Obligor receives or otherwise has dominion and control of any Cash Receipts, such Cash Receipts shall be held in trust by such Obligor for the Collateral Agent, shall not be commingled with any of such Obligor’s other funds or deposited in any account of such Obligor and shall, not later than two Business Days after receipt thereof by a Responsible Officer of Borrower or other Obligor (or not later than two Business Days after a Responsible Officer has actual knowledge that such Cash Receipts were received by Borrower or other Obligor), be deposited into the Concentration Account or dealt with in such other fashion as such Obligor may be instructed by the Collateral Agent.

(e)            So long as no Cash Dominion Period is continuing, the Obligors may direct, and shall have sole control over, the manner of disposition of funds in the Approved Deposit Account, the Securities Account any the commodities accounts. The Agent and the other Secured Parties hereby acknowledge and agree that so long as no Cash Dominion Period is continuing the Obligors shall have the right to withdraw or direct the Agent to transfer to Obligors all funds remaining on deposit in any Concentration Account and the Collateral Agent shall no longer be permitted to direct any account bank under any Control Agreement to ACH or wire transfer any Cash Receipts into any Concentration Account.

(f)            Any amounts received in the Concentration Account at any time after the Full Payment of the Obligations shall be remitted to the operating account of the Obligors maintained with the Agent or Collateral Agent or to an operating account otherwise designated by the Borrower.

(g)           Upon the Borrower’s request, the Collateral Agent shall promptly furnish written notice to each Approved Account Bank of any termination of a Cash Dominion Period and termination of dominion over the Concentration Account.

(h)           Each Obligor shall ensure that all proceeds of Current Asset Collateral are deposited in Deposit Accounts or Securities Accounts that (1) do not contain any Fixed Asset Collateral, (2) are not Fixed Asset Priority Proceeds Accounts, and (3) are separate and distinct from those into which the proceeds of Fixed Asset Collateral are or are expected to be deposited. Each Obligor shall ensure that all proceeds of Fixed Asset Collateral that constitute Fixed Asset Collateral are deposited in Deposit Accounts or Securities Accounts that (1) do not contain any Current Asset Collateral, and (2) are separate and distinct from those into which the proceeds of Current Asset Collateral are or are expected to be deposited. No Obligor shall commingle the proceeds of Current Asset Collateral with the proceeds of Fixed Asset Collateral that constitute Fixed Asset Collateral.

8.24           Use of Proceeds. The Borrower shall use the proceeds of the Loans in the manner set forth in Section 7.17 and not in violation of Sections 7.22(b), 7.23 or 7.24(b).

8.25           Further Assurances. Subject to any limitations and exceptions set forth in the Security Documents and in the definition of “Collateral and Guarantee Requirement”, Holdings and the Borrower shall, and shall cause each of the other Obligors to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Agent, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien.

8.26           Designation of Subsidiaries. After the Seventh Amendment Effective Date (but prior to the Ninth Amendment Effective Date with respect to any designation of any Restricted Subsidiary as an Unrestricted Subsidiary), the Board of Directors of Holdings or the Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Agent; provided that, in each case, (CCC) other than with respect to any designation of BPC as an Unrestricted Subsidiary after the Seventh Amendment Effective Date and only so long as BPC is not Wholly Owned by Holdings, no Default or Event of Default is then continuing or would result therefrom, (DDD) other than with respect to any designation of BPC as an Unrestricted Subsidiary after the Seventh Amendment Effective Date and only so long as BPC is not Wholly Owned by Holdings, after giving effect to such designation the Aggregate Revolver Outstandings would not exceed th~~lesser of the~~ e Maximu~~Revolver Amount and the then-current Borrowing Base~~m Credit, (EEE) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary (including any Unrestricted Subsidiary designated as such on the Seventh Amendment Effective Date) and then re-designated as a Restricted Subsidiary, (FFF) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of the Indenture or any other Material Indebtedness, (GGG) other than with respect to any designation of BPC as an Unrestricted Subsidiary after the Seventh Amendment Effective Date and only so long as BPC is not Wholly Owned by Holdings, the Borrower and the Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with a Fixed Charge Coverage Ratio, as such ratio is calculated as of the last day of the Test Period most recently ended on or prior to the date of such designation, as if such designation and any related transactions had occurred on the first day of such Test Period, of not less than 1.00:1.00, and (HHH)  if such designation would result in Current Asset Collateral owned by a Borrower or Guarantor immediately prior to such designation being owned by an Unrestricted Subsidiary immediately after such designation with a value individually or in the aggregate of greater than 5.0% of the Borrowing Base based on the most recently delivered Borrowing Base Certificate prior to such event, then Borrower shall be required, prior to such designation, to deliver to Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the Borrowing Base. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Seventh Amendment Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and the Investment resulting from such designation must otherwise be in compliance with Section 8.11 (as determined at the time of such designation) (for the avoidance of doubt, the designation of BPC as an Unrestricted Subsidiary shall not constitute an additional Investment thereof by any of the Obligors unless such designation occurs after BPC becomes a Wholly Owned Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time and the Debt or Liens of such Subsidiary must otherwise be in compliance with Section 8.12 and 8.16 (as determined at the time of such designation). Notwithstanding anything to the contrary contained herein, (x) no Unrestricted Subsidiary (including any Unrestricted Subsidiary designated as such on the Seventh Amendment Effective Date) may at any time hold (directly or indirectly) Stock in any Restricted Subsidiary, (y) no Unrestricted Subsidiary designated after the Seventh Amendment Effective Date may at any time hold (directly or indirectly) Debt owed by or Liens (securing Debt for Borrowed Money) in, any Restricted Subsidiary and (z) in no event shall any Restricted Subsidiary that owns (or has an exclusive license to) any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries be permitted to be designated as an Unrestricted Subsidiary, nor shall any Unrestricted Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries. This Section 8.26 shall be subject to the provisions set forth in the Seventh Amendment.

8.27           Passive Holding Company; Etc.

(a)            Holdings will not conduct, transact or otherwise engage in any business or operations after the date hereof other than (III) the ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Borrower and the indirect ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Subsidiaries of the Borrower, (JJJ) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and to open and maintain bank accounts, (KKK) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group that includes Holdings or the Borrower and their respective Subsidiaries, (LLL) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Permitted Debt, (MMM) any public offering of its common Stock or any other issuance or registration of its Stock for sale, resale or otherwise to the extent not prohibited by this Agreement, including the costs, fees and expenses related thereto, (NNN) any transaction that Holdings is permitted to enter into or consummate under this Agreement and any transaction between Holdings and the Borrower or any of its Restricted Subsidiaries permitted under this Agreement, including (A) making any dividend or distribution or other transaction similar to a Distribution not prohibited by Section 8.10 (or the making of a loan to its Parent Entities in lieu of any such permitted Distribution or other transaction similar to a permitted Distribution) or holding any cash received in connection with Distributions made by the Borrower in accordance with Section 8.10 pending application thereof by Holdings in the manner contemplated by Section 8.10 (including the redemption in whole or in part of any of its Stock (other than Disqualified Stock) in exchange for another class of Stock (other than Disqualified Stock) or rights to acquire its Stock (other than Disqualified Stock) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Stock (other than Disqualified Stock)), (B) making any Investment to the extent (1) payment therefor is made solely with the Stock of Holdings (other than Disqualified Stock) or a Parent Entity, the proceeds of Distributions received from the Borrower and/or proceeds of the issuance of, or contribution in respect of, the Stock (other than Disqualified Stock) of Holdings or a Parent Entity, in each case, in accordance with the terms of this Agreement and (2) any property (including Stock) acquired in connection therewith is contributed by Holdings to the Borrower or a Guarantor (or, if otherwise constituting Permitted Investments, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged or consolidated with the Borrower or a Restricted Subsidiary and (C) the (w) provision of Guaranties in the ordinary course of business in respect of obligations of the Borrower or any of its Restricted Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such Guaranty shall not be in respect of Debt for Borrowed Money, (x) incurrence of Debt of Holdings contemplated by Section 8.12 (and satisfaction of Holdings’ obligations under the loan agreements, loan documents, bond documents, security documents and other financing agreements evidencing such Debt), (y) incurrence of Guaranties and the performance of its other obligations in respect of Debt incurred pursuant to Section 8.12 and (z) granting of Liens to the extent permitted under Section 8.16 or Liens imposed by operation of law, (OOO) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and payment of taxes, (PPP) providing indemnification to officers and directors and as otherwise permitted in this Agreement, (QQQ) activities incidental to the consummation of the Transactions, (RRR) organizational activities incidental to Permitted Acquisitions or other acquisitions constituting Permitted Investments consummated by Holdings, the Borrower or its Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or other acquisitions constituting Permitted Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or other acquisitions constituting Permitted Investments, in each case, in accordance with the other terms and provisions of this Agreement, (SSS) the making of any loan to any officers or directors not prohibited by Section 8.11, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 8.11, a Restricted Subsidiary, (TTT) the entry into customary shareholder agreements, (UUU) as specified on Schedule 8.27, and (VVV) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this Section 8.27.

(b)            After the date hereof, Holdings will not consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose all or substantially all of its assets and properties, except that Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or otherwise Dispose of all or substantially all of its assets and property; provided that (WWW) Holdings shall be the continuing or surviving Person of such merger, amalgamation or consolidation or, in the case of a merger, amalgamation or consolidation where Holdings is not the continuing or surviving Person or where Holdings has been liquidated or in connection with a Disposition of all or substantially all of its assets, in any such case, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (XXX) the Successor Holdings (if other than Holdings) shall (y) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent (including a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor) and (z) as a condition to becoming Successor Holdings shall take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) is satisfied with respect to Successor Holdings’ assets and properties and shall otherwise comply with Section 8.22 (as though Successor Holdings were a Restricted Subsidiary), (YYY) each Guarantor, shall have by a supplement to the Guarantee Agreement confirmed that its Guaranty shall apply to the Successor Holdings’ obligations under this Agreement, (ZZZ) each Guarantor, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (AAAA) Holdings shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation, consolidation, liquidation or Disposition and any supplements to the Loan Documents preserve the enforceability of the Guarantee Agreement and the perfection of the Collateral Agent’s Liens, (BBBB) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation or Disposition, directly or indirectly, own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation or Disposition, (CCCC) if reasonably requested by the Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, or Disposition does not breach or result in a default under this Agreement or any other Loan Document, (DDDD) no Event of Default has occurred and is continuing or would result from the consummation of such event, (EEEE) Borrower would have Availability of greater than zero after giving effect thereto, and (FFFF) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition or other event and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement in regards to Successor Holdings and the perfection and priority of the Collateral Agent’s Lien in Successor Holdings’ assets and property subject to the limitations of and exceptions set forth in the Collateral and Guarantee Requirement, the other provisions set forth herein and the Security Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

8.28           Amendments to Certain Documents.

(a)            Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of the Lenders any term or condition of (GGGG) the Shared Services Agreement, the Tax Receivable Agreement, the FTS Acquisition Agreement and the FTS Acquisition Documents, the West Munger Acquisition Agreement and the other West Munger Acquisition Documents or any documentation governing Junior Debt or (HHHH) any Charter Document of Holdings, the Borrower or any Subsidiary that is a Guarantor (it being understood and agreed that, in the case of each of clauses (i) and (ii), any amendments, modifications or changes thereto after the date hereof that (A) increase to the amount, rate or frequency of any payment, reimbursement, repurchase, dividend or distribution payable thereunder, and (B) change to any right of redemption, retirement or put option set forth therein, (including, for the avoidance of doubt, in the case of each of clauses (A) and (B), any Distribution resulting therefrom), shall, in each case, be deemed to be materially adverse to the interests of the Lenders); provided that, in the case of any Charter Document of Holdings, such amendment, modification or change shall be permitted to the extent that Holdings and its Restricted Subsidiaries shall not be required to take any action, or otherwise be required to make any payment, reimbursement, repurchase, dividend or distribution or exercise any redemption, retirement or put option, based on such amendment, modification or change that would not be prohibited under this Agreement (including, for the avoidance of doubt, any amendment to the Charter Document for Holdings contemplated by the IPO Transactions) (notwithstanding any other provisions set forth herein, it being understood and agreed that any amendments, modifications, restatements or supplements to the Holdings LLC Agreement occurring after the date hereof in accordance with the provisions set forth in the definition of Holdings LLC Agreement set forth herein shall not be prohibited by this Agreement).

(b)           The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of the Lenders any term or condition of the Supply ProFrac Agreement (it being understood that any amendment or modification that would expand the guaranty obligations of the Obligors thereunder or that increases the liquidated damages set forth therein shall be deemed to be materially adverse to the interests of the Lenders).

(c)            Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, restate, supplement, modify or change in any manner, or enter into any waivers or consents, (i) after the Second Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the (A) Signal Peak Acquisition Documents and (B) U.S. Well Merger Documents, (ii) after the Third Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the (A) REV Energy Acquisition Documents and (B) Monarch Acquisition Documents, (iii) after the Fourth Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the Performance Proppants Acquisition Documents (it being understood and agreed that any amendment, supplement or other modification to any Performance Proppants Acquisition Documents to reflect that Alpine is the “Purchaser” thereunder, shall not be deemed to be materially adverse to the interests of the Lenders and such amendment or modification shall not require the consent of the Required Lenders so long as Alpine is an Obligor at such time) and (iv) after the Eighth Amendment Effective Date that is materially adverse to the interests of the Lenders with respect to any term or condition of the AST Acquisition Documents, in each case of the foregoing clauses (i) through (iv), without the written consent of the Required Lenders.

Notwithstanding the foregoing, it is agreed and understood that any amendment, modification or change to:

(1)            the Monarch Acquisition Documents that has the effect of (A) increasing the purchase price of the Monarch Acquisition in an amount in excess of $87,500,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the Monarch Acquisition Documents), (B) the Borrower not, directly or indirectly, acquiring (x) 100% of the Stock in Monarch Silica, (y) all of the DPW Real Property (other than the Reservation (as defined in the Monarch Real Property Purchase Agreement)) and (z) substantially all of the assets of Monarch Silica and its Subsidiaries on the Monarch Acquisition Closing Date (other than (i) the Excluded Assets (as defined in the Monarch Membership Interest Acquisition Agreement) and (ii) in Borrower’s discretion, the accounts receivable owed by Halliburton Company to Monarch Silica repurchased by Monarch Capital Holdings, LLC on or prior to the Monarch Acquisition Closing Date) or (C) other than with respect to the post-closing purchase price determination and adjustment contemplated by the Monarch Acquisition Documents, deferring any portion of the purchase price (including any earnout payments, contingent or otherwise) to after the Monarch Acquisition Closing Date;

(2)            the REV Energy Acquisition Documents that has the effect of (A) increasing the aggregate Permitted Acquisition Consideration of the REV Energy Acquisition in an amount in excess of $160,000,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the REV Energy Acquisition Documents, but excluding any increase in the REV Energy Earnout in excess of the cap on the REV Energy Earnout set forth in the REV Energy Acquisition Documents as of the Third Amendment Effective Date), (B) the Borrower not, directly or indirectly, acquiring (x) 100% of the Stock in REV Energy and (y) substantially all of the assets of REV Energy and its Subsidiaries, in each case, on the REV Energy Acquisition Closing Date (other than (i) any interests of REV Energy and its Subsidiaries in that action pending in District Court, Denver County, Colorado, Case No. 22CV31646, REV Energy Services, LLC v. EOG Resources, Inc. that is assigned pursuant to the Litigation Assignment (as defined in the REV Energy Acquisition Agreement and (ii) that certain Master Lease Agreement No. 2056999 between REV Energy Services, LLC and Avtech Capital, LLC, dated October 15, 2021 and Schedules REVE 001, REVE 002 and REVE 003 thereunder)) or (C) other than with respect to (x) the REV Energy Earnout and (y) the post-closing purchase price determination and adjustment contemplated by the REV Energy Acquisition Documents, deferring any portion of the purchase price (including any other earnout payments, contingent or otherwise) to after the REV Energy Acquisition Closing Date;

(3)            the Performance Proppants Acquisition Documents that has the effect of (A) increasing the aggregate Permitted Acquisition Consideration of the Performance Proppants Acquisition in an amount in excess of $475,000,000 (other than increases resulting from the closing date purchase price determination and the post-closing purchase price determination and adjustment, in each case, pursuant to the terms of the Performance Proppants Acquisition Documents), (B) the Borrower not, directly or indirectly, acquiring (x) 100% of the Stock in the Performance Entities and (y) substantially all of the assets of Performance Entities, in each case, on the Performance Proppants Acquisition Closing Date or (C) other than with respect to the post-closing purchase price determination and adjustment contemplated by the Performance Proppants Acquisition Documents, deferring any portion of the purchase price (including any other earnout payments, contingent or otherwise) to after the Performance Proppants Acquisition Closing Date; or

(4)            the AST Acquisition Documents that has the effect of (A) increasing the aggregate Permitted Acquisition Consideration of the AST Acquisition in an amount in excess of $150,000,000 (other than increases resulting from closing date purchase price determinations and adjustments and post-closing purchase price determinations and adjustments, in each case, pursuant to the terms of the AST Acquisition Documents), (B) the Borrower not, directly or indirectly, acquiring (i) 100% of the Stock in AST and (ii) substantially all assets of AST and its subsidiaries, if any, in each case, on the AST Acquisition Closing Date and (C) other than with respect to any post-closing purchase price determinations and adjustments contemplated by the AST Acquisition Documents, deferring any portion of the purchase price (including any other earnout payments, contingent or otherwise) to after the AST Acquisition Closing Date;

shall, in each case of the foregoing clauses (1) through (4), be deemed to be materially adverse to the interests of the Lender for purposes of this Section 8.28(c).

~~8.29           Alpine Restructuring. Within thirty (30) days after the Seventh Amendment Effective Date (or such longer date as agreed to by the Agent in its sole discretion), the Borrower shall create a Wholly Owned direct Subsidiary (the “Alpine Parent”) and contribute 100% of the Stock in Alpine Holdings to the Alpine Parent, pursuant to which the Alpine Parent will own, directly or indirectly, 100% of the Stock of Alpine Holdings and its Subsidiaries (the transactions described in this Section 8.29, the “Alpine Restructuring”).~~

Article IX

CONDITIONS OF LENDING

9.1            Conditions Precedent to Effectiveness of Agreement and Making of Loans on the Closing Date. The effectiveness of this Agreement, the obligation of the Lenders to make any Loans on the Closing Date, and the obligation of the Letter of Credit Issuers to issue any Letter of Credit on the Closing Date, are subject to the satisfaction (or waiver in writing by the Agent and the Arrangers) of the following conditions precedent:

(a)            The Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals if requested by Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor:

(i)            executed counterparts of this Agreement, the Guarantee Agreement, the Security Agreement, the Initial Intercreditor Agreement (as defined in this Agreement immediately prior to giving effect to the Seventh Amendment), and Notes (to the extent requested by any Lender);

(ii)           each Security Document set forth on Schedule 1.5 (including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement) required to be executed on the Closing Date as indicated on such schedule, duly executed by Holdings (to the extent a party thereto) and/or each Obligor thereto, together with (except as provided in such Security Documents):

(A)           executed Intellectual Property Security Agreement(s) in substantially the form of Exhibit B to the Security Agreement;

(B)            evidence that all financing statements under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing; and

(C)            executed Perfection Certificates; and

(D)            lien searches reasonably satisfactory to the Agent;

(iii)          certificates substantially in the form of Exhibit H for Holdings and each Obligor which attach (C) resolutions or other equivalent action documentation, (D) incumbency certificates, (E) Organization Documents and (F) good standing certificates;

(iv)          an opinion from Brown Rudnick LLP and an opinion from The Whitten Law Firm, PC, counsel to the Obligors, addressed to the Agent and the Lenders as of the Closing Date;

(v)          a certificate, in the form of Exhibit G, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions consummated on the Closing Date, from the Chief Financial Officer of Holdings;

(vi)         a Notice of Borrowing relating to the initial Borrowing (if any); and

(vii)         a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.5 and the applicable provisions of the Security Documents set forth on Schedule 1.5.

(b)            All fees and expenses required to be paid hereunder or pursuant to the Fee Letter described in clause (a) of the definition thereof, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall, substantially concurrently with the initial Borrowing, have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Loans borrowed on the Closing Date).

(c)            ~~The Agent and Arrangers shall have received a true, correct and complete copy of the Term Loan Credit Agreement and each other material Term Loan Document, in each case, including all exhibits and schedules related thereto (including, for the avoidance of doubt, a true, correct and complete copy of that certain Security Agreement, dated as of the date hereof, among Holdings, Borrower, certain of their respective Subsidiaries, as Grantors and Term Loan Agent).~~[reserved].

(d)            The Agent and Arrangers shall have received the Historical Financial Statements.

(e)            (1) The Agent shall have received an executed payoff letter with respect to existing Debt of Holdings, the Borrower, the Restricted Subsidiaries and FTS and each of its Subsidiaries set forth on Schedule 9.1 (for the purposes of this clause (e), in the form delivered on the Closing Date), along with all associated UCC termination statements or other termination statements with respect to any related filings, in each case in form and substance satisfactory to the Agent, and, (2) simultaneously or substantially concurrently with the funding of the initial Borrowing under this Agreement (i) all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding as set forth on Schedule 9.1 (in each case, other than contingent indemnification obligations not then due and payable and that by their terms expressly survive the termination of the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1) shall be paid or repaid in full, (ii) all commitments to extend credit thereunder will be terminated, (iii) any security interest and guarantees in connection therewith shall be terminated and released and (iv) all of the “loan documents” (or such similar term as used therein) with respect to the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1, in each case, shall be terminated and of no further force or effect (other than customary provisions therein that survive pursuant to the terms thereof).

(f)            (i) After giving effect to the initial Borrowings on the date hereof, the issuance of any Letters of Credit issued on the date hereof and the consummation of the FTS Acquisition and the FTS Distribution and Contribution Transaction (as such term is defined in this Agreement immediately prior to giving effect to the Seventh Amendment), (A) Liquidity on the Closing Date shall not be less than $50,000,000 and (B) Availability on the Closing Date shall not be less than $20,000,000 and (ii) the Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing clause (i).

(g)            The Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including a fully executed IRS Form W-9 or other applicable tax form) about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and the Arrangers that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(h)           Since December 31, 2020, there has not been any fact, change, event, circumstance, effect, development or occurrence which, individually or in the aggregate with any other facts, changes, events, circumstances, effects, developments or occurrences, has had, or would reasonably be expected to have, a Material Adverse Effect.

(i)            The Borrower shall have delivered to the Agent a Borrowing Base Certificate for the month ending January 31, 2022.

(j)            ~~Substantially concurrently with the effectiveness of this Agreement, each of the conditions set forth in Section 9.1 of the Term Loan Credit Agreement shall have been satisfied or waived and 100% of the fundings under the Term Loan Credit Agreement shall have occurred.~~[reserved].

(k)            No Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to this Agreement and the initial Borrowings hereunder.

(l)            ~~No Default or Event of Default (in each case, as defined under the Term Loan Credit Agreement) shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loan thereunder.~~[reserved].

(m)           ~~The Term Loan Agent shall have received the original stock certificates representing the pledged Stock constituting Collateral (to the extent such Stock is certificated and required to be delivered on the Closing Date under the Term Loan Credit Agreement) of the Borrower and its Restricted Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank.~~[reserved].

(n)           [~~Reserved~~reserved].

(o)           The Agent shall have received a true, complete and correct copy of the Subordinated Intercompany Note, which Subordinated Intercompany Note will be in form and substance reasonably acceptable to the Agent.

(p)           The Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date a Beneficial Ownership Certification from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Letter of Credit Issuer to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.1) at or prior to 11:59 p.m., New York City time, on the Agreement Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

9.2             Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (including on the Closing Date), and the obligation of the Letter of Credit Issuers to issue any Letter of Credit shall be subject to the conditions precedent that on and as of the date of any such extension of credit:

(a)            The Borrower shall have delivered to the Agent a Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise permitted by Section 2.4(a). The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Obligors of the correctness of the matters specified in clause (b) below.

(b)            The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i)            the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date, and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii)            no Default or Event of Default has occurred and is continuing, or would result from such extension of credit; and

(iii)            the Borrowing or issuance of the Letter of Credit is in compliance with the provisions of Article II.

(c)            No such Borrowing or issuance of the Letter of Credit shall exceed the then-current Availability.

Notwithstanding anything to the contrary, the foregoing conditions precedent in this Section 9.2 are not conditions to any Lender participating in or reimbursing the Swingline Lender or the Agent for such Lender’s Pro Rata Share of any applicable Swingline Loan or Agent Advance made in accordance with the provisions of Section 2.4(f) or Section 2.4(g), as applicable.

Article X

DEFAULT; REMEDIES

10.1           Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)            any failure by the Borrower to pay: (IIII) the principal of any of the Loans when due, whether upon demand or otherwise, or the reimbursement of any Letter of Credit issued pursuant to this Agreement when the same is due and payable; or (JJJJ) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b)            any representation or warranty made or deemed made by Holdings or the Borrower in this Agreement or by any Obligor or the Parent in any of the other Loan Documents, the Parent Guarantee or any certificate furnished by any Obligor or the Parent at any time to the Agent, the Collateral Agent or any Lender pursuant to the Loan Documents or the Parent Guarantee shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c)            any default shall occur in the observance or performance of any of the covenants and agreements contained in:

(i)            Section 6.3(a), Section 8.2(a) (with respect to the maintenance of the Borrower’s existence only), Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, Section 8.16, Section 8.17, Section 8.18, Section 8.21, Section 8.23 (and, other than during a Cash Dominion Period, such default continues for five (5) Business Days after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders), Section 8.24, Section 8.27, or Section 8.28;

(ii)            ~~Section 8.20; provided that an Event of Default shall not occur under this clause (ii) until the expiration of the Cure Deadline for the applicable Test Period for which the Holdings, Borrower, and its Restricted Subsidiaries were not in compliance with such Financial Covenant;~~[reserved]

(iii)          Section 6.4(a) and such default continues for five (5) Business Days (or two (2) Business Days during any Cash Dominion Period) after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders; or

(iv)         any other provision of this Agreement, any other Loan Document or the Parent Guarantee and such default shall continue for thirty (30) days (or fifteen (15) days in the case of Section 3 of the First Amendment) after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders;

(d)            any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Restricted Subsidiaries in an outstanding principal amount which constitutes Material Indebtedness, or under any agreement or instrument under or pursuant to which any such Material Indebtedness may have been issued, created, assumed, or guaranteed by any Obligor or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, in each case, if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Material Indebtedness to accelerate, the maturity of any such Material Indebtedness; or any such Material Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof; or any such Material Indebtedness shall not be paid in full upon the scheduled maturity thereof; provided that this clause (d) shall not apply to (x) termination events or equivalent events not constituting events of default pursuant to the terms of any Hedge Agreement and (y) such Material Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary Disposition of the property or assets securing such Material Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Material Indebtedness;

(e)            Holdings, the Borrower or any Significant Subsidiary or Parent shall (KKKK) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state, or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (LLLL) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (MMMM) make an assignment for the benefit of creditors;

(f)             an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower, any Significant Subsidiary or Parent for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)            (NNNN) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower, any Significant Subsidiary or Parent or for all or any material part of such Person’s property shall be appointed or (OOOO) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower, any Significant Subsidiary or Parent and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h)            this Agreement, the Parent Guarantee, Guarantee Agreement, any Security Document, the Initial Intercreditor Agreement, or any other Intercreditor Agreement shall be terminated (other than in accordance with its terms or the terms hereof or thereof), revoked or declared void or invalid or unenforceable or challenged by Holdings or any Obligor (or the Parent, in the case of the Parent Guarantee);

(i)             one or more monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any Restricted Subsidiary involving in the aggregate for all Obligors and Restricted Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $30,000,000 (in each case, except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(j)              for any reason, any Lien on any Collateral having a Fair Market Value in excess of $10,000,000 ceases to be, or is not, valid, perfected and prior to all other Liens in accordance with the provisions hereof (subject to (A) the terms of the Collateral and Guarantee Requirement and the Security Documents and (B) Permitted Liens) or is terminated, revoked or declared void other than (PPPP) as a result of a release of Collateral permitted by Section 13.10 or in accordance with the terms of the relevant Security Document, (QQQQ) in connection with the Full Payment of the Obligations or (RRRR) any loss of perfection (x) as a result of the Collateral Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it representing securities or other assets pledged under the Security Documents or (y) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner;

(k)            (SSSS) an ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect or (TTTT) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(l)             there occurs a Change of Control;

10.2        Remedies.

(a)            If an Event of Default has occurred and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:

(i)            reduce the Maximum Revolver Amount or the advance rates against Eligible Accounts used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base, in each case to the extent determined by the Agent or the Required Lenders, as the case may be;

(ii)           restrict the amount of or refuse to make Loans;

(iii)          instruct the Letter of Credit Issuers to restrict or refuse to provide Letters of Credit;

(iv)         terminate the Commitments;

(v)          declare the Loans to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), or 10.1(g) with respect to any Obligor, the Commitments shall automatically and immediately expire and terminate and all Loans shall automatically become immediately due and payable without notice or demand of any kind;

(vi)         require the Obligors to cash collateralize all outstanding Letters of Credit; and

(vii)        pursue its other rights and remedies under the Loan Documents, the Parent Guarantee and applicable Law.

(b)            If an Event of Default has occurred and is continuing and subject to any Intercreditor Agreement then in effect: (UUUU) the Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents, the Parent Guarantee or the UCC; (VVVV) the Agent may, at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause their Restricted Subsidiaries to, upon the Agent’s demand, at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (WWWW) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of any Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

10.3        Application of Funds. Subject to any Intercreditor Agreement then in effect, if the circumstances described in Section 4.7 have occurred, or after the exercise of remedies provided for in Section 10.2 or under any other Loan Document (or after the Commitments have automatically been terminated, the Loans have automatically become immediately due and payable as set forth in Section 10.2 and the Letters of Credit have automatically been required to be cash collateralized, in each case as set forth in Section 10.2) or the Parent Guarantee, including in any bankruptcy or insolvency proceeding (each, an “Application Event”), any amounts received on account of the Obligations shall be applied by the Agent in the following order:

First      , to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second      , to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of all Agent Advances until paid in full;

Third      , to pay the principal of all Agent Advances until paid in full;

Fourth      , to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Fifth      , to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of the Swingline Loans until paid in full;

Sixth      , to pay the principal of all Swingline Loans until paid in full;

Seventh      , to pay accrued and unpaid interest (including amounts which, but for the provisions of the Bankruptcy Code, would have accrued) in respect of the Revolving Loans (other than Agent Advances or Swingline Loans) until paid in full;

Eighth      , ratably (i) to pay the principal of all Revolving Loans (other than Agent Advances and Swingline Loans) until paid in full, (ii) to the Agent, to be held by the Agent, for the benefit of the Letter of Credit Issuers, as cash collateral in an amount up to 103% of the maximum drawable amount of any outstanding Letters of Credit and (iii) up to an amount (calculated in the aggregate after taking into account any amounts previously paid pursuant to this clause (iii) or pursuant to clause (ii) of item Ninth below) during the continuation of the applicable Application Event) not to exceed the lesser of (x) $20,000,000 and (y) the Bank Product Reserves) to pay any Obligations under Noticed Hedges;

Ninth      , ratably to pay (i) amounts, not to exceed $20,000,000 in the aggregate with clause (iii) in item Eighth above and clause (ii) below, owing with respect to any Obligations in respect of Secured Hedge Agreements (other than Noticed Hedges), (ii) amounts (calculated after taking into account any amounts previously paid pursuant to this clause (ii) or pursuant to clause (iii) of item Eighth above) during the continuation of the applicable Application Event), not to exceed $20,000,000 in the aggregate with amounts applied pursuant to clause (iii) in item Eighth above and clause (i) above owing with respect to any Obligations in respect of the unreserved portion of a Noticed Hedge, and (iii) amounts, not to exceed $20,000,000, owing with respect to Cash Management Obligations;

Tenth      , to the payment of all other Obligations (other than Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Cash Management Obligations) of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

Eleventh      , ratably to pay any amounts owing with respect to any Obligations in respect of any FILO Tranche, until paid in full;

Twelfth      , ratably to pay any Obligations (other than Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Cash Management Obligations) owed to Defaulting Lenders, until paid in full; and

Thirteenth      , to the payment of all other Obligations in respect of Secured Hedge Agreements, Noticed Hedges, and Cash Management Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties on such date, until paid in full;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower or as otherwise required by Law. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

~~10.4        Permitted Holders’ Right to Cure.~~

~~(a)            Notwithstanding anything to the contrary contained in Section 10.1(c), in the event that the Borrower fails to comply with the requirements of the Financial Covenant, any of the Permitted Holders, any Parent Entity or any Subsidiary of any Parent Entity (other than Holdings and its Restricted Subsidiaries) or other Person designated by the Borrower shall have the right, during the period beginning at the end of the last Fiscal Quarter of the applicable Test Period and until the later of (i) the tenth (10th) Business Day after the date on which Financial Statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.2 and (ii) the tenth (10th) Business Day after the beginning of a Covenant Trigger Period (such later date, the “Cure Deadline”), to make a direct or indirect equity investment in Holdings in cash (the “Cure Right”), which cash shall be promptly contributed by Holdings to the Borrower, and upon the receipt by the Borrower of net proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document or the Parent Guarantee.~~

~~(b)            If, after the receipt of the Cure Amount and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four Fiscal Quarter period, there shall be at least two Fiscal Quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the covenants contained in the Loan Documents and the Parent Guarantee, as applicable, and (v)  there shall be no pro forma or actual reduction in Debt (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for any Test Period for which such Cure Amount is deemed applied (even if the proceeds of any Cure Amount are actually used to repay Debt, regardless of whether the proceeds of the Cure Amount are received before or after the last day of such Test Period).~~

~~(c)            Prior to the Cure Deadline, neither the Agent, the Collateral Agent nor any Lender shall exercise any rights or remedies under Article X (or under any other Loan Document or the Parent Guarantee available during the continuance of any Default or Event of Default) solely on the basis of any actual or purported failure to comply with the Financial Covenant unless such failure is not cured by the Cure Deadline (it being understood that this sentence shall not have any effect on the rights and remedies of the Lenders with respect to any other Default or Event of Default pursuant to any other provision of any Loan Document or the Parent Guarantee other than breach of the Financial Covenant); provided, however, that the Lenders shall have no obligation to make any Loans, and the Letter of Credit Issuers shall have no obligation to issue any Letters of Credit, prior to receipt of the Cure Amount.~~

Article XI

TERM AND TERMINATION

11.1        Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than contingent obligations not then due and payable, Obligations under Secured Hedge Agreements and Cash Management Obligations) (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable and the Borrower shall immediately arrange, with respect to all Letters of Credit then outstanding, for (xxxiv) the cancellation and return thereof, or (xxxv) the cash collateralization thereof or issuance of Supporting Letters of Credit with respect thereto in accordance with Section 2.3(g). Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent, the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including the Collateral Agent’s Liens in and all rights and remedies with respect to all then-existing and after-arising Collateral).

Article XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1        Amendments and Waivers.

(a)            (A) Except as otherwise specifically set forth in this Agreement (including Section 5.5(c)), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(ii)           Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to modify eligibility criteria, or sublimits contained in the definition of “Borrowing Base” or “Eligible Accounts” or “Eligible Unbilled Accounts” or “Eligible Inventory” or any successor or related definition, in each case that would have the effect of increasing the Borrowing Base unless it is consented to in writing by the Supermajority Lenders and the Borrower;

(iii)          Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A)            increase any of the advance rates set forth in the definition of “Borrowing Base” or add any new classes of eligible assets to such definition;

(B)            amend this Section 12.1 or any provision of this Agreement providing for consent or other action by all Lenders;

(C)            release all or substantially all of the value of the Guarantors with respect to their Obligations owing under the Guarantee Agreement other than as permitted by Section 13.10;

(D)            subject to any Intercreditor Agreement then in effect, release all or substantially all of the Collateral other than as permitted by Section 13.10;

(E)            change the voting percentages included in the definitions of “Required Lenders” or “Supermajority Lenders”; or

(F)            amend the definition of “Pro Rata Share” or Section 4.7.

(iv)          Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all adversely affected Lenders (or the Agent with the consent of all adversely affected Lenders) and the Borrower:

(A)            increase or extend any Commitment of any Lender (other than as contemplated in Section 2.6 or 2.7);

(B)            postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) payment of other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(C)            reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D)            amend the “default waterfall” set forth in Section 10.3;

(E)             extend the expiration date of any Letter of Credit beyond the Stated Termination Date;

(F)             other than in connection with a debtor-in-possession financing consented to by the Required Lenders, subordinate the right of payment of the Obligations hereunder to any other Indebtedness or any other obligations;

(G)            other than in connection with a debtor-in-possession financing consented to by the Required Lenders, subordinate the Liens on the ABL Priority Collateral granted hereunder or under the other Loan Documents to any other Lien or

(H)            except as expressly permitted hereunder, subordinate the Liens on the Fixed Asset Priority Collateral granted hereunder or under the other Loan Documents to any other Lien.

It is understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment or commitment reduction under this Agreement and the other Loan Documents shall not give rise to an all affected Lender vote pursuant to this clause (iv).

(v)           Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, the Collateral Agent, the Swingline Lender, any Letter of Credit Issuer or any Arranger without the consent of the party adversely affected thereby;

provided, however, that (B) the Agent may, in its sole discretion and notwithstanding the limitations contained in clause (ii) or (iii)(A) above and any other terms of this Agreement, make applicable Agent Advances in accordance with Section 2.4(g); (C) Schedule 1.1 hereto (Lenders’ Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.6 or 2.7; (D) no amendment or waiver shall be made to Section 13.19 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger and (E) each Fee Letter may be amended or waived in a writing signed by the Borrower and JPMorgan. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Notwithstanding the foregoing, the L/C Commitment of any Letter of Credit Issuer listed on Schedule 1.1 hereto may be modified with the consent of the Borrower, such Letter of Credit Issuer and the Agent (and without the consent of any Lender).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended and (ii) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

Notwithstanding anything to the contrary herein, no consent of any Lender or any other Person will be required to effectuate any transaction permitted under Section 2.6 or 2.7 except to the extent provided therein.

(b)            If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of the Supermajority Lenders, all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent (so long as the Agent is not a Non-Consenting Lender) or an Eligible Assignee shall have the right (but not the obligation), to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor Lender thereunder.

(c)            No Real Estate shall be taken as Collateral unless Lenders receive 45 days’ advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Insurance Laws or as otherwise satisfactory to such Lender. At any time that any Real Estate constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Insurance Laws or as otherwise satisfactory to all Lenders. This Section 12.1 shall not be construed to obligate the Obligors to deliver any Real Estate as Collateral hereunder or under any of the other Loan Documents.

12.2        Assignments; Participations.

(a)            Any Lender may, with the written consent of (B) the Agent, (C) the Swingline Lender and the Letter of Credit Issuers, and (D) so long as no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing, the Borrower (in each case, which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that (x) no such Borrower consent shall be required in connection with any assignment to an existing Lender, an Affiliate of a Lender, or an Approved Fund of a Lender and (y) such Borrower consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of receipt of a written request for consent) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof (provided that an amount less than the minimum amount of $5,000,000 may be assigned if agreed to by the Borrower and the Agent, or if such amount represents all of the Loans, the Commitments and the other rights and obligations of the Lender hereunder) (provided, further that no such minimum amount shall apply to any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender); provided, however, that (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance, along with an Administrative Questionnaire and any know-your-customer documentation; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500; provided, further, that the Agent may elect to waive such processing fee in its sole discretion.

(b)            From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.20 herein, (E) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and the Parent Guarantee, and (F) the assignor Lender shall, to the extent that rights and obligations hereunder, under the other Loan Documents and under the Parent Guarantee have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(c)            By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (G) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or the Parent Guarantee or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or the Parent Guarantee furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (H) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or Parent (as applicable) or the performance or observance by any Obligor or Parent (as applicable) of any of its obligations under this Agreement, any other Loan Document or the Parent Guarantee furnished pursuant hereto; (I) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (J) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (K) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (L) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)            Immediately upon satisfaction of the requirements of Section 12.2(a) and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. Each Commitment allocated to each Assignee shall reduce the applicable Commitment of the assignor Lender pro tanto.

(e)            Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender so long as the list of Disqualified Lenders shall have been made available to all Lenders, participating interests in any Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder, under the other Loan Documents and under the Parent Guarantee; provided, however, that (M) the Originating Lender’s obligations under this Agreement shall remain unchanged, (N) the Originating Lender shall remain solely responsible for the performance of such obligations, (O) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement, the other Loan Documents and the Parent Guarantee, and (P) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, any other Loan Document or the Parent Guarantee except the matters set forth in Sections 12.1(a)(iii)(C) and (D) and Section 12.1(a)(iv), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3, subject to the requirements and limitations of such Sections (including Sections 5.1(d)) and Sections 5.6 and 5.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2 (provided that any documentation required to be provided pursuant to Section 5.1(d) shall be provided solely to the Originating Lender and provided further, for the avoidance of doubt, that if the Originating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.1(d)(ii)(D)).

(f)             Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (including its Note, if any) in favor of any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

(g)            A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and such Participant agrees to be subject to the provisions of Section 5.8 as though it were a Lender, or to the extent that such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(h)            Notwithstanding anything to the contrary herein, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

12.3        Amendments and Waivers (Parent Guarantee).

(a)            Except as otherwise specifically set forth in this Agreement, no amendment or waiver of any provision of the Parent Guarantee, and no consent with respect to any departure by the Parent therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Parent and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)            Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective, other than in connection with a debtor-in-possession financing consented to by the Required Lenders, that subordinates the “Guaranteed Obligations” (as defined in the Parent Guarantee) under the Parent Guarantee to any other Debt of the Parent, unless consented to in writing by all adversely affected Lenders (or the Agent with the consent of all adversely affected Lenders) and the Borrower.

(c)            Notwithstanding the foregoing, no such waiver, amendment or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(i)            release all or a material portion of the value of (A) the Parent with respect to its Obligations owing under the Parent Guarantee (it being understood that any Permitted Disposition expressly permitted by and consummated by an Obligor in accordance with the terms and conditions of Section 8.8 and the other Loan Documents, Asset Sales under the Indenture permitted by Section 4.10 thereunder (as in effect as of the Closing Date) and/or Section 8.8 of the Alpine Credit Agreement shall not be deemed to require such consent requirements described under this clause (A), so long as such disposition or transaction (x) is consummated by an Obligor (as defined herein or the Alpine Credit Agreement, as applicable) or Note Party (as defined in the Indenture), as applicable, (y) does not otherwise affect or reduce the Obligations owing by the Parent (itself) thereunder, and (z) the Parent’s “Guaranteed Obligations” (as defined in the Parent Guarantee) shall remain in effect (i.e. as a guarantee of all Obligations) as immediately prior to such disposition or transaction); or (B) the Parent Guarantee or the “Guaranteed Obligations” (as defined in the Parent Guarantee), in each case, except upon the Full Payment of the Obligations; or

(ii)           any waiver, amendment or other modification to this Section 12.3.

Article XIII

THE APPOINTED AGENTS

13.1        Appointment and Authorization. Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and each Letter of Credit Issuer hereby designates and appoints the Agent and the Collateral Agent (collectively, the “Appointed Agents”) as its agents under this Agreement, the other Loan Documents and the Parent Guarantee and each Lender and each Letter of Credit Issuer hereby irrevocably authorizes each Appointed Agent, in its respective capacity, to take such action on its behalf under the provisions of this Agreement, each other Loan Document and the Parent Guarantee and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other Loan Document or the Parent Guarantee, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.10(a) and 13.10(b)) are solely for the benefit of the Appointed Agents and the Secured Parties, and the Borrower shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, in any other Loan Document or the Parent Guarantee, each Appointed Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Appointed Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Parent Guarantee or otherwise exist against any Appointed Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement (including any required consent or direction from the Required Lenders), each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement, the other Loan Documents, and the Parent Guarantee including (xxxvi) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (xxxvii) the making of Agent Advances pursuant to Section 2.4(g) and (xxxviii) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2        Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement, any other Loan Document or the Parent Guarantee by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Appointed Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

13.3        Liability of Appointed Agents. None of the Agent-Related Persons shall (xxxix) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document or the Parent Guarantee or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)), (xl) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor or the Parent or any Subsidiary or Affiliate of the Parent, or any officer thereof, contained in this Agreement, in any other Loan Document or the Parent Guarantee, or in any certificate, report, statement or other document referred to or provided for in, or received by any Appointed Agent under or in connection with, this Agreement, any other Loan Document or the Parent Guarantee, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or the Parent Guarantee, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Obligor or Parent or any other party to any Loan Document or the Parent Guarantee to perform its obligations hereunder or thereunder or (xli) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (subject in all respects to Section 14.16), to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or the Parent Guarantee, or to inspect the properties, books or records of any Obligor, the Parent or any of their Subsidiaries or Affiliates.

13.4        Reliance by Appointed Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document or the Parent Guarantee unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any other Loan Document or the Parent Guarantee in accordance with a request or consent of the Required Lenders (or the Supermajority Lenders, all Lenders or all affected Lenders if so required by Section 12.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5        Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

13.6        Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates or the Parent and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors, the Parent and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors, the Parent or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7        Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Losses as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Losses to the extent resulting from such Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that any action taken by any Agent-Related Person at the request of the Required Lenders (or all Lenders or all affected Lenders, as applicable) shall not constitute gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, the Parent Guarantee, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8        Appointed Agents in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors, the Parent and their Subsidiaries and Affiliates as though such Appointed Agent was not an Appointed Agent hereunder and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Obligors, the Parent, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors, the Parent or such Affiliates) and the Lenders hereby acknowledge that each Appointed Agent shall be under no obligation to provide such information to them. With respect to its Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

13.9        Successor Agents. Each Appointed Agent may resign as an Appointed Agent upon at least 30 days’ prior notice to the Lenders and the Borrower. In the event any Appointed Agent sells all of its Loans and/or Commitments as part of a sale, transfer or other disposition by such Appointed Agent of substantially all of its loan portfolio, such Appointed Agent shall resign as an Appointed Agent and such purchaser or transferee shall become the successor Appointed Agent hereunder. In the event that an Appointed Agent becomes a Defaulting Lender, such Appointed Agent may be removed at the reasonable request of the Borrower and the Required Lenders. Subject to the foregoing, if an Appointed Agent resigns or is removed under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing) shall appoint from among the Lenders a successor agent, which successor agent shall be a Lender or a commercial bank, commercial finance company or other asset based lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of any Appointed Agent, such Appointed Agent may appoint (but without the need for the consent of the Borrower) a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Appointed Agent and the term “Appointed Agent” shall mean such successor agent and the retiring Appointed Agent’s appointment, powers and duties as an Appointed Agent shall be terminated. After any retiring Appointed Agent’s resignation hereunder as an Appointed Agent, the provisions of this Article XIII and Section 14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Appointed Agent under this Agreement.

13.10        Collateral Matters.

(a)            The Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Collateral Agent (and if applicable, any subagent appointed by the Collateral Agent under Section 13.2 or otherwise) to release its Liens on the Collateral, and the Collateral Agent’s Liens upon any Collateral shall be automatically released (A) upon Full Payment of the Obligations; (B) upon a disposition of Collateral permitted by Section 8.8 to a Person that is not an Obligor; (C) if any such Collateral constitutes property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (D) if any such Collateral constitutes property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (E) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement (in accordance with the second succeeding sentence and the Guarantee Agreement); (F) as required by the Collateral Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (G) to the extent such Collateral otherwise becomes an Excluded Stock or an Excluded Asset, and (H) if the percentage of Lenders required to consent to the Collateral being released hereunder, so consents to the Collateral being released. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 12.1); provided that, in addition to the foregoing, the Collateral Agent may, in its discretion, release such Collateral Agent’s Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of any Lender, so long as all proceeds received in connection with such release are applied to the Obligations in accordance with Section 4.7 and, after giving effect to the application of such proceeds and the updating of the Borrowing Base, as the case may be, to reflect the deletion of any assets subject to such release, Availability shall be no less than the Availability immediately prior to such release. Upon request by the Collateral Agent or the Borrower at any time, subject to the Borrower having certified to the Collateral Agent that the disposition is made in compliance with Section 8.8 (which the Collateral Agent may rely conclusively on any such certificate, without further inquiry), the Lenders will confirm in writing the Collateral Agent’s authority to release any applicable Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.10. In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize (w) the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.12(c) or (r) (as to Fixed Asset Collateral and, subject to exceeding certain caps in any applicable Intercreditor Agreement, the Current Asset Collateral), (x) the Agent to release automatically any Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement or such Person otherwise becomes an Excluded Subsidiary, in each case, solely to the extent such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is not prohibited by this Agreement, (y) so long as both (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) no Out-of-Formula Condition has occurred and is continuing or would result therefrom, then, to the extent that the Collateral Agent obtains possession of any Collateral by operation of Section 13.12 of this Agreement that constitutes Collateral that Obligors are not required to deliver to Collateral Agent at such time pursuant to the terms hereof, the Security Documents or any other contractual arrangement with any Obligor, following the written request by Borrower, Collateral Agent shall (to the extent not prohibited by applicable Law or legal process) deliver such Collateral in accordance with the terms of the applicable Intercreditor Agreement or, if no applicable Intercreditor Agreement is then in effect, to the applicable Obligor, and (z) if after the date hereof Collateral Agent’s Lien has been expanded to include Fixed Asset Collateral in connection with incurrence of Debt pursuant to Section 8.12(~~q), or (~~r), so long as all of the following conditions are satisfied (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) no Out-of-Formula Condition has occurred and is continuing or would result therefrom, and (3) no Debt has been incurred in reliance on Section 8.12(~~q), or (~~r) that remains outstanding (and no commitments for Debt that, if incurred would be incurred in reliance on Section 8.12(~~q), or (~~r), remain outstanding) and no Liens are outstanding in reliance on clause (r) of the definition of Permitted Liens, or, to the extent on account of Refinancing Debt, or outstanding commitments that, if incurred, would be Refinancing Debt, in each case incurred in reliance, directly or indirectly, on Section 8.12(~~q), or (~~r), clause (p) of the definition of “Permitted Liens”, promptly following the written request of the Borrower, the Collateral Agent shall release Collateral Agent’s Liens on Fixed Assets Collateral (other than, in each case any Inventory or Fracturing Equipment Parts (as defined in the Initial Intercreditor Agreement)) at the expense of the Obligors. Upon request by any Appointed Agent at any time, the Required Lenders will confirm in writing such Appointed Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.10(a).

(b)           Upon receipt by any Appointed Agent of any authorization required pursuant to Section 13.10(a) from the Lenders of such Appointed Agent’s authority to release or subordinate the applicable Collateral Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreement, and upon at least three (3) Business Days’ prior written request by the Borrower, such Appointed Agent shall (and is hereby irrevocably authorized by the Lenders and the other Secured Parties to) execute such documents as may be necessary to evidence the release of such Collateral Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreement; provided, however, that (I) such Appointed Agent shall not be required to execute any such document on terms which, in such Appointed Agent’s opinion, would expose such Appointed Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (J) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c)            The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

(d)           In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Agent to release automatically the Parent from its obligations under the Parent Guarantee upon Full Payment of the Obligations.

13.11        Restrictions on Actions by Lenders; Sharing of Payments.

(a)            Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully and contractually entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by any Appointed Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b)           Except as may be expressly permitted by this Agreement, if at any time or times any Lender shall receive (K) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement, the other Loan Documents or the Parent Guarantee, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or to which such Lender is otherwise entitled to receive directly pursuant to the terms of this Agreement, or (L) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that (A) if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Obligor or Parent, as applicable, pursuant to and in accordance with the express terms of this Agreement, the other Loan Documents and the Parent Guarantee, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in a Letter of Credit or Swingline Loans to any Assignee or Participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

13.12        Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable Law, as applicable may be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

13.13        Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.14        Settlement.

(a)            Each Lender’s funded portion of the applicable Loans is intended by the applicable Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding applicable Loans. Notwithstanding such agreement, the Agent, the Swingline Lender, and the other applicable Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the applicable Loans (including the applicable Swingline Loans and the applicable Agent Advances) shall take place on a periodic basis in accordance with the following provisions:

(i)            The Agent shall request settlement (“Settlement”) with the applicable Lenders at least once every week, or on a more frequent basis at the Agent’s election, (C) on behalf of the Swingline Lender, with respect to each applicable outstanding Swingline Loan, (D) for itself, with respect to each applicable Agent Advance, and (E) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy or other electronic transmission, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of applicable Swingline Loans and the Agent in the case of applicable Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Swingline Loans and the applicable Agent Advances with respect to each Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IX have then been satisfied. Such amounts made available by the applicable Lenders to the Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the Swingline Lenders’ Pro Rata Share thereof, shall cease to constitute Swingline Loans or Agent Advances, but shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate, the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans, (1) on behalf of the Swingline Lender, with respect to each outstanding Swingline Loan, and (2) for itself, with respect to each applicable Agent Advance.

(ii)           Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to an applicable Swingline Loan or applicable Agent Advance), each other applicable Lender (F) shall irrevocably and unconditionally purchase and receive from the Swingline Lender or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (G) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by the Agent, as applicable, shall pay to the Swingline Lender or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loans or Agent Advances. If such amount is not in fact made available to the Agent by any applicable Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans, (A) on behalf of the Swingline Lender, with respect to each outstanding Swingline Loan, and (B) for itself, with respect to each applicable Agent Advance.

(iii)          Notwithstanding any provisions of Section 2.4(f) to the contrary, from and after the date, if any, on which any Lender purchases an undivided interest and participation in any applicable Swingline Loan or applicable Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan or Agent Advance.

(iv)         Between Settlement Dates, the Agent, to the extent no applicable Agent Advances are outstanding, may pay over to the Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the applicable Loans, for application to the Swingline Lender’s Loans including applicable Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Swingline Lender’s Loans (other than to applicable Swingline Loans or applicable Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Swingline Lender shall pay to the Agent for the accounts of the applicable Lenders, to be applied to the applicable outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Loans. During the period between Settlement Dates, the Swingline Lender with respect to applicable Swingline Loans, the Agent with respect to applicable Agent Advances, and each Lender with respect to the applicable Loans other than applicable Swingline Loans and applicable Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Agent and the other Lenders, respectively.

(v)          Unless the Agent has received written notice from the Required Lenders to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IX have been satisfied.

(b)           Lenders’ Failure to Perform. All Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares thereof. It is understood that (M) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (N) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (O) the obligations of each Lender hereunder shall be several, not joint and several.

(c)            Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each such Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrower, on the Business Day following such Funding Date such Lender shall make such amount available to the Agent, together with interest at the Federal Funds Effective Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s applicable Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make an applicable Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing.

13.15        Letters of Credit; Intra-Lender Issues.

(a)           Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date. In addition, upon the reasonable request of a Lender from time to time, the Agent shall provide such Lender with a list of the then-outstanding Letters of Credit.

(b)           Participations in Letters of Credit.

(i)            Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance or acceptance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii)          Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the applicable Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s applicable Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

(iii)         Documentation. Upon the request of any applicable Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such Lender.

(iv)         Obligations Irrevocable. The obligations of each applicable Lender to make payments to the Agent with respect to any applicable Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the applicable Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A)            any lack of validity or enforceability of this Agreement, any of the other Loan Documents or the Parent Guarantee;

(B)            the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the applicable Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any applicable Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

(C)            any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)            the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents or the Parent Guarantee;

(E)             the occurrence of any Default or Event of Default; or

(F)             the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article IX.

(c)            Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit and distributed by the Agent to the applicable Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent or the applicable Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective applicable Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent or the applicable Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the applicable Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such applicable Lender. If and to the extent the Borrower have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d)           Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document or the Parent Guarantee in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision). Without limitation of the foregoing, each Lender agrees to reimburse the applicable Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section 13.15(c) and (d) shall survive payment in full of all other Obligations.

13.16        Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs each Appointed Agent to enter into the other Loan Documents, including any Intercreditor Agreement, for the ratable benefit and obligation of the Appointed Agents and the Lenders. Each Lender agrees that any action taken by any Appointed Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Appointed Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Loans, applicable Agent Advances, applicable Swingline Loans, Secured Hedge Agreements, Secured Cash Management Agreements, and all interest, fees and expenses hereunder constitute one Debt, secured equally by all of the applicable Collateral, subject to the order of distribution set forth in Section 10.3.

13.17        Field Examination; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)            is deemed to have requested that an Appointed Agent furnish such Lender, promptly after it becomes available, a copy of each Field Examination (each, a “Report” and collectively, “Reports”) prepared by or on behalf of any Appointed Agent;

(b)           expressly agrees and acknowledges that each Appointed Agent (P) makes no representation or warranty as to the accuracy of any Report and (Q) shall not be liable for any information contained in any Report;

(c)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Appointed Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors’ books and records, as well as on representations of Obligors’ personnel;

(d)            agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (R) to hold each Appointed Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (S) to pay and protect, and indemnify, defend and hold each Appointed Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by such Appointed Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

13.18        Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Appointed Agents) authorized to act for, any other Lender.

13.19        Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, the Arrangers do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.20        The Register.

(a)            The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (T) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (U) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (V) the amount of any principal or stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the notes payable by the Borrower to such Lender, and (W) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own Loans and Commitments only) at the office of the Agent referred to in Section 14.8 at any reasonable time and from time to time upon reasonable prior written notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent. The Loans and Letters of Credit are registered obligations and the right, title and interest of any Lender and their assignees in and to such Loans and Letters of Credit as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Solely for purposes of this Section 13.20, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). The Obligors and the Agent intend that the Loans and Letters of Credit will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(b)           In the event that any Lender sells participations in any Loan, Commitment or other interest of such Lender hereunder, under any other Loan Document or under the Parent Guarantee, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all Participants in the Loans held by it and the principal amount (and related interest thereon) of the portion of the Loans or Commitments which are the subject of the participation (the “Participant Register”). A Loan or Commitment may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Loans or Commitments may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document or the Parent Guarantee) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 45.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(c)            Each Register shall be maintained by the Agent as a non-fiduciary agent of the Borrower. Each Register shall be conclusive absent manifest error.

13.21        Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guarantee Agreement, the Parent Guarantee or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement, the Parent Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder, under any other Loan Document or under the Parent Guarantee or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents or the Parent Guarantee.  Notwithstanding any other provision of this Article XIII to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

13.22        Withholding Taxes. To the extent required by any applicable Law, the Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (X) any Indemnified Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Obligor to do so), (Y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.20(b) relating to the maintenance of a Participant Register and (Z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document or the Parent Guarantee, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set-off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or the Parent Guarantee against any amount due the Agent under this Section 13.22. The agreements in this Section 13.22 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 13.22, include any Letter of Credit Issuer and any Swingline Lender and (2) this Section 13.22 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 5.1 or any other provision of this Agreement.

13.23        Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (B) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (C) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (D) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (E) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i)            none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document, the Parent Guarantee or any documents related to hereto or thereto),

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)         the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)          no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)            The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (AA) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (BB) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (CC) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents, the Parent Guarantee or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.24        Erroneous Payments.

(a)            Each Lender (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Payment Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.

(b)            Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c)            Any Payment required to be returned by a Payment Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d)           The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e)            Each party’s obligations, agreements and waivers under this Section 13.24 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document and/or the Parent Guarantee.

13.25        Intercreditor Agreements. The Agent and the Collateral Agent are hereby authorized to enter into the Initial Intercreditor Agreement and any other Intercreditor Agreement and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (any such agreement, an “Intercreditor Arrangement”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each Intercreditor Arrangement is binding upon them. Each Lender (xlii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Arrangement at any time existing and (xliii) hereby authorizes and instructs each of the Agent and the Collateral Agent to enter into Intercreditor Arrangements approved by the Agent and Required Lenders and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof, each Lender hereby authorizes each of the Agent and the Collateral Agent to enter into (A) any amendments to the Intercreditor Arrangements and (B) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent approved in writing by the Required Lenders and required to give effect to the establishment of intercreditor rights and privileges as contemplated and/or required by this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Agent, the Collateral Agent or any of their respective Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 13.25 of this Agreement shall apply with equal effect to any Intercreditor Arrangement.

13.26        Posting of Communications.

(a)            The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications (as defined below) available to the Lenders and the Letter of Credit Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Letter of Credit Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Letter of Credit Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, THE COLLATERAL AGENT, ANY ARRANGER, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ANY LETTER OF CREDIT ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor or Parent (as applicable) pursuant to any Loan Document, the Parent Guarantee or the transactions contemplated therein which is distributed by the Agent, any Lender or Letter of Credit Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)           Each Lender and Letter of Credit Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents and the Parent Guarantee. Each Lender and Letter of Credit Issuer agrees (C) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Letter of Credit Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (D) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders, Letter of Credit Issuers and the Borrower agrees that the Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Agent, any Lender or Letter of Credit Issuer to give any notice or other communication pursuant to any Loan Document or the Parent Guarantee in any other manner specified in such Loan Document or the Parent Guarantee.

Article XIV

MISCELLANEOUS

14.1        No Waivers; Cumulative Remedies. No failure by any Appointed Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other Loan Documents or the Parent Guarantee, or delay by any Appointed Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Appointed Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Appointed Agent or the Lenders on any occasion shall affect or diminish any Appointed Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors or Parent (as applicable) of any provision of this Agreement, the other Loan Documents or the Parent Guarantee. Each Appointed Agent’s and each Lender’s rights under this Agreement, the other Loan Documents or the Parent Guarantee will be cumulative and not exclusive of any other right or remedy which the Appointed Agent or any Lender may have.

14.2        Severability. The illegality or unenforceability of any provision of this Agreement, any Loan Document or the Parent Guarantee or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3        Governing Law; Choice of Forum; Service of Process.

(a)            THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE PARENT GUARANTEE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY LOAN DOCUMENT OR THE PARENT GUARANTEE. NOTWITHSTANDING THE FOREGOING: (E) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (F) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)            EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS POSTAGE PREPAID.

14.4        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE PARENT GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE PARENT GUARANTEE OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE PARENT GUARANTEE.

14.5        Survival of Representations and Warranties. All of the Borrower’s, the other Obligors’ and the Parent’s representations and warranties contained in this Agreement, the other Loan Documents and the Parent Guarantee shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6        Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (xliv) take from any Person (to the extent permitted by such Person) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (xlv) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7        Fees and Expenses. Except for the costs and expenses relating to Field Examinations and Appraisals, which shall be covered by Section 8.4, the Borrower agrees (xlvi) to pay or reimburse the Agent, the Collateral Agent and the Arrangers (without duplication) for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Facility and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement, the other Loan Documents and the Parent Guarantee, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs and (xlvii) to pay or reimburse the Agent, the Collateral Agent and the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement, the other Loan Documents and the Parent Guarantee (such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable and documented or invoiced search, filing, recording and title insurance charges and fees related thereto, all reasonable and documented or invoiced costs and expenses in connection with the opening and maintenance of the Concentration Account. The agreements in this Section 14.7 shall survive the Termination Date and repayment of all other Obligations. All amounts due under this Section 14.7 shall be paid within twenty (20) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

14.8        Notices. Except as otherwise provided herein, including Section 13.26, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (xlviii) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (xlix) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (l) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent:                     JPMORGAN CHASE BANK, N.A.
~~10 S Dearborn~~1900 Akard St~~.~~, Floor 4
~~Chicago, IL 60603~~Dallas, Texas 75201
Attention: ~~Dillon Klahn~~David Lopez
Email: ~~dillon.klahn~~david.lopez@jpmorgan.com

Secondary Contact:
Attention: Dalton Harris
Email: dalton.harris@jpmorgan.com

With a copy

(which shall not constitute notice) to:	~~Vinson & elkins l.l.p.~~Paul Hastings LLP
2001 Ross Avenue, Suite ~~3900~~2700
Dallas, Texas 75201
Attention: Erec Winandy
Email: ~~ewinandy@velaw~~erecwinandy@paulhastings.com
Facsimile No.: (~~214~~972) ~~999-7756~~936-7452

If to the Borrower:	PROFRAC HOLDINGS II, LLC 333 Shops Boulevard, Suite 301 Willow Park, Texas 76087 Attention: Matt Wilks Email: matt.wilks@profrac.com Facsimile No.: (254) 442-8042

With a copy

(which shall not constitute notice) to:	Brown Rudnick LLP One Financial Center Boston, Massachusetts 02111 Attention: Andreas P. Andromalos, Esq. Email: aandromalos@brownrudnick.com Facsimile No.: (617) 289-0495

If to a Lender or

Letter of Credit Issuer:	To the address of such Lender or Letter of Credit Issuer set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9        Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof to the extent permitted hereunder.

14.10        Indemnity of the Agent, the Collateral Agent and the Lenders.

(a)            Subject to the provisions of Sections 14.10(b) and (c), the Borrower agrees to defend, indemnify and hold all Agent-Related Persons, each Arranger, and each Lender (without duplication) and each of their respective Affiliates, officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the foregoing (each, an “Indemnified Person”) harmless from and against any and all losses, claims, costs, damages and liabilities (collectively, “Losses”) of any kind or nature that arises out of or relates to (A) the Transactions, including the financing contemplated hereby and the use of proceeds hereof; (B) breach or non-compliance with the covenants in Article VIII of this Agreement; (C) any actual or alleged Release or threat of Release of any Contaminant at any facility or location currently or formerly owned, used or operated by Holdings or the Borrower; or (D) any liability under Environmental Laws relating in any way to Holdings or the Borrower (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates (other than an Affiliated Insurance Entity) or creditors or any other third Person).

(b)           Under this Section 14.10, Indemnified Persons shall be entitled to the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the Losses foregoing (such expenses, in the case of legal expenses, to be limited to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by such other firm of counsel for such affected Indemnified Person)) of any such Indemnified Person.

(c)            No Indemnified Person will be indemnified for any Loss or related expense under this Section 14.10 to the extent it has resulted from (E) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (F) a material breach of the obligations under this Agreement, the other Loan Documents or Parent Guarantee of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (G) any claim, litigation, investigation or other proceeding that does not arise from any act or omission by the Borrower or any of its Affiliates (other than an Affiliated Insurance Entity) and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Agent, the Collateral Agent and the Arrangers to the extent fulfilling their respective roles as an agent or arranger under this Agreement, the other Loan Documents and the Parent Guarantee and in their capacities as such, shall remain indemnified in respect of such proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time.

(d)            The agreements in this Section 14.10 shall survive payment of all other Obligations. For the avoidance of doubt, this Section 14.10 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses or damages, with respect to a non-Tax claim.

14.11        Limitation of Liability. Notwithstanding any other provision of this Agreement to the contrary, (H) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (I) none of the Borrower, the other Obligors, the Parent or any of their respective Subsidiaries or Affiliates, or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the other Loan Documents, the Parent Guarantee, the Transactions (including the use of proceeds hereof), or with respect to any activities related to this Agreement, the other Loan Documents and the Parent Guarantee, including the preparation of this Agreement, the other Loan Documents and the Parent Guarantee; provided that nothing in this Section 14.11 shall limit the Borrower’s indemnity and reimbursement obligations set forth in Section 14.10 to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in Section 14.10.

14.12        Final Agreement. This Agreement, the other Loan Documents and the Parent Guarantee are intended by the parties hereto to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof and thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof, except for the fee provisions in the Fee Letters (other than to the extent set forth in Section 3.4).

14.13        Counterparts; Electronic Signatures. This Agreement, the other Loan Documents and the Parent Guarantee may be executed in any number of counterparts, and by the Agent, the Collateral Agent, the Letter of Credit Issuers, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement, the other Loan Documents and the Parent Guarantee by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar format by electronic mail) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

14.14        Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15        Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default is then continuing or the Loans have been accelerated prior to the Stated Termination Date, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor (or Parent) against any and all Obligations then due and owing by an Obligor or Parent (as applicable) under this Agreement, any other Loan Document or the Parent Guarantee to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement, any Loan Document or the Parent Guarantee. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE WITH RESPECT TO THE LOANS AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16        Confidentiality. Each Lender, each Letter of Credit Issuer and the Agent severally agrees to treat confidentially and not publish, disclose or otherwise divulge any non-public information provided to any of them or any of their Affiliates by or on behalf of Parent, Holdings, the Borrower or any of their respective Subsidiaries or in connection with this Agreement, the other Loan Documents, the Parent Guarantee or the Transactions; provided that nothing herein shall prevent such Person from disclosing any such information (li) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable Law, rule or regulation, or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (lii) upon the request or demand of any regulatory authority having jurisdiction or purporting to have jurisdiction over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (liii) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto (including any of the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to Holdings or any of its Subsidiaries or Affiliates, (liv) to the extent that such information is or was received by such Person from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to Holdings, any of its Subsidiaries or Affiliates, (lv) to the extent that such information is independently developed by such Person or its Affiliates without the use of any confidential information and without violating the terms of this Agreement, (lvi) to such Person’s Affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice (with such Person, to the extent within its control, responsible for such person’s compliance with this Section 14.16), (lvii) for purposes of establishing a “due diligence” defense, (lviii) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that, for purposes of this clause (h), (A) the disclosure of any such information to any Lenders, hedge providers, Participants or Assignees, or prospective Lenders, hedge providers, Participants or Assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, Participant or Assignee, or prospective Lender, hedge provider, Participant or Assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and such Person) in accordance with the standard syndication processes of the Agent or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (B) no such disclosure shall be made by such Person to any person that is at such time a Disqualified Lender, (lix) to any other party hereto, (lx) any rating agency to the extent that Borrower is given ten (10) days’ prior written notice prior to any such communication and/or disclosure and/or (lxi) with the consent of the Borrower. Notwithstanding anything herein or in any other Loan Document or the Parent Guarantee to the contrary, the Agent shall not (x) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to any Disqualified Lender and (y) have any liability with respect to any disclosure of confidential information to any Disqualified Lenders, except in each case of foregoing clauses (x) and (y), to the extent any such liability results directly from the Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). To extent permitted in accordance with applicable Law, the Agent and the Lenders may disclose information concerning the terms and conditions of this Agreement, the other Loan Documents and the Parent Guarantee to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Obligors and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent or any Lender.

Each of the Agent, the Lenders and the Letter of Credit Issuer acknowledges that (a) the information provided by or behalf of Obligors or Parent may include material non-public information concerning the Obligors and/or Parent Entity and its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing in this Section 14.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 14.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

14.17        Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document or the Parent Guarantee by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document or the Parent Guarantee (other than any Intercreditor Agreement), the provision contained in this Agreement shall govern and control.

14.18        No Fiduciary Relationship. Each Obligor acknowledges and agrees that, (B) in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Appointed Agents, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship, (C) the Applicable Entities may be engaged in a broad range of transactions that involve interests that differ from those of such Obligor, and no Applicable Entity has any obligation to disclose any of such interests to such Obligor and (D) such Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Obligor further acknowledges and agrees that such Obligor is responsible for making its own independent judgment with respect to the transactions contemplated by this Agreement and the process leading thereto, and agrees that it will not claim that the Applicable Entities have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Obligor or its affiliates, in connection with such transactions or the process leading thereto.

14.19        Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.20        USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

14.21        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a)            Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)            the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)           the effects of any Bail-In Action on any such liability, including, if applicable:

(A)            a reduction in full or in part or cancellation of any such liability;

(B)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

14.22        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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